                                THE PILLAR FUNDS

                               INVESTMENT ADVISOR:

                         FLEET INVESTMENT ADVISORS INC.,
                A SUBSIDIARY OF FLEETBOSTON FINANCIAL CORPORATION

This Statement of Additional Information is not a prospectus. It is intended to provide additional information regarding the activities and operations of The Pillar Funds (the "Trust") and should be read in conjunction with the Trust's Prospectuses for the following: U.S. Treasury Securities Plus Money Market, U.S. Treasury Securities Money Market, Tax-Exempt Money Market, Institutional Select Money Market, Prime Obligation Money Market, Intermediate-Term Government Securities, Fixed Income, Pennsylvania Municipal Securities, New Jersey Municipal Securities, High Yield Bond, Balanced, Equity Income, Equity Index, Equity Value, Equity Growth, Mid Cap, and International Equity Funds dated April 30, 2001, as may be amended or supplemented from time to time. Capitalized terms used in this Statement of Additional Information have the same meaning as defined in the prospectus. Prospectuses may be obtained through the Distributor, SEI Investments Distribution Co., Oaks, PA 19456, or by calling 1-800-932-7782.

                                TABLE OF CONTENTS

THE TRUST.............................................................S-3
ADDITIONAL INFORMATION ABOUT THE FUNDS'
 INVESTMENT OBJECTIVES AND POLICIES...................................S-4
THE EURO............................................................ S-13
DESCRIPTION OF PERMITTED INVESTMENTS.................................S-14
INVESTMENT LIMITATIONS...............................................S-29
            INVESTMENT LIMITATIONS OF THE TRUST......................S-29
            INVESTMENTS LIMITATIONS OF THE SIMT FUND.................S-32
            INVESTMENT LIMITATIONS OF THE SIF FUND...................S-34
MANAGEMENT OF THE TRUST..............................................S-36
            TRUSTEES AND OFFICERS OF THE TRUST.......................S-36
            TRUSTEES AND OFFICERS OF SIMT AND SIF....................S-37
THE ADVISOR..........................................................S-40
THE SUB-ADVISOR......................................................S-41
SIMT FUND............................................................S-42
SIF FUND............................................................ S-43
THE ADMINISTRATOR....................................................S-44
THE TRANSFER AGENT AND SHAREHOLDER SERVICING AGENT...................S-46
 THE SIMT FUND AND SIF FUND'S ADMINISTRATOR AND TRANSFER AGENT.......S-46
CUSTODIANS...........................................................S-46
CODE OF ETHICS.......................................................S-46
FUND TRANSACTIONS....................................................S-47
            TRADING PRACTICES AND BROKERAGE..........................S-47
            THE TRUST................................................S-47
            SEI INSTITUTIONAL MANAGED TRUST..........................S-50
            SEI INDEX FUNDS..........................................S-51
THE DISTRIBUTOR AND THE DISTRIBUTION PLANS OF THE TRUST..............S-52
DISTRIBUTION OF THE SIMT FUND AND SIF FUND...........................S-56
            SIMT FUND................................................S-56
            SIF FUND.................................................S-56
PERFORMANCE..........................................................S-57
            COMPUTATION OF YIELD.....................................S-57
            CALCULATION OF TOTAL RETURN..............................S-58
PURCHASE AND REDEMPTION OF SHARES....................................S-60
SHAREHOLDER SERVICES.................................................S-61
DETERMINATION OF NET ASSET VALUE.....................................S-61

             THE TRUST...............................................S-61
             SIMT AND SIF............................................S-62
GENERAL INFORMATION AND HISTORY......................................S-62
DESCRIPTION OF SHARES................................................S-64
SHAREHOLDER LIABILITY................................................S-71
LIMITATION OF TRUSTEES' LIABILITY....................................S-71
TAXES................................................................S-71
             FEDERAL INCOME TAX......................................S-72
             STATE TAXES.............................................S-74
LEGAL MATTERS........................................................S-74
EXPERTS..............................................................S-74
FINANCIAL STATEMENTS.................................................S-75
APPENDIX............................................................. A-1

April 30, 2001
PIL-F-027-06


The Pillar Funds, Pillar, the stylized "P" logo, pillarfunds.com and Your Investment Foundation are registered service marks of Fleet National Bank. Reach Higher, Summit, Summit Bank, Summit Financial Services Group and Summit Bancorp are registered service marks of FleetBoston Financial Corporation.

Neither the Equity Index Fund nor the SEI Index Funds ("SIF") S&P 500 Index Portfolio is sponsored, endorsed, sold or promoted by Standard & Poor's Ratings Group ("S&P"). S&P makes no representation or warranty, implied or expressed, to the purchasers of the Fund, Portfolio or any member of the public regarding the advisability of investing in index funds or the Fund or Portfolio or the ability of the S&P 500 Index to track general stock market performance. S&P has no obligation to take the needs of the owners of the Fund or Portfolio into consideration in determining, composing or calculating the S&P 500 Index. S&P is not responsible for and has not participated in the determination of, the timing of, pricing at, or quantities of the Fund or Portfolio to be issued or in the determination or calculation of the equation by which the Fund or Portfolio is to be converted into cash. S&P has no obligation or liability in connection with the administration, marketing or trading of the Fund or Portfolio.

S&P DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE INDEX OR ANY DATA INCLUDED THEREIN. S&P MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY THE FUND, PORTFOLIO, OWNERS OF THE FUND, OWNERS OF THE PORTFOLIO, OR ANY DATA INCLUDED THEREIN. S&P MAKES NO EXPRESSED OR IMPLIED WARRANTIES, AND HEREBY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE INDEX OR ANY DATA INCLUDED THEREIN.

                                    THE TRUST

The Trust is an open-end management investment company established under Massachusetts law as a Massachusetts business trust under a Declaration of Trust dated September 9, 1991. The Declaration of Trust permits the Trust to offer separate series of units of beneficial interest ("shares") and different classes of shares of each series. This Statement of Additional Information relates to the shares of the Trust's:

------------------------------------------------------------------------- -----------------------------------------------------
                                  FUND                                                         CLASS(ES)
------------------------------------------------------------------------- -----------------------------------------------------
------------------------------------------------------------------------- -----------------------------------------------------

U.S. Treasury Securities Plus Money Market Fund                                              Not Applicable
------------------------------------------------------------------------- -----------------------------------------------------
------------------------------------------------------------------------- -----------------------------------------------------
U.S. Treasury Securities Money Market Fund                                                        I/A
------------------------------------------------------------------------- -----------------------------------------------------
------------------------------------------------------------------------- -----------------------------------------------------
Institutional Select Money Market Fund                                                       Not Applicable
------------------------------------------------------------------------- -----------------------------------------------------
------------------------------------------------------------------------- -----------------------------------------------------
Prime Obligation Money Market Fund                                                              I/A/B/S
------------------------------------------------------------------------- -----------------------------------------------------
------------------------------------------------------------------------- -----------------------------------------------------
Tax-Exempt Money Market Fund                                                                      I/A
------------------------------------------------------------------------- -----------------------------------------------------
------------------------------------------------------------------------- -----------------------------------------------------
Intermediate-Term Government Securities Fund                                                      I/A
------------------------------------------------------------------------- -----------------------------------------------------
------------------------------------------------------------------------- -----------------------------------------------------
Pennsylvania Municipal Securities Fund                                                            I/A
------------------------------------------------------------------------- -----------------------------------------------------
------------------------------------------------------------------------- -----------------------------------------------------
New Jersey Municipal Securities Fund                                                              I/A
------------------------------------------------------------------------- -----------------------------------------------------
------------------------------------------------------------------------- -----------------------------------------------------
Fixed Income Fund                                                                                I/A/B
------------------------------------------------------------------------- -----------------------------------------------------
------------------------------------------------------------------------- -----------------------------------------------------
High Yield Bond Fund                                                                             I/A/B
------------------------------------------------------------------------- -----------------------------------------------------
------------------------------------------------------------------------- -----------------------------------------------------
Balanced Fund                                                                                    I/A/B
------------------------------------------------------------------------- -----------------------------------------------------
------------------------------------------------------------------------- -----------------------------------------------------
Equity Income Fund                                                                               I/A/B
------------------------------------------------------------------------- -----------------------------------------------------
------------------------------------------------------------------------- -----------------------------------------------------
Equity Index Fund                                                                                I/A/B
------------------------------------------------------------------------- -----------------------------------------------------
------------------------------------------------------------------------- -----------------------------------------------------
Equity Value Fund                                                                                I/A/B
------------------------------------------------------------------------- -----------------------------------------------------
------------------------------------------------------------------------- -----------------------------------------------------
Equity Growth Fund                                                                               I/A/B
------------------------------------------------------------------------- -----------------------------------------------------
------------------------------------------------------------------------- -----------------------------------------------------
Mid Cap Fund                                                                                       I
------------------------------------------------------------------------- -----------------------------------------------------
------------------------------------------------------------------------- -----------------------------------------------------
International Equity Fund                                                                        I/A/B
------------------------------------------------------------------------- -----------------------------------------------------

Shareholders may purchase shares of the Funds through the different classes as indicated above. The different classes provide for variations in distribution and transfer agent costs, voting rights and dividends. In addition, a sales load is imposed on the sale and/or redemption of Class A and Class B Shares of certain Funds. See "Description of Shares."

Under the "master-feeder" structure, the High Yield Bond Fund will invest up to 100% of its assets in the SEI Institutional Managed Trust High Yield Bond Fund (the "SIMT Fund"). The Equity Index Fund will invest up to 100% of its assets in the SEI Index Funds S&P 500 Index Portfolio (the "SIF Fund").

The investment policies of the High Yield Bond Fund and the Equity Index Fund will be substantially similar to those of the SIMT Fund and the SIF Fund, respectively, should the Funds withdraw from the master-feeder structure and the Advisor manage their assets directly.

Unless otherwise indicated, policies with respect to "a Fund," "all Funds" or "Fixed Income Funds" includes the SIMT Fund, and policies with respect to "a Fund," "all Funds" or "Equity Funds" includes the SIF Fund. Unless otherwise indicated, the term "Advisor", as used in this Statement of Additional Information, includes the Advisor, the Sub-Advisor and any Advisor, Sub-Advisor or Money Manager of either the SIMT Fund or the SIF Fund.

   ADDITIONAL INFORMATION ABOUT THE FUNDS' INVESTMENT OBJECTIVES AND POLICIES

THE MONEY MARKET FUNDS

U.S. TREASURY SECURITIES PLUS MONEY MARKET FUND
U.S. TREASURY SECURITIES MONEY MARKET FUND
TAX-EXEMPT MONEY MARKET FUND
INSTITUTIONAL SELECT MONEY MARKET FUND
PRIME OBLIGATION MONEY MARKET FUND

The investment objective of each Money Market Fund is to preserve principal value and maintain a high degree of liquidity while providing current income. In addition, the Tax-Exempt Money Market Fund seeks to provide current income that is exempt from federal income tax.

Each money market fund intends to comply with regulations of the Securities and Exchange Commission ("SEC") applicable to money market funds using the amortized cost method for calculating net asset value. These regulations impose certain quality, maturity and diversification restraints on investments by a Money Market Fund. Under these regulations, each Money Market Fund will invest only in U.S. dollar-denominated securities, will maintain an average portfolio maturity on a dollar-weighted basis of 90 days or less, and will acquire only "eligible securities" that present minimal credit risks and have a maturity of 397 days or less. In addition, under these regulations, each Money Market Fund may only acquire obligations that present minimal credit risks and that are "eligible securities," which means they are (i) rated, at the time of investment, by at least two NRSROs (one if it is the only organization rating such obligation) in the highest short-term rating category or, if unrated, determined to be of comparable quality (a "first tier security"), or (ii) rated according to the foregoing criteria in the second highest short-term rating category or, if unrated, determined to be of comparable quality ("second tier security"). Investments in second tier securities (second tier conduit securities for the Tax-Exempt Money Market Fund) are subject to the further constraint that (i) no more than 5% of a Fund's assets may be invested in such securities in the aggregate, and (ii) any investments in such securities of one issuer is limited to the greater of 1% of a Fund's total assets or $1 million. A taxable money market fund may hold more than 5% of its assets in the first tier securities of a single issuer for three business days. A security is not considered to be unrated if its issuer has outstanding obligations of comparable priority and security that have a short-term rating. The Advisor will determine that an obligation presents minimal credit risks or that unrated instruments are of comparable quality in accordance with guidelines established by the Trustees. The securities that money market funds may acquire may be supported by credit enhancements, such as demand features or guarantees. SEC regulations limit the percentage of securities that a money market fund may hold for which a single issuer provides credit enhancements.

U.S. TREASURY SECURITIES PLUS MONEY MARKET FUND
U.S. TREASURY SECURITIES MONEY MARKET FUND
Each Fund invests in (i) bills, notes and bonds issued by the U.S. Treasury;
(ii) separately traded interest and principal component parts of such obligations that are transferable through the federal book entry system (together, "U.S. Treasury Obligations"); and (iii) repurchase agreements involving U.S. Treasury Obligations. Each Fund may also engage in securities lending.

TAX-EXEMPT MONEY MARKET FUND
The Fund will invest at least 80% of its total assets in obligations issued by or on behalf of the states, territories and possessions of the United States and the District of Columbia and their political subdivisions, agencies and instrumentalities, the interest of which, in the opinion of bond counsel for the issuer, is exempt from federal income tax (collectively, "Municipal Securities"). The Fund will primarily purchase municipal bonds, notes and tax-exempt commercial paper rated in one of the two highest short-term rating categories by a nationally recognized statistical rating organization (an "NRSRO") in accordance with SEC regulations at the time of investment or, if not rated, as determined by the Advisor to be of comparable quality. Because the Fund often purchases securities supported by credit enhancements from banks and other financial institutions, changes in credit quality of these institutions could cause losses to the Fund and affect its share price.

The Fund may purchase municipal obligations with demand features including floating or variable rate obligations. In addition, the Fund may invest in commitments to purchase securities on a "when-issued" basis, and reserves the right to purchase securities subject to a standby commitment. The Advisor has discretion to invest up to a total of 20% of the Fund's assets in taxable money market instruments (including repurchase agreements) and securities subject to the federal alternative minimum tax. However, the Fund generally intends to be fully invested in securities exempt from federal income tax. The Fund may also engage in securities lending.

INSTITUTIONAL SELECT MONEY MARKET FUND
PRIME OBLIGATION MONEY MARKET FUND
Each Fund will invest in "eligible securities" consisting of (i) commercial paper and short-term corporate obligations of U.S. issuers that satisfy the Fund's quality criteria; (ii) obligations (certificates of deposit, time deposits and bankers' acceptances) of U.S. commercial banks, U.S. savings and loan institutions and U.S. and London branches of foreign banks, provided such institutions have total assets of $500 million or more shown on their last published financial statements at the time of investment and are insured by the FDIC (each Fund may not invest more than 25% of its total assets in obligations issued by foreign branches of U.S. banks and London branches of foreign banks);
(iii) U.S. Treasury Obligations; (iv) obligations issued or guaranteed as to principal and interest by the agencies or instrumentalities of the U.S. Government ("U.S. Government Agencies"); and (v) repurchase agreements involving any such obligations. In addition, each Fund may also engage in securities lending.

THE FIXED INCOME FUNDS

INTERMEDIATE-TERM GOVERNMENT SECURITIES FUND
The Fund seeks to preserve principal value and maintain a high degree of liquidity while providing current income.

The Fund expects to be fully invested in U.S. Treasury Obligations and U.S. Government Agencies and in no event will it invest less than 65% of its total assets in these securities.

The Fund will maintain a dollar-weighted average maturity of three to ten years. Under normal circumstances, the Advisor anticipates that the Fund's dollar-weighted average maturity will be approximately three years; however, the Advisor may vary this average maturity substantially in anticipation of a change in the interest rate environment.

FIXED INCOME FUND
The Fund seeks to provide a high level of total return, primarily through current income and capital appreciation, consistent with preservation of capital. The Fund may not invest in certain securities that may earn a higher return but which are more volatile and riskier than the Fund's permitted investments.

At least 65% of the Fund's assets will be invested in (i) U.S. Treasury Obligations; (ii) U.S. Government Agencies; (iii) corporate debt obligations rated in one of the three highest rating categories by an NRSRO or determined by the Advisor to be of comparable quality at the time of investment; (iv) commercial paper rated in the highest short-term rating category by an NRSRO or determined by the Advisor to by of comparable quality at the time of investment;
(v) short-term bank obligations (certificates of deposit, time deposits and bankers' acceptances) of U.S. commercial banks with assets of at least $1 billion as of the end of their most recent fiscal year; (vi) securities of the government of Canada and its provincial and local governments; (vii) custodial receipts evidencing separately traded interest and principal component parts of U.S. Treasury Obligations; (viii) obligations subject to federal income tax issued by or on behalf of states, territories and possessions of the United States and the District of Columbia and their political subdivisions, agencies and instrumentalities ("Taxable Municipal Securities"), which are rated A or higher by an NRSRO or determined by the Advisor to be of comparable quality; and
(ix) repurchase agreements involving such securities. Of this amount, the Fund may, for temporary defensive purposes, invest up to 35% of its assets in commercial paper rated in one of the two highest short-term rating categories by an NRSRO or determined by the Advisor to be of comparable quality at the time of investment. Securities rated A are considered to be investment grade, but could be more vulnerable to adverse developments than obligations with higher ratings. In addition, the Fund may invest in corporate bonds and debentures and commercial paper issued by foreign issuers.

The remaining 35% of the Fund's assets may be invested in (i) mortgage-backed securities consisting of collateralized mortgage obligations ("CMOs") and real estate mortgage investment conduits ("REMICs") that are rated in one of the top two rating categories by an NRSRO and which are backed solely by Government National Mortgage Association ("GNMA") certificates or other mortgage pass-throughs issued or guaranteed by the U.S. Government, its agencies or instrumentalities; and (ii) asset-backed securities secured by company receivables, truck and auto loans, leases and credit card receivables rated in one of the top two rating categories by an NRSRO.

The principal governmental issuers or guarantors of mortgage-backed securities are GNMA, Fannie Mae and the Federal Home Loan Mortgage Corporation ("FHLMC"). Obligations of GNMA are backed by the full faith and credit of the U.S. Government while obligations of FNMA and FHLMC are supported by the respective agency only. The Fund may purchase mortgage-backed securities that are backed or collateralized by fixed, adjustable or floating rate mortgages.

The Fund expects to maintain a dollar-weighted average portfolio maturity that will not exceed fifteen years. The Advisor may vary this maturity substantially in anticipation of a change in the interest rate environment.

PENNSYLVANIA MUNICIPAL SECURITIES FUND
The Fund seeks to provide current income exempt from both federal and Pennsylvania income taxes, consistent with preservation of capital.

At least 80% of the Fund's assets will be invested in Municipal Securities. Under normal circumstances, except when acceptable securities are unavailable as determined by the Advisor, at least 65% of the Fund's assets will be invested in Municipal Securities, the interest of which, in the opinion of bond counsel for the issuer, is exempt from Pennsylvania income tax ("Pennsylvania Municipal Securities"). The Fund may invest up to 10% of its assets in securities the income tax from which is subject to the federal alternative minimum tax. Although permitted to do so, the Fund has no present intention to invest in repurchase agreements or purchase securities subject to the federal alternative minimum tax.

Municipal Securities that the Fund may purchase include (i) municipal bonds which are rated BBB or better by S&P or Baa or better by Moody's Investor Service, Inc. ("Moody's") at the time of investment or, if not rated, determined by the Advisor to be of comparable quality; (ii) municipal notes which are rated at least SP-1 by S&P or MIG-1 or V-MIG-1 by Moody's at the time of investment or, if not rated, determined by the Advisor to be of comparable quality; and
(iii) tax-exempt commercial paper rated at least A-1 by S&P or Prime-1 by Moody's at the time of investment or, if not rated, determined by the Advisor to be of comparable quality. Bonds rated BBB by S&P or Baa by Moody's have speculative characteristics.

The Fund may invest in commitments to purchase such securities on a "when-issued" basis, and reserves the right to engage in "put" transactions. The Fund may also purchase other types of tax-exempt instruments as long as they are of a quality equivalent to the long-term bond or commercial paper ratings stated above.

The Fund expects to maintain a dollar-weighted average portfolio maturity of less than fifteen years. The Advisor may vary this maturity substantially in anticipation of a change in the interest rate environment.

The Fund is a non-diversified investment company.

NEW JERSEY MUNICIPAL SECURITIES FUND
The Fund seeks to provide current income exempt from both federal and New Jersey income taxes, consistent with preservation of capital.

The Fund will invest at least 80% of its net assets in Municipal Securities. Under normal circumstances, except when acceptable securities are unavailable as determined by the Advisor, at least 65% of the Fund's assets will be invested in Municipal Securities, the interest of which, in the opinion of bond counsel for the issuer, is exempt from the New Jersey gross income tax ("New Jersey Municipal Securities"). The Fund will primarily purchase (i) municipal bonds rated in one of the three highest rating categories by an NRSRO; (ii) municipal notes rated in one of the two highest rating categories by an NRSRO; (iii) commercial paper rated in one of the two highest short-term rating categories by an NRSRO; (iv) any of the foregoing determined by the Advisor to be of comparable quality at the time of investment; or (v) securities of closed-end investment companies traded on a national securities exchange. Securities rated A are considered to be investment grade but could be more vulnerable to adverse developments than obligations with higher ratings.

The Fund expects to maintain a dollar-weighted average portfolio maturity of less than fifteen years. The Advisor may vary this maturity substantially in anticipation of a change in the interest rate environment.

The Fund reserves the right to engage in "put" transactions, although it has no present intention to do so. In addition, the Advisor has discretion to invest up to a total of 20% of the Fund's assets in taxable money market instruments (including repurchase agreements) and securities subject to the federal alternative minimum tax. However, the Fund generally intends to be as fully invested as possible in securities exempt from federal income tax and not subject to the federal alternative minimum tax.

The Fund is a non-diversified investment company.

HIGH YIELD BOND FUND
The Fund seeks to maximize total return. It currently pursues this objective by investing up to 100% of its assets in the SIMT Fund, which as an identical investment objective.

Under normal market conditions, the SIMT Fund will invest at least 65% of its total assets in fixed income securities that are rated below investment grade, i.e., rated below the top four rating categories by an NRSRO at the time of purchase or, if not rated, determined to be of comparable quality by the money manager or managers chosen by SIMC (the "Money Managers"). Securities rated in the lowest rating categories may have predominantly speculative characteristics or may be in default. The achievement of the SIMT Fund's investment objective may be more dependent on a Money Manager's own credit analysis than would be the case if the SIMT Fund invested in higher rated securities. There is no bottom limit on the ratings of high yield securities that may be purchased or held by the SIMT Fund.

The SIMT Fund may invest in all types of fixed income securities issued by domestic or foreign issuers, including (i) mortgage-backed securities, (ii) asset-backed securities, (iii) zero coupon, pay-in-kind or deferred payment securities, and (iv) variable and floating rate instruments.

Any assets of the SIMT Fund not invested in the fixed income securities described above may be invested in (i) convertible securities; (ii) preferred stocks; (iii) equity securities; (iv) investment grade fixed income securities;
(v) money market securities; (vi) securities issued on a when-issued or delayed-delivery basis, including TBA mortgage-backed securities; (vii) forward foreign currency contracts; and (viii) Yankee obligations. In addition, the SIMT Fund may purchase or write options, futures and options on futures.

The Money Managers may vary the average maturity of the securities in the SIMT Fund without limit, and there is no restriction on the maturity of any individual security.

GENERAL INVESTMENT POLICIES - FIXED INCOME FUNDS
Both the Fixed Income and Intermediate-Term Government Securities Funds may purchase mortgage-backed securities issued or guaranteed as to payment of principal and interest by the U.S. Government, its agencies or instrumentalities. These Funds may also invest in mortgage-backed securities issued by private issuers rated in one of the two highest rating categories by an NRSRO and backed by mortgage pass-throughs issued or guaranteed by the U.S. Government, its agencies or instrumentalities.

Each of the Fixed Income Funds may invest in floating or variable rate obligations and may purchase securities on a when-issued basis. In addition, each Fund reserves the right to engage in securities lending but has no present intention to do so.

If, after purchase, the rating of a security held by a Fixed Income Fund drops below the prescribed investment quality, such security shall be sold at a time when, in the judgment of the Advisor, it is not in the Fund's interest to continue to hold such security.

RISK FACTORS - FIXED INCOME FUNDS
The market value of each Fixed Income Fund's fixed income investments will fluctuate in response to interest rate changes and other factors. During periods of falling interest rates, the values of outstanding fixed income securities generally rise. Conversely, during periods of rising interest rates, the values of such securities generally decline. Moreover, while securities with longer maturities tend to produce higher yields, the prices of longer maturity securities are also subject to greater market fluctuations as a result of changes in interest rates. Changes by recognized agencies in the rating of any fixed income security and in the ability of an issuer to make payments of interest and principal will also affect the value of these investments. Changes in the value of portfolio securities will not affect cash income derived from these securities but will affect a Fund's net asset value.

Mortgage-backed securities are subject to prepayment of the underlying mortgages. During periods of declining interest rates, prepayment of mortgages underlying these securities can be expected to accelerate. When the mortgage-backed securities held by a Fixed Income Fund are prepaid, the Fund must reinvest the proceeds in securities, the yield on which reflects prevailing interest rates. Thus, mortgage-backed securities may not be an effective means of locking in long-term interest rates for a Fund. Because of prepayments, it is difficult to predict the actual maturity of mortgage-backed securities, which may increase the difficulty of managing the average weighted maturity of the Funds.

Investments in securities of foreign issuers may subject the Fixed Income Fund to different risks than those attendant to investments in securities of U.S. issuers, such as differences in accounting, auditing and financial reporting standards, the possibility of expropriation or confiscatory taxation, and political instability. There may also be less publicly available information with regard to foreign issuers than domestic issuers. In addition, foreign markets may be characterized by less liquidity, greater price volatility, less regulation and higher transaction costs than U.S. markets.

ADDITIONAL RISK FACTORS FOR PENNSYLVANIA MUNICIPAL SECURITIES
Under normal conditions the Pennsylvania Municipal Securities Fund will be fully invested in obligations that produce interest income exempt from federal income tax and Pennsylvania state income tax. Accordingly, the Fund will have considerable investments in Pennsylvania Municipal Securities. As a result, the Fund will be more susceptible to factors that adversely affect issuers of Pennsylvania obligations than a mutual fund which does not have as great a concentration in Pennsylvania Municipal Securities.

An investment in the Fund will be affected by the many factors that affect the financial condition of the Commonwealth of Pennsylvania. For example, financial difficulties of the Commonwealth, its counties, municipalities and school districts that hinder efforts to borrow and lower credit ratings are factors which may affect the Fund. See "Pennsylvania Municipal Securities and Special Considerations Relating Thereto" in this Statement of Additional Information.

ADDITIONAL RISK FACTORS FOR NEW JERSEY MUNICIPAL SECURITIES
New Jersey Municipal Securities are primarily issued by or on behalf of the State of New Jersey, its political subdivisions, agencies and instrumentalities. The concentration in obligations of New Jersey issuers by the New Jersey Municipal Securities Fund subjects the Fund to special investment risks. In particular, changes in economic conditions and governmental policies of the State of New Jersey and its municipalities could adversely affect the value of the Fund and the securities held by it. For a further description of these risks, see "New Jersey Municipal Securities and Special Considerations Relating Thereto" in this Statement of Additional Information.

THE EQUITY AND BALANCED FUNDS

BALANCED FUND
The Fund seeks growth of capital consistent with current income.

The Fund seeks to achieve growth of capital and current income by investing in a balanced portfolio of equity securities, fixed income securities and money market securities. The actual blend will vary according to market and economic conditions. However, under normal market conditions, at least 25% of the Fund's total assets will be invested in fixed income securities. This investment policy may be changed by the Trust's Board of Trustees (the "Trustees") at any time; however, shareholders will be notified of such change in advance.

The Fund may invest in the following equity securities: common stocks, warrants to purchase common stocks, debt securities and preferred stocks convertible into common stocks and ADRs.

The Fund may invest in the following fixed income securities: (i) U.S. Government Securities; (ii) corporate bonds and debentures rated in one of the three highest rating categories by an NRSRO or determined by the Advisor to be of comparable quality at the time of purchase; (iii) mortgage-backed securities consisting of CMOs and REMICs that are rated in one of the top two rating categories by an NRSRO and which are backed solely by GNMA certificates or other mortgage pass-throughs issued or guaranteed by the U.S. Government, its agencies or instrumentalities; and (iv) asset-backed securities secured by company receivables, truck and auto loans, leases and credit card receivables which are rated in one of the top two rating categories by an NRSRO. Securities rated A are considered to be investment grade but could be more vulnerable to adverse developments than obligations with higher ratings. The Fund may invest in money market securities.

EQUITY INCOME FUND
The Fund seeks growth of capital consistent with an emphasis on current income.

The Fund will normally be as fully invested as practicable and in no event will it invest less than 65% of its total assets in equity securities consisting of common stocks, warrants to purchase common stocks, debt securities and preferred stocks convertible into common stocks and ADRs.

EQUITY INDEX FUND
The Fund seeks investment results that correspond to the S&P 500. It currently pursues this objective by investing up to 100% of its assets in the SIF Fund, which has an identical investment objective.

The SIF Fund's ability to duplicate the performance of the S&P 500 will depend to some extent on the size and timing of cash flows into and out of the SIF Fund, as well as on the level of the SIF Fund's expenses.

Adjustments made to accommodate cash flows will track the S&P 500 to the maximum extent practicable, and may result in brokerage expenses for the SIF Fund. Over time, the correlation between the performance of the SIF Fund and the S&P 500 is expected to be over 0.95. A correlation of 1.00 would indicate perfect correlation, which would be achieved when the net asset value of the SIF Fund, including the value of its dividends and capital gains distributions, increased or decreased in exact proportion to changes in the S&P 500.

The SIF Fund will normally invest in all of the stocks which comprise the S&P 500, except when changes are made to the S&P 500 itself. The SIF Fund's policy is to fully invest in common stocks, and it is expected that cash reserves or other non-Index securities would normally be less than 10% of net assets. Accordingly, an investment in shares of the SIF Fund involves risks similar to those of investing in a fund consisting of the common stocks of some or all of the companies included in the S&P 500.

The weightings of stocks in the S&P 500 are based on each stock's relative total market value, i.e., market price per share times the number of shares outstanding. Because of this weighting, approximately 50% of the S&P 500 is currently composed of stocks of the 50 largest companies in the S&P 500, and the S&P 500 currently represents over 65% of the market value of all U.S. common stocks listed on the New York Stock Exchange.

The Advisor makes no attempt to "manage" the SIF Fund in the traditional sense (i.e., by using economic, financial or market analyses). The adverse financial situation of a company usually will not result in the elimination of a stock from the SIF Fund. However, an investment may be removed from the SIF Fund if, in the judgement of the Advisor, the merit of the investment has been substantially impaired by extraordinary events or adverse financial conditions. Furthermore, administrative adjustments may be made in the SIF Fund from time to time because of mergers, changes in the composition of the S&P 500 and similar reasons. In certain circumstances, the Advisor may exercise discretion in determining whether to exercise warrants and rights issued in respect to portfolio securities or whether to tender portfolio securities pursuant to a tender or exchange offer.

The SIF Fund may enter into stock index futures contracts to maintain adequate liquidity to meet its redemption demands while maximizing the level of the SIF Fund's assets which are tracking the performance of the S&P 500, provided that the value of these contracts does not exceed 20% of the SIF Fund's total assets. The SIF Fund may only purchase those stock index futures contracts--such as futures contracts on the S&P 500--that are likely to closely duplicate the performance of the S&P 500. The SIF Fund also can sell such futures contracts in order to close out a previously established position. The SIF Fund will not enter into any stock index futures contract for the purpose of speculation, and will only enter into contracts traded on national securities exchange with standardized maturity dates.

The SIF Fund may invest cash reserves in securities issued by the U.S. Government, its agencies or instrumentalities, bankers' acceptances, commercial paper rated at least A-1 by S&P and/or Prime-1 by Moody's, certificates of deposit or repurchase agreements involving such obligations. Such investments will not be used for defensive purposes.

The equity securities in which the SIF Fund invests are common stocks, preferred stocks, securities convertible into common stock and ADRs.

The SIF Fund may lend up to 20% of its assets to qualified institutions for the purpose of realizing additional income, however the SIF Fund has no present intention to lend its securities. The SIF Fund may invest in illiquid securities. The SIF Fund may enter into forward commitments, or purchase securities on a when-issued or delayed delivery basis.

In order to maintain liquidity during times of unusual market conditions, the Fund may also invest temporarily in cash and cash items.

EQUITY VALUE FUND
The Fund seeks growth of both capital and income.

The Fund will normally be as fully invested as practicable and in no event will it invest less than 65% of its total assets in equity securities consisting of common stocks, warrants to purchase common stocks, debt securities and preferred stocks convertible into common stocks and ADRs. The Advisor will purchase equity securities which, in the Advisor's opinion, are undervalued in the marketplace at the time of purchase.

EQUITY GROWTH FUND
The Fund seeks long-term growth of capital.

The Fund will normally be as fully invested as practicable and in no event will it invest less than 65% of its total assets in equity securities consisting of common stocks, warrants to purchase common stocks, debt securities and preferred stocks that are convertible into common stocks and American Depositary Receipts ("ADRs"), European Depositary Receipts ("EDRs"), Continental Depositary Receipts ("CDRs") and Global Depositary Receipts ("GDRs"). The Advisor will invest in companies that it expects will demonstrate greater long-term earnings growth than the average company included in the S&P 500 Composite Index (the "S&P 500 Index"). This method of investing is based upon the premise that growth in a company's earnings will eventually translate into growth in the price of its stock.

To the extent that the Fund is not invested in equity securities, the Fund may invest in the following fixed income securities for cash management purposes:
U.S. Government Securities; corporate bonds and debentures rated in one of the three highest rating categories by an NRSRO or determined by the Advisor to be of comparable quality at the time of purchase, except that as part of its investment strategy, the Fund may invest up to 5% of its total assets in lower rated bonds, commonly referred to as "junk bonds," rated B or higher by an NRSRO or determined to be of comparable quality by the Advisor; mortgage-backed securities consisting of CMOs and REMICs that are rated in one of the top two rating categories by an NRSRO and which are backed solely by GNMA certificates or other mortgage pass-throughs issued or guaranteed by the U.S. Government, its agencies or instrumentalities; and asset-backed securities secured by company receivables, truck and auto loans, leases and credit card receivables that are rated in one of the top two rating categories by an NRSRO. The Fund may also employ certain hedging and risk management techniques, including the purchase and sale of exchange-listed and over-the-counter ("OTC") options, futures and options on futures involving equity and debt securities, aggregates of equity and debt securities and other financial indices. The Fund may write options and invest in futures only on a covered basis.

MID CAP FUND
The Fund seeks growth of both capital and income.

The Fund will normally be as fully invested as practicable in equity securities consisting of common stocks, warrants to purchase common stocks, debt securities and preferred stocks convertible into common stocks and ADRs. The Advisor will purchase equity securities which, in the Advisor's opinion, are undervalued in the marketplace at the time of purchase. Under normal market conditions, the Fund will invest at least 65% of its total assets in equity securities of mid cap issuers (i.e., companies with market capitalizations ranging between $700 million and $7 billion at the time of purchase). The Fund may also invest in equity securities of small cap issuers (i.e, companies with market capitalizations between $100 million and $700 million at the time of purchase).

The Advisor will attempt to maintain a highly diversified portfolio in order to reduce risks associated with investments in smaller capitalization companies which may be subject to greater volatility than investments in companies with larger capitalizations.

INTERNATIONAL EQUITY FUND
The investment objective of the Fund is to seek capital appreciation. The Fund will attempt to achieve its objective by investing a carefully selected and continuously managed diversified portfolio consisting primarily of equity securities (including such equity-related securities as warrants, convertible bonds, debentures or convertible preferred stock) of companies located in European and Pacific basin countries.

The Sub-Advisor's investment process begins with fundamental analysis of companies, including both bottom-up and top-down factors. Bottom-up analysis includes a thorough understanding of a company's prospects as reflected in operating cash flow, including industry cycle, capital requirements, growth opportunities and financial structure. Top-down factors are incorporated into the Sub-Advisor's analysis of the company. For example, the Sub-Advisor considers how interest rates and currency impact prospective cash flow and earnings. Country and market risks, both of which are critically important, are embodied in interest rates, which is the basis for risk-adjusting the Sub-Advisor's return expectations for individual companies. In this way, the Sub-Advisor arrives at a risk-adjusted return potential for each company analyzed, which then gives the Sub-Advisor the basis for comparing investment opportunities across developed and emerging markets.

Portfolio turnover is expected not to exceed an annual rate of 100% under normal circumstances. Such a turnover rate may reflect substantial short-term trading and corresponding brokerage costs which the Fund must pay.

Under normal circumstances the Fund will have at least 65% of its assets invested in European and Pacific Basin equity securities. The Fund intends to diversify investments broadly among countries and normally to have represented in the portfolio business activities of not fewer than three different countries. The securities the Fund purchases may not always be purchased on the principal market. For example, ADRs may be purchased if trading conditions make them more attractive than the underlying security.

The Fund may (i) enter into forward contracts to purchase or sell foreign currencies ("forward currency contracts"); (ii) purchase and write covered call options on foreign currencies ("currency options"); (iii) enter into contracts for the purchase or sale for future delivery of foreign currencies ("currency futures"); or (iv) purchase and write covered call options on currency futures.

GENERAL INVESTMENT POLICIES - BALANCED AND EQUITY FUNDS
For temporary defensive purposes during periods when the Advisor determines that market conditions warrant, each Balanced and Equity Fund may invest up to 100% of its assets in the money market securities and may hold cash for liquidity purposes. To the extent a Balanced or Equity Fund is engage in temporary defensive investing, the Fund will not be pursuing its investment objective.

Each of the Equity Value, Equity Income, Mid Cap and Balanced Funds seeks to invest in equity securities that the Advisor believe are of high quality. In evaluating the quality of such securities, the Advisor places particular emphasis on the management history of the issuer and on ratio analyses which focus on prospective earnings, book value and anticipated growth rates.

Securities purchased by the Balanced and Equity Funds may involve floating or variable interest rates and may be acquired through a forward commitment or on a when-issued basis.

In addition, each Balanced and Equity Fund reserves the right to engage in securities lending. The Balanced and Equity Funds will purchase equity securities, including ADRs, that are traded in the United States on registered exchanges or the over-the-counter market. However, each of these five Funds reserves the right to invest up to 25% of its assets in foreign equity securities denominated in foreign currency and traded on foreign markets, but has no present intention to do so.

RISK FACTORS - BALANCED AND EQUITY FUNDS
The value of the shares of the Balanced and Equity Funds will fluctuate due to the underlying securities in which these Funds invest. The market value of the convertible securities purchased by each Equity and Balanced Fund may also be affected by changes in interest rates, the credit quality of the issuer and any call provisions.

The market value of the Balanced and Equity Growth Funds' fixed income securities will fluctuate in response to interest rate changes and other factors. See "Risk Factors - Fixed Income Funds" for a discussion of the risks associated with fixed income investments.

Each Balanced and Equity Fund's investments in securities of foreign issuers may subject that Fund to risks different than those attendant to investments in securities of U.S. issuers, such as differences in accounting, auditing and financial reporting standards applicable in foreign countries, the possibility of expropriation or confiscatory taxation, political instability and greater fluctuations in value due to changes in currency exchange rates. There may also be less publicly available information with regard to foreign issuers than domestic issuers. In addition, foreign markets may be characterized by less liquidity, greater price volatility, less regulation and higher transaction costs than U.S. markets. Moreover, the dividends payable on a Balanced or Equity Fund's foreign securities may be subject to foreign witholding taxes, thus reducing the net amount of income available for distribution to the Fund's shareholders. Also, it may be more difficult to obtain a judgment in a court outside the United States. These risks could be greater in emerging markets than in more developed foreign markets because emerging markets may have less stable political environments than more developed countries.

The Equity Growth Fund may invest in junk bonds. The Fund may also invest in options and futures. There are various risks associated with options and futures, including (i) the success of a hedging strategy may depend on an ability to accurately predict movements in security prices, interest rates or currency exchange rates; (ii) there may be little correlation between the changes in a security's value and the price of futures or options; (iii) a related future or option may not be liquid; (iv) an exchange may impose trading restrictions or limitations; (v) government regulations may restrict trading in futures and options; and (vi) the possible lack of full participation in a rise in the market value of the underlying security.

RISK FACTORS - NON-DIVERSIFICATION
The New Jersey Municipal Securities and Pennsylvania Municipal Securities Funds are non-diversified funds under the Investment Company Act of 1940, as amended, (the "1940 Act"), and each therefore may invest a greater portion of its assets in the securities of a smaller number of issuers and may, as a result, be subject to greater risk with respect to its portfolio securities. Each Fund intends to satisfy the diversification requirements necessary to qualify as a regulated investment company under the Internal Revenue Code of 1986, as amended (the "Code"), by limiting its investments so that, at the close of each quarter of the taxable year: (a) not more than 25% of the market value of the Fund's total assets is invested in the securities (other than U.S. Government securities) of a single issuer; and (b) at least 50% of the market value of the Fund's total assets is represented by (i) cash and cash items, (ii) U.S. Government securities and (iii) other securities limited in respect to any one issuer to an amount not greater in value than 5% of the market value of the Fund's total assets and to not more than 10% of the outstanding voting securities of such issuer.

RISK FACTORS -MASTER-FEEDER STRUCTURE

Unlike other mutual funds which directly acquire and manage their own portfolio securities, both the High Yield Bond Fund and the Equity Index Fund (each, a "Feeder Fund") seek to achieve its investment objective by investing up to 100% of its assets in the SIMT Fund and the SIF Fund (each, a "Master Fund"), respectively, each of which is a separate registered investment company with identical investment objectives. The investment objective of a Feeder Fund or a Master Fund may not be changed without shareholder approval. In addition to selling beneficial interests to the Feeder Funds, each Master Fund may sell beneficial interests to other mutual funds or institutional investors. Such investors will invest in a Master Fund on the same terms and conditions and will pay a proportionate share of that Master Fund's expenses. However, other investors investing in a Master Fund are not required to buy their shares at the same public offering prices as the corresponding Feeder Fund. Investors in a Feeder Fund should be aware that because of these differences, other investors in the other funds that invest in the corresponding Master Fund may obtain different returns. Such differences in returns are also present in other mutual fund structures.

Certain changes in a Master Fund's investment objective, policies or restrictions may require the corresponding Feeder Fund to redeem its investment. Any such withdrawal could result in a distribution-in-kind of portfolio securities (as opposed to a cash distribution from the Master Fund). The Feeder Fund could incur brokerage fees or other transaction costs in converting such securities into cash. The distribution-in-kind may also result in a less diversified portfolio of investments or adversely affect the liquidity of the Feeder Fund. In addition, the investment of a Feeder Fund may be withdrawn from the corresponding Master Fund at any time if the Trustees of the Trust determine that it is in the best interest of the Feeder Fund to do so.

Upon any such withdrawal, the Trustees of the Trust would consider what action might be taken, including the investment of all of the assets of such Feeder Fund in another pooled investment entity having the same investment objective as the Feeder Fund or retaining an investment advisor to manage the Feeder Fund's assets in accordance with its investment objective and policies. The performance of a Feeder Fund might be adversely affected under such circumstances and such Feeder Fund may not be able to achieve its investment objective.

PORTFOLIO TURNOVER RATE
It is anticipated that the long-term average annual portfolio turnover rate for each Fixed Income, Equity and Balanced Fund will not exceed 100%; however, there may be times that the Advisor will sell securities depending on market conditions and opportunities, and the portfolio turnover rate for each Fund may reach higher levels. Higher portfolio turnover may increase the distribution which a Fund is required to make to shareholders and, therefore, lead to higher tax liability for shareholders with taxable accounts. Higher levels of portfolio turnover will also lead to higher trading costs, which are reflected in each Funds' operating expenses. With respect to the Balanced Fund, portfolio turnover applies only to its investments in equity securities and non-money market, fixed income securities, which are calculated separately.

                                    THE EURO

On January 1, 1999, the European Monetary Union (EMU) implemented a new currency unit, the Euro, to help reshape financial markets, banking systems and monetary policies in Europe and other parts of the world. The countries converting or tying their currencies to the Euro include Austria, Belgium, France, Germany, Luxembourg, the Netherlands, Ireland, Finland, Italy, Portugal and Spain. Financial transactions and market information, including share quotations and company accounts, in participating countries are denominated in Euros. Approximately 46% of the stock exchange capitalization of the total European market may now be reflected in Euros, and participating governments will now issue their bonds in Euros. Monetary policy for participating countries will now be uniformly managed by a new central bank, the European Central Bank (ECB).

Although it is not possible to predict the impact of the Euro implementation plan on the Funds, particularly the International Equity Fund, the transition to the Euro may change the economic environment and behavior of investors, particularly in European markets. For example, investors may begin to view those countries participating in the EMU as a single entity, and the Advisor may need to adapt its investment strategy accordingly. The process of implementing the Euro also may adversely affect financial markets world-wide and may result in changes in the relative strength and value of the U.S. dollar or other major currencies, as well as possible adverse tax consequences. The transition from current currencies to the Euro may be considered a taxable event. The transition to the Euro is likely to have a significant impact on fiscal and monetary policy in the participating countries and may produce unpredictable effects on trade and commerce generally. These resulting uncertainties could create increased volatility in financial markets world-wide.

                      DESCRIPTION OF PERMITTED INVESTMENTS

AMERICAN DEPOSITARY RECEIPTS ("ADRS"), EUROPEAN DEPOSITARY RECEIPTS ("EDRS"), CONTINENTAL DEPOSITARY RECEIPTS ("CDRS") AND GLOBAL DEPOSITARY RECEIPTS ("GDRS"). ADRs are securities, typically issued by a U.S. financial institution (a "depositary"), that evidence ownership interests in a security or a pool of securities issued by a foreign issuer and deposited with the depositary. ADRs include American Depositary Shares and New York Shares. EDRs, which are sometimes referred to as Continental Depositary Receipts, are securities, typically issued by a non-U.S. financial institution, that evidence ownership interests in a security or a pool of securities issued by either a U.S. or foreign issuer. GDRs are issued globally and evidence a similar ownership arrangement. Generally, ADRs are designed for trading in the U.S. securities markets, EDRs are designed for trading in European securities markets and GDRs are designed for trading in non-U.S. securities markets. ADRs, EDRs, CDRs and GDRs may be available for investment through "sponsored" or "unsponsored" facilities. A sponsored facility is established jointly by the issuer of the security underlying the receipt and a depositary, whereas an unsponsored facility may be established by a depositary without participation by the issuer of the receipt's underlying security. Holders of an unsponsored depositary receipt generally bear all the costs of the unsponsored facility. The depositary of an unsponsored facility frequently is under no obligation to distribute shareholder communications received from the issuer of the deposited security or to pass through to the holders of the receipts voting rights with respect to the deposited securities.

ASSET BACKED SECURITIES. Asset-backed securities include company receivables, truck and auto loans, leases, and credit card receivables. These securities, like mortgage-backed securities, represent ownership of a pool of obligations. The payment of principal and interest on non-mortgage asset-backed securities may be guaranteed up to certain amounts and for a certain time period by a letter of credit issued by a financial institution (such as a bank or insurance company) unaffiliated with the issuers of such securities. In addition, these issues typically have a short to intermediate maturity structure depending on the paydown characteristics of the underlying financial assets that are passed through to the security holder. The purchase of non-mortgage asset-backed securities raises risk considerations peculiar to the financing of the instruments underlying such securities. For example, due to the manner in which the issuing organizations may perfect their interests in their respective obligations, there is a risk that another party could acquire an interest in the obligations superior to that of the holders of the asset-backed securities. Also, in most states the security interest in a motor vehicle must be noted on the certificate of title to perfect a security interest against competing claims of other parties. Due to the large number of vehicles involved, however, the certificate of title to each vehicle financed, pursuant to the obligations underlying the asset-backed securities, usually is not amended to reflect the assignment of the seller's security interest for the benefit of the holders of the asset-backed securities. Therefore, the possibility exists that recoveries on repossessed collateral may not, in some cases, be available to support payments on those securities. In addition, various state and federal laws give the motor vehicle owner the right to assert against the holder of the owner's obligation certain defenses such owner would have against the seller of the motor vehicle. The assertion of such defenses could reduce payments on the related asset-backed securities. Insofar as credit card receivables are concerned, credit card holders are entitled to the protection of a number of state and federal consumer credit laws, many of which give such holders the right to set off certain amounts against balances owned on the credit card, thereby reducing the amounts paid on such receivables. In addition, unlike most other asset-backed securities, credit card receivables are unsecured obligations of the card holder. Asset-backed securities entail prepayment risk, which may vary depending on the type of asset but is generally less than the prepayment risk associated with mortgage-backed securities.

The development of non-mortgage asset-backed securities is at an earlier stage than that of mortgage-backed securities. While the market for asset-backed securities is becoming increasingly liquid, the market for non-mortgage asset-backed securities is not as well developed as that for mortgage-backed securities guaranteed by government agencies or instrumentalities. The Advisor intends to limit purchases of non-mortgage asset-backed securities to securities that are readily marketable at the time of purchase.

BANKERS' ACCEPTANCES. Bankers' acceptances are bills of exchange or time drafts drawn on and accepted by a commercial bank. They are used by corporations to finance the shipment and storage of goods and to furnish dollar exchange. Maturities are generally six months or less.

CERTIFICATES OF DEPOSIT. Certificates of deposit are interest-bearing instruments with a specific maturity. They are issued by banks and savings and loan institutions in exchange for the deposit of funds and normally can be traded in the secondary market prior to maturity. Certificates of deposit with penalties for early withdrawal will be considered illiquid.

COMMERCIAL PAPER. Commercial paper is the term used to designate unsecured short-term promissory notes issued by corporations and other entities. Maturities on these issues vary from a few to 270 days.

CONVERTIBLE SECURITIES. Convertible securities are corporate securities that are exchangeable for a set number of another security at a prestated price. Convertible securities typically have characteristics similar to both fixed income and equity securities. Because of the conversion feature, the market value of convertible securities tends to move with the market value of the underlying stock. The value of a convertible security is also affected by prevailing interest rates, the credit quality of the issuer and any call provisions.

CURRENCY TRANSACTIONS. Currency transactions may be used in order to hedge the value of portfolio holdings denominated in particular currencies against fluctuations in relative value. Currency transactions include forward currency contracts, exchange listed currency futures and options thereon, exchange listed and OTC options on currencies, and currency swaps. A forward currency contract involves a privately negotiated obligation to purchase or sell (with delivery generally required) a specific currency at a future date, which may be any fixed number of days from the date of the contract agreed upon by the parties, at a price set at the time of the contract. These contracts are traded in the interbank market conducted directly between currency traders (usually large, commercial banks) and their customers. A forward foreign currency contract generally has no deposit requirement, and no commissions are charged at any stage for trades. A currency swap is an agreement to exchange cash flows based on the notional difference among two or more currencies and operates similarly to an interest rate swap, which is described below. A Fund may enter into currency transactions with counterparties which have received (or the guarantors of the obligations of which have received) a credit rating of A-1 or P-1 by S&P or Moody's, respectively, or that have an equivalent rating from an NRSRO or (except for OTC currency options) are determined to be of equivalent credit quality by the Advisor.

A Fund's dealings in forward currency contracts and other currency transactions such as futures, options on futures, options on currencies and swaps will be limited to hedging involving either specific transactions ("Transaction Hedging") or portfolio positions ("Position Hedging"). Transaction Hedging is entering into a currency transaction with respect to specific assets or liabilities of a Fund, which will generally arise in connection with the purchase or sale of its portfolio securities or the receipt of income therefrom. A Fund may enter into Transaction Hedging out of a desire to preserve the U.S. dollar price of a security when it enters into a contract for the purchase or sale of a security denominated in a foreign currency. A Fund will be able to protect itself against possible losses resulting from changes in the relationship between the U.S. dollar and foreign currencies during the period between the date the security is purchased or sold and the date on which payment is made or received by entering into a forward contract for the purchase or sale, for a fixed amount of dollars, of the amount of the foreign currency involved in the underlying security transactions.

Position Hedging is entering into a currency transaction with respect to portfolio security positions denominated or generally quoted in that currency. A Fund may use Position Hedging when the Advisor, believes that the currency of a particular foreign country may suffer a substantial decline against the U.S. dollar. A Fund may enter into a forward foreign currency contract to sell, for a fixed amount of dollars, the amount of foreign currency approximating the value of some or all of its portfolio securities denominated in such foreign currency. The precise matching of the forward foreign currency contract amount and the value of the portfolio securities involved may not have a perfect correlation since the future value of the securities hedged will change as a consequence of market movements between the date the forward contract is entered into and the date its matures. The projection of short-term currency market movement is difficult, and the successful execution of this short-term hedging strategy is uncertain.

A Fund will not enter into a transaction to hedge currency exposure to an extent greater, after netting all transactions intended wholly or partially to offset other transactions, than the aggregate market value (at the time of entering into the transaction) of the securities held in its portfolio that are denominated or generally quoted in or currently convertible into such currency, other than with respect to proxy hedging as described below.

A Fund may also cross-hedge currencies by entering into transactions to purchase or sell one or more currencies that are expected to decline in value relative to other currencies to which that Fund has or in which that Fund expects to have portfolio exposure.

To reduce the effect of currency fluctuations on the value of existing or anticipated holdings of portfolio securities, a Fund may also engage in proxy hedging. Proxy hedging is often used when the currency to which a Fund's portfolio is exposed is difficult to hedge or to hedge against the dollar. Proxy hedging entails entering into a forward contract to sell a currency whose changes in value are generally considered to be linked to a currency or currencies in which some or all of the Fund's portfolio securities are or are expected to be denominated, and to buy U.S. dollars. The amount of the contract would not exceed the value of the Fund's securities denominated in linked currencies. For example, if the Advisor considers that the Swedish krone is linked to the Euro, the Fund holds securities dominated in krone and the Advisor believes that the value of the krone will decline against the U.S. dollar, the Advisor may enter into a contract to sell Euros and buy dollars. Currency hedging involves some of the same risks and considerations as other transactions with similar instruments. Currency transactions can result in losses to a Fund if the currency being hedged fluctuates in value to a degree or in a direction that is not anticipated. Furthermore, there is risk that the perceived linkage between various currencies may not by present or may not be present during the particular time that a Fund is engaging in proxy hedging. If a Fund enters into a currency hedging transaction, the Fund will comply with the asset segregation requirements described below.

         RISK OF CURRENCY TRANSACTIONS. Currency transactions are subject to risks different from those of other portfolio transactions. Because currency control is of great importance to the issuing governments and influences economic planning and policy, purchase and sales of currency and related instruments can be negatively affected by government exchange controls, blockages, and manipulations or exchange restrictions imposed by governments. These can result in losses to a Fund if it is unable to deliver or receive currency or funds in settlement of obligations and could also cause hedges it has entered into to be rendered useless, resulting in full currency exposure as well as incurring transaction costs. Buyers and sellers of currency futures are subject to the same risks that apply to the use of futures generally. Further, settlement of a currency futures contract for the purchase of most currencies must occur at a bank based in the issuing nation. Trading options on currency futures is relatively new, and the ability to establish and close out positions on such options is subject to the maintenance of a liquid market which may not always be available. Currency exchange rates may fluctuate based on factors extrinsic to that country's economy. Although forward foreign currency contracts and currency futures tend to minimize the risk of loss due to a decline in the value of the hedged currency, at the same time they tend to limit any potential gain which might result should the value of such currency increase.

DELAYED DELIVERY SECURITIES. Delayed delivery basis transactions involve the purchase of an instrument with payment and delivery taking place in the future. Delivery of and payment for these securities may occur a month or more after the date of the purchase commitment. A Fund will maintain with the custodian a separate account with liquid assets and/or cash in an amount at least equal to these commitments. The interest rate realized, if any, on these securities is fixed as of the purchase date and no interest accrues to a Fund before settlement. These securities may be subject to market fluctuation due to changes in market interest rates and it is possible that the market value at the time of settlement could be higher or lower than the purchase price if the general level of interest rates has changed. Although a Fund generally purchases securities on a when-issued or forward commitment basis with the intention of actually acquiring securities, a Fund may dispose of a when-issued security or forward commitment prior to settlement if it deems such action appropriate.

One form of a delayed-delivery security that a Fund may purchase is a "to be announced" ("TBA") mortgage-backed security. A TBA mortgage-backed security transaction arises when a mortgage-backed security, such as a GNMA pass-through security, is purchased or sold with specific pools that will constitute that GNMA pass-through security to be announced on a future settlement date.

DERIVATIVES. Derivatives are securities that derive their value from other securities, financial instruments or indices. The following are considered derivative securities: options on futures, futures, options (e.g., puts and calls), swap agreements, mortgage-backed securities (e.g., CMOs, REMICs, interest-only class ("IOs") and principal-only class ("POs")), when-issued securities and forward commitments, floating and variable rate securities, convertible securities,

"stripped" U.S. Treasury securities (E.G., Receipts and STRIPs), and privately issued stripped securities (E.G., TGRs, TRs and CATs). See elsewhere in this "Description of Permitted Investments" for discussions of these various instruments, and see "Investment Limitations" for more information about any investment policies and limitations applicable to their use.

EQUITY SECURITIES. Equity securities represent ownership interests in a company and consist of common stocks, preferred stocks, warrants to acquire common stock and securities convertible into common stock. Investments in equity securities in general are subject to market risks that may cause their prices to fluctuate over time. The value of convertible equity securities is also affected by prevailing interest rates, the credit quality of the issuer and any call provision. Fluctuations in the value of equity securities in which a Fund invests will cause the net asset value of a Fund to fluctuate.

FIXED INCOME SECURITIES. Fixed income securities consist of bonds, notes, debentures and other interest-bearing securities that represent indebtedness. The market value of the fixed income investments in which a Fund invests will change in response to interest rate changes and other factors. During periods of falling interest rates, the values of outstanding fixed income securities generally rise. Conversely, during periods of rising interest rates, the values of such securities generally decline. Moreover, while securities with longer maturities tend to produce higher yields, the prices of longer maturity securities are also subject to greater market fluctuations as a result of changes in interest rates. Changes by recognized agencies in the rating of any fixed income security and in the ability of an issuer to make payments of interest and principal also affect the value of these investments. Changes in the value of these securities will not necessarily affect cash income derived from these securities but will affect a Fund's net asset value.

FOREIGN SECURITIES. Securities of foreign issuers may subject the Funds to investment risks that differ in some respects from those related to investments in obligations of U.S. domestic issuers. Such risks include future adverse political and economic developments, the possible imposition of withholding taxes on interest or other income, possible seizure, nationalization, or expropriation of foreign deposits, the possible establishment of exchange controls or taxation at the source, greater fluctuations in value due to changes in currency exchange rates, or the adoption of other foreign governmental restrictions which might adversely affect the payment of principal and interest on such obligations. Such investments may also entail higher custodial fees and sales commission than domestic investments. Foreign issuers of securities or obligations are often subject to accounting treatment and engage in business practices different from those respecting domestic issuers of similar securities or obligations. Foreign branches of U.S. banks and foreign banks may be subject to less stringent reserve requirements than those applicable to domestic branches of U.S. banks. In addition, foreign markets may be characterized by lower liquidity, greater price volatility, less regulation and higher transaction costs than U.S. markets, the possibility that there will be less information on such securities and their issuers available to the public, the difficulty of obtaining or enforcing court judgments abroad, restrictions on foreign investments in other jurisdictions, difficulties in effecting repatriation of capital invested abroad and difficulties in transaction settlements and the effect of delay on shareholder equity. Foreign securities may be subject to foreign taxes, and may be less marketable than comparable U.S. securities. Also it may be more difficult to obtain a judgment in a court outside the United States.

FUTURES CONTRACTS AND OPTIONS ON FUTURES CONTRACTS. A Fund may enter into contracts for the purchase or sale of securities, including index contracts. A purchase of a futures contract means the acquisition of a contractual right to obtain delivery to the Fund of the securities called for the by the contract at a specified price during a specified future month. The value of the contract usually will vary in direct proportion to the total face value. When a futures contract on securities is sold, a Fund incurs a contractual obligation to deliver the securities underlying the contract at a specified price on a specified date during a specified future month. A Fund may sell stock index futures contracts in anticipation of, or during, a market decline to attempt to offset the decrease in market value of its common stocks that might otherwise result; and it may purchase such contracts in order to offset increases in the cost of common stocks that it intends to purchase. Market value of a stock index futures position is defined as the closing value of the index multiplied by 500 times the number of contracts held. A Fund may enter into futures contracts and options thereon to the extent that not more than 5% of the Fund's assets are required as futures contract margin deposits and premiums on options and may engage in futures contracts to the extent that obligations relating to such futures contracts represent not more than 20% of the Fund's total assets.

A Fund may also purchase and write options to buy or sell futures contracts. A Fund may write options on futures only on a covered basis. Options on futures are similar to options on securities except that options on futures give the purchaser the right, in return for the premium paid, to assume a position in a futures contract, rather than actually to purchase or sell the futures contract, at a specified exercise price at any time during the period of the option.

A Fund's ability to effectively utilize futures contracts depends on several factors. First, it is possible that there will not be a perfect price correlation between the futures contracts and their underlying securities, financial instruments or indices. In addition, the purchase of a futures contract involves the risk that a Fund could lose more than the original margin deposit required to initiate a futures transaction.

In considering the proposed use of futures contracts, particular note should be taken that futures contracts relate to the anticipated levels at some point in the future, not to the current level of the underlying instruments; thus, for example, trading of stock index futures may not reflect the trading of the securities which are used to formulate an index or even actual fluctuations in the relevant index itself. There is, in addition, a risk that movements in the price of futures contracts will not correlate with the movement in prices of the stock index being tracked. There may be several reasons unrelated to the value of the underlying securities which causes this situation to occur. First, all participants in the futures market are subject to initial and variation margin requirements. This amount is maintained in a segregated account at the custodian bank. If, to avoid meeting additional margin deposit requirements or for other reasons, investors choose to close a significant number of futures contracts through offsetting transactions, distortions in the normal price relationship between the securities markets and futures markets may occur. Second, because the deposit requirements in the futures market are less onerous than margin requirements in the securities market, there may be increased participation by speculators in the futures market which may also cause temporary price distortions.

A Fund will enter into such futures and options on futures transactions on domestic exchanges and, to the extent such transactions have been approved by the Commodity Futures Trading Commission for sale to customers in the United States, on foreign exchanges. Options and futures can be volatile investments and involve certain risks. Positions in futures contracts may be closed only on an exchange or board of trade providing a secondary market for such futures contracts. If the Advisor applies a hedge at an inappropriate time or judges interest rates incorrectly options and futures strategies may lower a Fund's return. A Fund could also experience losses if the prices of its options and futures positions were poorly correlated with its other instruments, or if it could not close out its positions because of an illiquid secondary market.

No price is paid upon entering into futures contracts. Instead, a Fund is required to deposit an amount of cash or U.S. Treasury securities known as "initial margin." Subsequent payments, called "variation margin," to and from the broker, would be made on a daily basis as the value of the futures position varies (a process known as "marking to market"). The margin is in the nature of a performance bond or good-faith deposit on a futures contract.

The SIMT Fund has undertaken to restrict its futures contract trading as follows: First, the SIMT Fund will not engage in transactions in futures contracts for speculative purposes. Second, the SIMT Fund will not market itself to the public as a commodity pool or otherwise as a vehicle for trading in the commodities futures or commodity options markets. Third, the SIMT Fund will disclose to all prospective shareholders the purpose and limitations on its commodity futures trading. Fourth, the SIMT Fund will submit to the Commodity Futures Trading Commission ("CFTC") special calls for information. Accordingly, registration as a commodities pool operator with the CFTC is not expected to be required.

The SIF Fund has undertaken to restrict its futures contract trading as follows:
First, the SIF Fund will not engage in transactions in futures contracts for speculative purposes. Second, the SIF Fund will not market itself to the public as a commodity pool or otherwise as a vehicle for trading in the commodities futures or commodity options markets. Third, the SIF Fund will disclose to all prospective shareholders the purpose and limitations on its commodity futures trading. Fourth, the SIF Fund will submit to the Commodity Futures Trading Commission ("CFTC") special calls for information. Accordingly, registration as a commodities pool operator with the CFTC is not expected to be required.

ILLIQUID SECURITIES. An illiquid security is a security which cannot be disposed of within seven days in the usual course of business at approximately the price at which it is being carried on a Fund's books, and includes repurchase agreements maturing in more than seven days, time deposits with a withdrawal penalty, non-negotiable instruments and instruments for which no market exists.

INVESTMENT COMPANIES. Most Funds may invest up to 10% of their total assets in shares of other open- or closed-ended investment companies. The High Yield Bond Fund and Equity Index Fund invest 100% of their assets in other investment companies under master-feeder arrangements, as discussed in the appropriate prospectus. Because of restrictions on direct investment by U.S. entities in certain countries, investment in other investment companies may be the most practical or only manner in which an international and global fund can invest in the securities markets of those countries. In addition, certain investment companies may issue securities that are considered "structured investments;" for more information, see "Structured Investments." Investments in close-ended investment companies may involve the payment of substantial premiums above the net asset value of such issuers' fund securities.

A Fund does not intend to invest in other investment companies unless, in the judgment of the Advisor, the potential benefits of such investment exceed the associated costs relative to the benefits and costs associated with direct investments in the underlying securities. As a shareholder in an investment company, a Fund would bear its ratable share of that investment company's expenses, including its advisory and administration fees.

JUNK BONDS. Bonds rated below investment grade are often referred to as "junk bonds." Such securities involve greater risk of default or price declines than investment grade securities due to changes in the issuer's creditworthiness and the outlook for economic growth. The market for these securities may be less active, causing market price volatility and limited liquidity in the secondary market. This may limit a Fund's ability to sell such securities at their market value. In addition, the market for these securities may also be adversely affected by legislative and regulatory developments. Credit quality in the junk bond market can change suddenly and unexpectedly, and even recently issued credit ratings may not fully reflect the actual risks imposed by a particular security.

The SIMT Fund will primarily invest in lower-rated bonds commonly referred to as "junk bonds" or high-yield/high-risk securities. These securities are rated "Ba" or lower by Moody's or "BB" or lower by S&P, Fitch, Inc. ("Fitch") and Thomson BankWatch ("Thomson"). These ratings indicate that the obligations are speculative and may be in default. See the Appendix for a description of the foregoing agencies' ratings.

         CERTAIN RISK FACTORS RELATING TO HIGH-YIELD, HIGH-RISK SECURITIES. The descriptions below are intended to supplement the discussion of risks contained in the appropriate Prospectus.

         GROWTH OF HIGH-YIELD BOND, HIGH-RISK BOND MARKET. The widespread expansion of government, consumer and corporate debt within the U.S. economy has made the corporate sector more vulnerable to economic downturns or increased interest rates. Further, an economic downturn could severely disrupt the market for lower rated bonds and adversely affect the value of outstanding bonds and the ability of the issuers to repay principal and interest.

         SENSITIVITY TO INTEREST RATE AND ECONOMIC CHANGES. Lower rated bonds are very sensitive to adverse economic changes and corporate developments. During an economic downturn or substantial period of rising interest rates, highly leveraged issuers may experience financial stress that would adversely affect their ability to service their principal and interest payment obligations, to meet projected business goals, and to obtain additional financing. If the issuer of a bond defaulted on its obligations to pay interest or principal or entered into bankruptcy proceedings, a Fund may incur losses or expenses in seeking recovery of amounts owed to it. In addition, periods of economic uncertainty and change can be expected to result in increased volatility of market prices of high-yield, high-risk bonds and a Fund's net asset value.

         PAYMENT EXPECTATIONS. High-yield, high-risk bonds may contain redemption or call provisions. If an issuer exercised these provisions in a declining interest rate market, a Fund would likely have to replace the security with a lower yielding security, resulting in a decreased return for investors. Conversely, a high-yield, high-risk bond's value will decrease in a rising interest rate market, as will the value of the Fund's assets. If a Fund experiences significant unexpected net redemptions, this may force it to sell high-yield, high-risk bonds without regard to their investment merits, thereby decreasing the asset base upon which expenses can be spread and possibly reducing the Fund's rate of return.

         LIQUIDITY AND VALUATION. There may be little trading in the secondary market for particular bonds, which may adversely affect a Fund's ability to value accurately or dispose of such bonds. Adverse publicity and investor perception, whether or not based on fundamental analysis, may decrease the values and liquidity of high-yield, high-risk bonds, especially in a thin market.

         LEGISLATION. Federal laws require the divestiture by federally insured savings and loan associations of their investments in lower rated bonds and limit the deductibility of interest by certain corporate issuers of high yield bonds. These laws could adversely affect a Fund's net asset value and investment practices, the secondary market for high-yield securities, the financial condition of issuers of these securities and the value of outstanding high-yield securities.

         TAXES. The Funds may purchase debt securities (such as zero-coupon or pay-in-kind securities) that contain original issue discount. Original issue discount that accretes in a taxable year is treated as earned by a Fund and therefore is subject to the distribution requirements of the Code. Because the original issue discount earned by a Fund in a taxable year may not be represented by cash income, the Funds may have to dispose of other securities and use the proceeds to make distributions to shareholders.

MONEY MARKET SECURITIES. Money market securities include short-term U.S. Government Securities; custodial receipts evidencing separately traded interest and principal components of securities issued by the U.S. Treasury; commercial paper rated in the highest short-term rating category by an NRSRO or determined by the Advisor to be of comparable quality at the time of purchase; short-term bank obligations (certificates of deposit, time deposits and bankers' acceptances) of U.S. commercial banks with assets of at least $1 billion as of the end of their most recent fiscal year; and repurchase agreements involving such securities.

MORTGAGE-BACKED SECURITIES. Mortgage-backed securities include those issued or guaranteed by U.S. Government agencies or instrumentalities such as the Government National Mortgage Association ("GNMA"), Fannie Mae and the Federal Home Loan Mortgage Corporation ("FHLMC") and privately issued mortgage-backed securities. Obligations of GNMA are backed by the full faith and credit of the U.S. Government. Obligations of Fannie Mae, FHLMC and Federal Home Loan Banks are not backed by the full faith and credit of the U.S. Government but are considered to be of high quality since they are considered to be instrumentalities of the United States. The market value and interest yield of these mortgage-backed securities can vary due to market interest rate fluctuations and early prepayments of underlying mortgages. These securities represent ownership in a pool of federally insured mortgage loans with a maximum maturity of 30 years. However, due to scheduled and unscheduled principal payments on the underlying loans, these securities have a shorter average maturity and, therefore, less principal volatility than a comparable 30-year bond. The scheduled monthly interest and principal payments relating to mortgages in the pool will be "passed through" to investors. Government mortgage-backed securities differ from conventional bonds in that principal is paid back to the certificate holders over the life of the loan rather than at maturity. As a result, there will be monthly scheduled payments of principal and interest. In addition, there may be unscheduled principal payments representing prepayments on the underlying mortgages.

Although these securities may offer yields higher than those available from other types of U.S. Government securities, mortgage-backed securities may be less effective than other types of securities as a means of "locking in" attractive long-term rates because of the prepayment feature. For instance, when interest rates decline, the value of these securities likely will not rise as much as comparable debt securities due to the prepayment feature. In addition, these prepayments can cause the price of a mortgage-backed security originally purchased at a premium to decline in price to its par value, which may result in a loss.

Since prepayment rates vary widely, it is not possible to predict accurately the average maturity of a particular mortgage-backed security. In the absence of a known maturity, market participants generally refer to an estimated average life. An average life estimate is a function of an assumption regarding anticipated prepayment patterns, based upon current interest rates, current conditions in the relevant housing markets and other factors. The assumption is necessarily subjective, and thus different market participants can produce different average life estimates with regard to the same security. There can be no assurance that estimated average life will be a security's actual average life.

GOVERNMENT PASS-THROUGH SECURITIES: These are securities that are issued or guaranteed by a U.S. Government agency representing an interest in a pool of mortgage loans. The primary issuers or guarantors of these mortgage-backed securities are GNMA, Fannie Mae and FHLMC. Fannie Mae and FHLMC obligations are not backed by the full faith and credit of the U.S. Government as GNMA certificates are, but Fannie Mae and FHLMC securities are supported by the instrumentalities right to borrow from the U.S. Treasury. GNMA, Fannie Mae and FHLMC each guarantees timely distributions of interest to certificate holders. GNMA and Fannie Mae also each guarantees timely distributions of scheduled principal. FHLMC has in the past guaranteed only the ultimate collection of principal of the underlying mortgage loan; however, FHLMC now issues mortgage-backed securities (FHLMC Gold PCS) which also guarantee timely payment of monthly principal reductions. Government and private guarantees do not extend to the securities value, which is likely to vary inversely with fluctuations in interest rates.

         PRIVATE PASS-THROUGH SECURITIES. These are mortgage-backed securities issued by a non-governmental entity, such as a trust. These securities include CMOs and REMICs that are rated in one of the top two rating categories by an NRSRO. While they are generally structured with one or more types of credit enhancement, private pass-through securities typically lack a guarantee by an entity having the credit status of a governmental agency or instrumentality.

         CMOs. The Funds may also invest in mortgage-backed securities issued by non-governmental entities. The mortgage-backed securities the Funds may purchase are CMOs and REMICs that are rated in one of the two top categories by S&P or Moody's and which are backed solely by GNMA certificates or other mortgage pass-throughs issued or guaranteed by the U.S. Government, its agencies or instrumentalities. CMOs are securities collateralized by mortgages, mortgage pass-throughs, mortgage "pay-through" bonds (bonds representing an interest in a pool of mortgages where the cash flow generated from the mortgage collateral pool is dedicated to bond repayment), and "mortgage-backed" bonds (general obligations of the issuers payable out of the issuers' general funds and additionally secured by a first lien on a pool of single family detached properties). Many CMOs are issued with a number of classes or series which have different maturities and are retired in sequence.

Investors purchasing such CMOs in the shortest maturities receive or are credited with their pro rata portion of the scheduled payments of interest and principal on the underlying mortgages plus all unscheduled prepayments of principal up to a predetermined portion of the total CMO obligation. Until that portion of such CMO obligation is repaid, investors in the longer maturities receive interest only. Accordingly, the CMOs in the longer maturity series are less likely than other mortgage pass-throughs to be prepaid prior to their stated maturity. Although some of the mortgages underlying CMOs may be supported by various types of insurance, and some CMOs may be backed by GNMA certificates or other mortgage pass-throughs issued or guaranteed by U.S. Government agencies or instrumentalities, the CMOs themselves are not generally guaranteed by U.S. Government agencies or instrumentalities.

         REMICs. REMICs are private entities formed for the purpose of holding a fixed pool of mortgages secured by an interest in real property. REMICs are similar to CMOs in that they issue multiple classes of securities.

         PARALLEL PAY SECURITIES; PAC BONDS: Parallel pay CMOs and REMICs are structured to provide payments of principal on each payment date to more than one class. These simultaneous payments are taken into account in calculating the stated maturity date or final distribution date of each class, which must be retired by its stated maturity date or final distribution date, but may be retired earlier. Planned Amortization Class CMOs ("PAC Bonds") generally require payments of a specified amount of principal on each payment date. PAC Bonds are always parallel pay CMOs with the required principal payment on such securities having the highest priority after interest has been paid to all classes.

         REITs: REITs are trusts that invest primarily in commercial real estate or real estate-related loans. The value of interests in REITs may be affected by the value of the property owned or the quality of the mortgages held by the trust.

         STRIPPED MORTGAGE-BACKED SECURITIES ("SMBS"): SMBs are usually structured with two classes that receive specified proportions of the monthly interest and principal payments from a pool of mortgage securities. One class may receive all of the interest payments and is thus termed an IO while the other class may receive all of the principal payments and is thus termed the PO. The value of IOs tends to increase as rates rise and decrease as rates fall; the opposite is true of POs. SMBs are extremely sensitive to changes in interest rates because of the impact thereon of prepayment of principal on the underlying mortgage securities and can experience wide swings in value in response to changes in interest rates and associated mortgage prepayment rates. During times when interest rates are experiencing fluctuations, such securities can be difficult to price on a consistent basis. The market for SMBs is not as fully developed as other markets; SMBs therefore may be illiquid.

MUNICIPAL SECURITIES.  Municipal securities include:

         MUNICIPAL NOTES consist of general obligation notes, tax anticipation notes (notes sold to finance working capital needs of the issuer in anticipation of receiving taxes on a future date), revenue anticipation notes (notes sold to provide needed cash prior to receipt of expected non-tax revenues from a specific source), bond anticipation notes, certificates of indebtedness, demand notes and construction loan notes.

         MUNICIPAL BONDS consist of general obligation bonds, revenue or special obligation bonds and private activity bonds, the interest paid on which is excludable from federal income tax. Private activity bonds are issued by or on behalf of states or political subdivisions thereof to finance privately-owned or operated facilities for business and manufacturing, housing, sports, and pollution control and to finance activities of and facilities for charitable institutions. Private activity bonds are also used to finance public facilities such as airports, mass transit systems, ports, parking and low-income housing. The payment of the principal and interest on private activity bonds is not backed by a pledge of tax revenues and is dependent solely on the ability of the facility's operator to meet its financial obligations and may be secured by a pledge of real and personal property so financed.

         The Funds may also purchase variable and floating rate demand notes and synthetic variable rate demand notes. Investments in such floating rate instruments will normally involve industrial development or revenue bonds which provide that the rate of interest is set as a specific percentage of a designated base rate (such as the prime rate) at a major commercial bank, and that the Fund involved can demand payment of the obligation at all times or at stipulated dates on short notice (not to exceed 30 days) at par plus accrued interest. Such obligations are frequently secured by letters of credit or other credit support arrangements provided by banks. The Advisor will monitor the earning power, cash flow and liquidity ratios of the issuers of such instruments and the ability of an issuer of a demand instrument to pay principal and interest on demand. The Funds may also purchase participation interests in municipal securities (such as industrial development bonds and municipal lease/purchase agreements). A participation interest gives the Fund an undivided interest in the underlying municipal security. If it is unrated, the participation interest will be backed by an irrevocable letter of credit or guarantee of a creditworthy financial institution or the payment obligation otherwise will be collateralized by U.S. Government securities. Participation interests may have fixed, variable or floating rates of interest and may include a demand feature. A participation interest without a demand feature or a participation interest or demand note with a demand feature exceeding seven days may be deemed to be an illiquid security subject to each Fund's investment limitations restricting its purchases of illiquid securities. The Advisor may purchase other types of tax-exempt instruments as long as they are of a quality equivalent to the bond or commercial paper ratings applicable to each Fund and satisfy other applicable requirements.

NEW JERSEY MUNICIPAL SECURITIES AND SPECIAL CONSIDERATIONS RELATING THERETO. The New Jersey Municipal Securities Fund invests primarily in the obligations of New Jersey State government and various local governments, including counties, cities, special districts, agencies and authorities. In general, the credit quality and credit risk of any issuer's debt depend on the state and local economy, the health of the issuer's finances, the amount of the issuer's debt, the quality of management, and the strength of legal provisions in debt documents that protect debt holders. Credit risk is usually lower wherever the economy is strong, growing and diversified; financial operations are sound; and the debt burden is reasonable.

New Jersey is the ninth largest state in population and the fifth smallest in land area. With an average of 1,134 persons per square mile, it is the most densely populated of all the states. According to the U.S. Bureau of the Census, the state's population was 7,748,000 in 1990 and 8,414,000 in 2000. New Jersey is located at the center of the megalopolis which extends from Boston to Washington, and which includes over one-fifth of the country's population. This central location in the northeastern corridor, the transportation and port facilities and proximity to New York City make the State an attractive location for corporate headquarters and international business offices. A number of Fortune Magazine's top 500 companies maintain headquarters or major facilities in New Jersey.

The State's economic base is diversified, consisting of a variety of manufacturing, construction and service industries, supplemented by rural areas with selective commercial agriculture. New Jersey has the Atlantic seashore on the east and lakes and mountains in the north and northwest, which provide recreation for residents as well as for out-of-state visitors. Since 1976, casino gambling in Atlantic City has been an important State tourist attraction.

Between 1980 and 1990, New Jersey's annual population growth was 0.51 percent and between 1990 and 2000, it accelerated to 0.83 percent. While this rate of growth is less than that for the United States, it compares favorably with other Middle Atlantic States. New York has shown a 0.54 percent annual rate of increase since 1990 and Pennsylvania's population has increased 0.33 percent per year. Historically, New Jersey's average per capita income has been well above the national average. In 1998 the State ranked second among all the states in per capita personal income at $33,937, compared to a national average of $26,412.

During 2000, a continuation of the national business expansion, a strong business climate in the State, and positive developments in neighboring metropolitan areas contributed to the State's economic expansion -- the 8th consecutive year of expansion. Employment within the State increased by 1.6% in 2000, resulting in an increase of more than 60,000 jobs. This was the fourth consecutive year that employment gains exceeded 60,000. New Jersey's unemployment rate fell below 4.0% in 2000, a rate which was below the national rate.

New Jersey's personal income increased at a pace of 5.4% in 2000, substantially stronger than the 4% rate in 1999. The strong State economy also led to a retail sales growth of almost 9%, just slightly lower than the 1999 rate. The economic outlook for 2001/2002 is for slower but positive growth. Employment is expected to increase by approximately 1% or 40,000 jobs each year, reflecting a slower growing national economy and continuing shortages in skilled technical specialties. The outlook also anticipates moderate but fairly steady growth in State personal income at 5.3% in 2001 and 5.5% in 2002.

The New Jersey outlook is based on expected national economic performance and on recent State strategic policy actions aimed at infrastructure improvements, effective education and training of the State's workforce, and maintaining a competitive business environment. Investments in each of these policy areas are critical to maintaining the long-term health of the State's economy.

The primary method for State financing of capital projects is through the sale of the general obligation bonds of the State. These bonds are backed by the full faith and credit of the State tax revenues and certain other fees are pledged to meet the principal and interest payments and if provided, redemption premium payments, if any, required to repay the bonds. General obligation debt must be approved by voter referendum and is used primarily to finance various environmental, transportation, correctional and institutional projects. As of June 30, 2000, the State's outstanding general obligation debt totaled $3.79 billion.

The outstanding general obligation bonds of New Jersey are rated "AA" by S&P, "Aa2" by Moody's and "AA" by Fitch. The ratings reflect only the views of the rating agencies.

PENNSYLVANIA MUNICIPAL SECURITIES AND SPECIAL CONSIDERATIONS RELATING THERETO. The Pennsylvania Municipal Securities Fund invests primarily in the obligations of Pennsylvania state government, state agencies and various local governments, including counties, cities, townships, special districts, and authorities. In general, the credit quality and credit risk of any issuer's debt depend on the state and local economy, the health of the issuer's finances, the amount of the issuer's debt, the quality of management, and the strength of legal provisions in debt documents that protect debt holders. Credit risk is usually lower wherever the economy is strong, growing and diversified; financial operations are sound; and the debt burden is reasonable.

The Commonwealth of Pennsylvania is one of the most populous states, ranking sixth behind California, Texas, New York, Florida and Illinois. Pennsylvania is an established state with a diversified economy, and had been historically identified as a heavy industry state. That reputation has changed over the last thirty years as the coal, steel and railroad industries declined and the Commonwealth's business environment readjusted to reflect a more diversified economic base. This economic readjustment was a direct result of a long-term shift in jobs, investment and workers away from the northeast part of the nation. Currently, the major sources of growth in Pennsylvania are in the service sector, including trade, medical and health services, education, and financial institutions. Pennsylvania's workforce is estimated at 5.5 million people, ranking as the sixth largest labor pool in the nation. The high level of education embodied in the Commonwealth's work force fosters a wide variety of employment capabilities with the State's basic and higher education statistics comparing favorably with other states in the nation.

The Commonwealth is highly urbanized. Of the Commonwealth's 1990 census population, 79 percent resided in the 15 Metropolitan Statistical Areas ("MSAs") of the Commonwealth. The largest MSAs in the Commonwealth are those which include the cities of Philadelphia and Pittsburgh, which together contain almost 44 percent of the State's total population. The population of Pennsylvania,
12.28 million people in 2000, according to the U.S. Bureau of the Census, represents a slight increase from the 1999 population of 11.99 million. Approximately 15.8 percent of Pennsylvania's population is comprised of persons 65 and over.

Non-agricultural employment in Pennsylvania over the ten years ending in 2000 increased at an annual rate of 0.2 percent, compared to a 0.2 percent rate for the Middle Atlantic region and 2.0 percent for the U.S. during the period 1990 through 2000. Non-manufacturing employment in Pennsylvania has increased in recent years to 83.7 percent of total employment in November 2000. Consequently, manufacturing employment constitutes a diminished share of total employment within the Commonwealth.

Pennsylvania's annual average unemployment rate was equivalent to the national average throughout the 1990's. Slower economic growth caused the unemployment rate in the Commonwealth to rise to 7.0 percent in 1991 and 7.6 percent in 1992. From 1994 through 1999, Pennsylvania's annual average unemployment rate was below the Middle Atlantic Region's average, but slightly higher than that of the United States. As of November 2000, the seasonably adjusted unemployment rate for the Commonwealth was 4.2 percent.

Personal income in the Commonwealth for 1999 is $343.9 billion, an increase of
4.3 percent over the previous year. During the same period, national personal income increased at a rate of 5.8 percent. Based on the 1999 personal income estimates, per capita income for 1999 is at $28,676 in the Commonwealth compared to per capita income in the United States of $28,518.

At the end of the 2000 fiscal year, the unappropriated surplus balance (prior to the transfer to the Tax Stabilization Reserve Fund) totaled $718.3 million, a $280.6 million increase from the fiscal 1999 year-end. The gain was due in part to higher than anticipated Commonwealth revenues. An amount of $107.7 million was transferred from the surplus to the Tax Stabilization Reserve Fund representing the required 15 percent annual transfer. The remaining $610.5 million fiscal year-end unappropriated surplus balance was carried over to the 2001 fiscal year for the General Fund. Commonwealth revenues for the 2000 fiscal year totaled $20,256.7 million, an increase of 5.4 percent over the prior fiscal year. Commonwealth tax revenues, net of an estimated $390.2 million of tax reductions enacted with the fiscal 2000 budget, increased by 5.2 percent for the fiscal year.

By law, the Governor must submit a balanced operating budget and while the General Assembly may change items, the Governor retains a line-item veto power. Total appropriations cannot exceed estimated revenues, also taking into account any deficit or surplus remaining from the previous year. The General Fund budget for the 2001 fiscal year included appropriations from Commonwealth revenues of $19,910.8 million and estimated revenues (net of estimated tax refunds and enacted tax changes) of $19,314.8 million. A draw down of the fiscal 2000 year-end unappropriated balance is intended to fund the $596.0 million difference between estimated revenues and projected spending. The level of proposed spending in the budget as enacted represents an increase of 2.5 percent over the spending authorized for fiscal 2000 of $19,426.3 million. Enacted tax changes effective for fiscal 2001 total a net estimated reduction of $444.6 million for the General Fund.

All outstanding general obligation bonds of the Commonwealth are rated AA by Standard and Poor's Corporation, Aa2 by Moody's Investors Service and AA by Fitch, Inc. The ratings reflect only the views of the rating agencies.

OPTIONS. A put option gives the purchaser of the option the right to sell, and the writer of the option the obligation to buy, the underlying security at any time during the option period. A call option gives the purchase of the option the right to buy, and the writer of the option the obligation to sell, the underlying security at any time during the option period. The premium paid to the writer is the consideration for undertaking the obligations under the option contract.

The initial purchase (sale) of an option contract is an "opening transaction." In order to close out an option position, a Fund may enter into a "closing transaction," which is simply the sale (purchase) of an option contract on the same security with the same exercise price and expiration date as the option contract originally opened.

A Fund may purchase put and call options to protect against a decline in the market value of the securities in its portfolio or to protect against an increase in the cost of securities that the Fund may seek to purchase in the future. A Fund pays a premium for purchasing put and call options. If price movements in the underlying securities are such that exercise of the options would not be profitable for a Fund, loss of the premium paid may be offset by an increase in the value of the Fund's securities or by a decrease in the cost of acquisition of securities by the Fund.

A Fund may write covered put and call options as a means of increasing the yield on its portfolio and as a means of providing limited protection against decrease in its market value. When a Fund sells an option, if the underlying securities do not increase or decrease to a price level that would make the exercise of the option profitable to the holder thereof, the option generally will expire without being exercised and the Fund will realize as profit the premium received for such option. When a call option of which a Fund is the writer is exercised, the Fund will be required to sell the underlying securities to the option holder at the strike price, and will not participate in any increase in the price of such securities above the strike price. When a put option of which a Fund is the writer is exercised, the Fund will be required to purchase the underlying securities at the strike price, which may be in excess of the market value of such securities.

A Fund may purchase and write options on an exchange or over-the-counter. Over-the-counter options ("OTC options") differ from exchange-traded options in several respects. They are transacted directly with dealers and not with a clearing corporation and therefore entail the risk of nonperformance by the dealer. OTC options are available for a greater variety of securities and for a wider range of expiration dates and exercise prices than are available for exchange-traded options. Because OTC options are not traded on an exchange, pricing is done normally by reference to information from a market maker. It is the position of the SEC that OTC options are illiquid.

A Fund may purchase and write put and call options on foreign currencies (traded on U.S. and foreign exchanges or over-the-counter markets) to manage its exposure to exchange rates. Call options on securities or foreign currency written by a Fund will be covered with an equal amount of the underlying security or foreign currency or other liquid assets and/or cash. With respect to put options on securities or foreign currency written by a Fund, the Fund will establish a segregated account with its custodian bank consisting of liquid assets and/or cash in an amount equal to the amount the Fund would be required to pay upon exercise of the put.

A Fund may purchase and write put and call options on indices and enter into related closing transactions. Put and call options on indices are similar to options on securities except that options on an index give the holder the right to receive, upon exercise of the option, an amount of cash if the closing level of the underlying index is greater than (or less than, in the case of puts) the exercise price of the option. This amount of cash is equal to the difference between the closing price of the index and the exercise price of the option, expressed in dollars multiplied by a specified number. Thus, unlike options on individual securities, all settlements are in cash, and gain or loss depends on price movements in the particular market represented by the index generally, rather than the price movements in individual securities. A Fund may choose to terminate an option position by entering into a closing transaction. The ability of a Fund to enter into closing transactions depends upon the existence of a liquid secondary market for such transactions.

All options written on indices must be covered. When a Fund writes an option on an index, it will establish a segregated account containing liquid assets and/or cash with its custodian in an amount at least equal to the market value of the option and will maintain the account while the option is open or will otherwise cover the transaction.

RISK FACTORS. Risks associated with options transactions include: (1) the success of a hedging strategy may depend on an ability to predict movements in the prices of individual securities, fluctuations in markets and movements in interest rates; (2) there may be an imperfect correlation between the movement in prices of options and the securities underlying them; (3) there may not be a liquid secondary market for options; and (4) while a Fund will receive a premium when it writes covered call options, it may not participate fully in a rise in the market value of the underlying security.

PAY-IN-KIND SECURITIES. Pay-in-kind securities pay interest in either cash or additional securities, at the issuer's option, for a specified period. Pay-in-kind bonds are designed to give an issuer flexibility in managing cash flow. Pay-in-kind bonds are expected to reflect the market value of the underlying debt plus an amount representing accreted interest since the last payment. Pay-in-kind securities are securities that have interest payable by delivery of additional securities. Upon maturity, the holder is entitled to receive the aggregate par value of the securities.

RECEIPTS. Interests in separately traded interest and principal component parts of U.S. Government obligations that are issued by banks or brokerage firms and are created by depositing U.S. Government obligations into a special account at a custodian bank. The custodian holds the interest and principal payments for the benefit of the registered owners of the certificates or receipts. The custodian arranges for the issuance of the certificates or receipts evidencing ownership and maintains the register. Receipts include "Treasury Receipts" ("TRs"), "Treasury Investment Growth Receipts" ("TIGRs"), and "Certificates of Accrual on Treasury Securities" ("CATS"). TIGRs and CATS are interests in private proprietary accounts while TRs and STRIPS are interests in accounts sponsored by the U.S. Treasury. Receipts are sold as zero coupon securities; for more information, see "Zero Coupon Securities."

REPURCHASE AGREEMENTS. Repurchase agreements are agreements by which a person (e.g., a portfolio) obtains a security and simultaneously commits to return the security to the seller (a financial institution deemed to present minimal risk of bankruptcy during the term of the agreement based on guidelines established by the Trustees of the Trust) at an agreed upon price (including principal and interest) on an agreed upon date within a number of days (usually not more than seven) from the date of purchase. The resale price reflects the purchase price plus an agreed upon market rate of interest which is unrelated to the coupon rate or maturity of the underlying security. A repurchase agreement involves the obligation of the seller to pay the agreed upon price, which obligation is in effect secured by the value of the underlying security.

Repurchase agreements are considered to be loans by a Fund for purposes of its investment limitations. The repurchase agreements entered into by the Funds will provide that the underlying security at all times shall have a value at least equal to 102% of the resale price stated in the agreement (the Advisor monitors compliance with this requirement). Under all repurchase agreements entered into by the Funds, a Fund takes actual or constructive possession of the underlying collateral. However, if the seller defaults, a Fund could realize a loss on the sale of the underlying security to the extent that the proceeds of sale including accrued interest are less than the resale price provided in the agreement including interest. In addition, even though the United States Bankruptcy Code provides protection for most repurchase agreements, if the seller should be involved in bankruptcy or insolvency proceedings, a Fund may incur delay and costs in selling the underlying security or may suffer a loss of principal and interest if a Fund is treated as an unsecured creditor and required to return the underlying security to the seller's estate.

RESTRICTED SECURITIES. Restricted securities are securities that may not be sold freely to the public absent registration under the Securities Act of 1933, as amended (the "1933 Act"), or an exemption from registration. Section 4(2) commercial paper is issued in reliance on an exemption from registration under
Section 4(2) of the 1933 Act, and is generally sold to institutional investors who purchase for investment. Any resale of such commercial paper must be an exempt transaction, usually to an institutional investor through the issuer or investment dealers who make a market on such commercial paper. Rule 144A securities are securities re-sold in reliance on an exemption from registration provided by Rule 144A under the 1933 Act.

SECURITIES LENDING. Each Fund may lend securities pursuant to agreements requiring that the loans be continuously secured by cash, U.S. Government securities, or any combination of cash and such securities, as collateral equal at all times to at least 100% of the market value of the securities lent. Such loans will not be made if, as a result, the aggregate amount of all outstanding securities loans for the Fund exceed one-third of the value of a Fund's total assets taken at fair market value. A Fund will continue to receive interest or dividends on the securities lent while simultaneously earning interest on the investment of the cash collateral in U.S. Government securities. However, a Fund will normally pay lending fees to such broker-dealers and related expenses from the interest earned on invested collateral. There may be risks of delay in receiving additional collateral or risks of delay in recovery of the securities if the borrowers fail financially. However, loans are made only to borrowers deemed by the Advisor to be of good standing and when, in the judgment of the Advisor, the consideration which can be earned currently from such securities loans justifies the attendant risk. Any loan may be terminated by either party upon reasonable notice to the
other  party.  The  Funds  may  use  SEI  Investments   Distribution  Co.  ("SEI
Investments" or the "Distributor") or a broker/dealer affiliate of the Advisor as a broker in these transactions.

STANDBY COMMITMENTS AND PUTS. The Funds may purchase securities at a price which would result in a yield to maturity lower than that generally offered by the seller at the time of purchase when they can simultaneously acquire the right to sell the securities back to the seller, the issuer, or a third party (the "writer") at an agreed-upon price at any time during a stated period or on a certain date. Such a right is generally denoted as a "standby commitment" or a "put." The purpose of engaging in transactions involving standby commitments or puts is to maintain flexibility and liquidity to permit the Funds to meet redemptions and remain as fully invested as possible in municipal securities. The right to put the securities depends on the writer's ability to pay for the securities at the time the put is exercised. The Funds will limit their put transactions to institutions which the Advisor believes present minimum credit risks, and the Advisor will use its best efforts to initially determine and continue to monitor the financial strength of the sellers of the options by evaluating their financial statements and such other information as is available in the marketplace. It may, however, be difficult to monitor the financial strength of the writers because adequate current financial information may not be available. In the event that any writer is unable to honor a put for financial reasons, the Fund would be a general creditor (i.e., on a parity with all other unsecured creditors) of the writer. Furthermore, particular provisions of the contract between the Fund and the writer may excuse the writer from repurchasing the securities; for example, a change in the published rating of the underlying municipal securities or any similar event that has an adverse effect on the issuer's credit or a provision in the contract that the put will not be exercised except in certain special cases, for example, to maintain portfolio liquidity. A Fund could, however, at any time sell the underlying portfolio security in the open market or wait until the portfolio security matures, at which time it should realize the full par value of the security.

Municipal Securities purchased subject to a put may be sold to third persons at any time, even though the put is outstanding, but the put itself, unless it is an integral part of the security as originally issued, may not be marketable or otherwise assignable. Therefore, the put would have value only to the Fund. The sale of the securities to a third party or the lapse of a certain period of time with the put unexercised may terminate the right to put the securities. Prior to the expiration of any put option, the Fund could seek to negotiate terms for the extension of such an option. If such a renewal cannot be negotiated on terms satisfactory to the Fund, the Fund could, of course, sell the portfolio security. The maturity of the underlying security will generally be different from that of the put. There will be no limit to the percentage of portfolio securities that a Fund may purchase subject to a standby commitment or put, but the amount paid directly or indirectly for all standby commitments and puts, which are not integral parts of the security as originally issued, held in the Fund will not exceed one half of 1% of the value of the total assets of such Fund calculated immediately after any such put is acquired.

STRUCTURED INVESTMENTS. Structured investments are a relatively new innovation and may be designed to have various combinations of equity and fixed income characteristics. Equity-linked securities are a form of structured investment and generally consist of a conversion privilege to a single company's common stock plus a fixed annual distribution to the holder. Equity-linked securities have some derivative characteristics because the conversion feature is linked to the price of the company's common stock. Equity-linked securities are designed to provide investors with higher quarterly income than the dividend paid per share on the common stock. However, equity-linked securities have decreased potential for capital appreciation because of limitations of the conversion feature.

Equity-linked securities include issues such as "Structured Yield Product Exchangeable for Stock" ("STRYPES"), "Trust Automatic Common Exchange Securities" ("TRACES"), "Trust Issued Mandatory Exchange Securities" ("TIMES"), "Trust Enhanced Dividend Securities" ("TRENDS") and other similar securities, including those which may be developed in the future.

The issuers of the above listed examples of equity-linked securities generally purchase and hold a portfolio of stripped U.S. Treasury securities maturing on a quarterly basis through the conversion date, and a forward purchase contract with an existing shareholder of the company relating to the common stock. Quarterly distributions on equity-linked securities generally consist of the cash received from the U.S. Treasury securities and equity-linked securities generally are not entitled to any dividends that may be declared on the common stock.

Equity-linked securities may be issued by closed-end or other forms of investment companies. To the extent that equity-linked securities are issued by investment companies, a Fund's investments in equity-linked securities are subject to the same limitations as investments in more traditional forms of investment companies; for more information on these limitations, see "Investment Limitations."

TAXABLE MUNICIPAL SECURITIES. Taxable Municipal Securities are municipal securities the interest on which is not exempt from federal income tax. Taxable Municipal Securities include "private activity bonds" that are issued by or on behalf of states or their political subdivisions to finance privately-owned or operated facilities for business and manufacturing, housing, sports, and pollution control and to finance activities of, and facilities for, charitable institutions. Private activity bonds are also used to finance public facilities such as airports, mass transit systems, ports, parking lots and low income housing. The payment of principal and interest on private activity bonds is not backed by a pledge of tax revenues, and is dependent solely on the ability of the facility's operator to meet its financial obligations, and may be secured by a pledge of the financial real and/or personal property.

TIME DEPOSITS. Time deposits are non-negotiable receipts issued by a bank in exchange for the deposit of funds. Like a certificate of deposit, it earns a specified rate of interest over a definite period of time; however, it cannot be traded in the secondary market. Time deposits with a withdrawal penalty or that mature in more than seven days are considered to be illiquid securities.

U.S. GOVERNMENT AGENCIES. Obligations issued or guaranteed by agencies of the U.S. Government, including, among others, the Federal Farm Credit Bank, the Federal Housing Administration and the Small Business Administration, and obligations issued or guaranteed by instrumentalities of the U.S. Government, including, among others, the Federal Home Loan Mortgage Corporation, the Federal Land Banks and the U.S. Postal Service. Some of these securities are supported by the full faith and credit of the U.S. Treasury, others are supported by the right of the issuer to borrow from the Treasury, while still others are supported only by the credit of the instrumentality. Guarantees of principal by agencies or instrumentalities of the U.S. Government may be a guarantee of payment at the maturity of the obligation so that in the event of a default prior to maturity there might not be a market and thus no means of realizing on the obligation prior to maturity. Guarantees as to the timely payment of principal and interest do not extend to the value or yield of these securities nor to the value of a Fund's shares.

U.S. TREASURY OBLIGATIONS. U.S. Treasury obligations consist of bills, notes and bonds issued by the U.S. Treasury and separately traded interest and principal component parts of such obligations that are transferable through the federal book-entry system known as Separately Traded Registered Interest and Principal Securities ("STRIPS").

VARIABLE AND FLOATING RATE INSTRUMENTS. Certain obligations may carry variable or floating rates of interest, and may involve a conditional or unconditional demand feature. Such instruments bear interest at rates which are not fixed, but which vary with changes in specified market rates or indices. The interest rates on these securities may be reset daily, weekly, quarterly or some other reset period, and may have a floor or ceiling on interest rate changes. There is a risk that the current interest rate on such obligations may not accurately reflect existing market interest rates. A demand instrument with a demand notice exceeding seven days may be considered illiquid if there is no secondary market for such security.

VARIABLE AMOUNT MASTER DEMAND NOTES. These notes permit the investment of fluctuating amounts at varying market rates of interest pursuant to direct arrangements between the Trust, as lender, and the borrower. Such notes provide that the interest rate on the amount outstanding varies on a daily, weekly or monthly basis depending upon a stated short-term interest rate index. Both the lender and the borrower have the right to reduce the amount of outstanding indebtedness at any time. There is no secondary market for the notes. It is not generally contemplated that such instruments will be traded. Variable amount master demand notes may or may not be backed by bank letters of credit.

WARRANTS. Warrants are instruments giving holders the right, but not the obligation, to buy equity or fixed income securities of a company at a given price during a specified period.

WHEN-ISSUED SECURITIES. The Funds may acquire fixed income and equity securities on a when-issued basis, in which case delivery and payment normally take place within 45 days after the date of commitment to purchase. The Funds will only make commitments to purchase obligations on a when-issued basis with the intention of actually acquiring the securities, but may sell them before the settlement date. The when-issued securities may be subject to market fluctuation, and no interest accrues to the purchaser on a fixed income security to the purchaser during this period. The payment obligation and the interest rate that will be received on the fixed income securities are each fixed at the time the purchaser enters into the commitment. Purchasing obligations on a when-issued basis is a form of leveraging and can involve a risk that the yields available in the market when the delivery takes place may actually be higher than those obtained in the transaction itself. In that case there could be an unrealized loss at the time of delivery.

Segregated accounts will be established with the Funds' custodian and the Funds will maintain liquid assets and/or cash in an amount at least equal in value to the Funds' commitments to purchase when-issued securities. If the value of these assets declines, the Funds will place additional liquid assets in the account on a daily basis so that the value of the assets in the account is at all times equal to the amount of such commitments.

YANKEE OBLIGATIONS. Yankee obligations are U.S. dollar-denominated instruments of foreign issuers who either register with the Securities and Exchange Commission or issue under Rule 144A under the Securities Act of 1933. These obligations consist of debt securities (including preferred or preference stock of non-governmental issuers), certificates of deposit, fixed time deposits and bankers' acceptances issued by foreign banks, and debt obligations of foreign governments or their subdivisions, agencies and instrumentalities, international agencies and supranational entities. Some securities issued by foreign governments or their subdivisions, agencies and instrumentalities may not be backed by full faith and credit of the foreign government.

ZERO COUPON SECURITIES. The Funds may invest in zero coupon securities. STRIPS and receipts (TRs, TIGRs and CATS) are sold as zero coupons securities, that is, fixed income securities that have been stripped of their unmatured interest coupons. Zero coupon securities are sold at a (usually substantial) discount and redeemed at face value at their maturity date without interim cash payments of interest or principal. The amount of this discount is accreted over the life of the security, and the accretion constitutes the income earned on the security for both accounting and tax purposes. Because of these features, the market prices of zero coupon securities are generally more volatile than the market prices of securities that have similar maturity but that pay interest periodically. Zero coupon securities are likely to respond to a greater degree to interest rate changes than are non-zero coupon securities with similar maturity and credit qualities.

Corporate zero coupon securities are: (i) notes or debentures which do not pay current interest and are issued at substantial discounts from par value, or (ii) notes or debentures that pay no current interest until a stated date one or more years into the future, after which the issuer is obligated to pay interest until maturity, usually at a higher rate than if interest were payable from the date of issuance and may also make interest payments in kind (e.g., with identical zero coupon securities). Such corporate zero coupon securities, in addition to the risks identified above, are subject to the risk of the issuer's failure to pay interest and repay principal in accordance with the terms of the obligation. A Fund must accrete the discount or interest on high-yield bonds structured as zero coupon securities as income even though it does not receive a corresponding cash interest payment until the security's maturity or payment date. A Fund may have to dispose of its securities under disadvantageous circumstances to generate cash, or may have to leverage itself by borrowing cash to satisfy distribution requirements. A Fund accretes income with respect to the securities prior to the receipt of cash payments.

                             INVESTMENT LIMITATIONS

I.       INVESTMENT LIMITATIONS OF THE TRUST

The following investment limitations are fundamental policies of each Fund which cannot be changed with respect to a Fund without the consent of the holders of a majority of that Fund's outstanding shares. The term "majority of the outstanding shares" means the vote of (i) 67% or more of a Fund's shares present at a meeting, if more than 50% of the outstanding shares of a Fund are present or represented by proxy, or (ii) more than 50% of a Fund's outstanding shares, whichever is less.

Each Fund may not:

1. Acquire more than 10% of the voting securities of any one issuer. The Fixed Income Fund, Balanced Fund, Equity Income Fund, Equity Value Fund, Equity Growth Fund, Mid Cap Fund, and International Equity Fund may not, with respect to 75% of the Fund's assets, acquire more than 10% of any class of the outstanding voting securities of any one issuer (other than obligations issued or guaranteed by the U.S. Government, its agencies or instrumentalities). This restriction does not apply to the Pennsylvania Municipal Securities Fund and New Jersey Municipal Securities Fund.

2. Invest in companies for the purpose of exercising control; provided, that this limitation does not apply to the Fixed Income Fund, Pennsylvania Municipal Securities Fund, New Jersey Municipal Securities Fund, High Yield Bond Fund, Balanced Fund, Equity Income Fund, Equity Index Fund, Equity Value Fund, Equity Growth Fund, Mid Cap Fund, or International Equity Fund.

3. Borrow money except for temporary or emergency purposes and then only in an amount not exceeding 10% of the value of total assets, except that the Fixed Income Fund, Pennsylvania Municipal Securities Fund, New Jersey Municipal Securities Fund, Balanced Fund, Equity Income Fund, Equity Value Fund, Equity Growth Fund, and Mid Cap Fund, may borrow an amount not exceeding 33 1/3% of the value of total assets. Any borrowing will be done from a bank and to the extent that such borrowing exceeds 5% of the value of the Fund's assets, asset coverage of at least 300% is required. In the event that such asset coverage shall at any time fall below 300%, the Fund shall, within three days thereafter or such longer period as the Securities and Exchange Commission ("SEC") may prescribe by rules and regulations, reduce the amount of its borrowings to such an extent that the asset coverage of such borrowings shall be at least 300%. This borrowing provision is included for temporary liquidity or emergency purposes. All borrowings in excess of 5% of the value of a Fund's total assets will be repaid before making additional investments and any interest paid on such borrowings will reduce income.

4. Pledge, mortgage or hypothecate assets except to secure temporary borrowings permitted by (3) above in aggregate amounts not to exceed 10% of total assets taken at current value at the time of the incurrence of such loan, except as permitted with respect to securities lending.

5. Purchase or sell real estate, real estate limited partnership interests, futures contracts, commodities or commodities contracts; provided that this shall not prevent a Fund from investing in readily marketable securities of issuers which own or invest in real estate, or commodities or commodities contracts; and provided that the Fixed Income Fund, Pennsylvania Municipal Securities Fund, New Jersey Municipal Securities Fund, High Yield Bond Fund, Balanced Fund, Equity Income Fund, Equity Index Fund, Equity Growth Fund, Equity Value Fund, Mid Cap Fund, and International Equity Fund can invest in futures contracts, commodities and commodities contracts.

6. Make short sales of securities, maintain a short position or purchase securities on margin, except that the Trust may obtain short-term credits as necessary for the clearance of security transactions;
         provided that the Balanced Fund, Equity Growth Fund, Equity Income Fund, Equity Value Fund, Mid Cap Fund and International Equity Fund may make short sales of securities "against the box" or in compliance with the SEC's position regarding the asset segregation requirements imposed by Section 18 of the 1940 Act and may maintain a short position.

7. Act as an underwriter of securities of other issuers except as it may be deemed an underwriter in selling a Fund security.

8. Purchase securities of other investment companies except as permitted by the 1940 Act, as amended, and the rules and regulations thereunder. Under these rules and regulations, as currently in effect, a Fund is generally prohibited from acquiring the securities of other investment companies if, as a result of such acquisition, the Fund owns more than 3% of the total voting stock of the company; securities issued by any one investment company represent more than 5% of the Fund's total assets; or securities (other than treasury stock) issued by all investment companies represent more than 10% of the Fund's total assets. The 1940 Act and the rules and regulations thereunder permit feeder funds to invest up to 100% of their assets in corresponding master funds.

9. Issue senior securities (as defined in the 1940 Act) except in connection with permitted borrowings as described above or as permitted by rule, regulation or order of the SEC.

10. Purchase or retain securities of an issuer if, to the knowledge of the Trust, an officer, trustee, partner or director of the Trust or any investment advisor of the Trust owns beneficially more than one half of 1% of the shares or securities of such issuer and all such officers, trustees, partners and directors owning more than one half of 1% of such shares or securities together own more than 5% of such shares or securities; provided that limitation does not apply to the Fixed Income Fund, Pennsylvania Municipal Securities Fund, New Jersey Municipal Securities Fund, High Yield Bond Fund, Balanced Fund, Equity Income Fund, Equity Index Fund, Equity Growth Fund, Equity Value Fund, Mid Cap Fund, and International Equity Fund.

11. Make loans, except that a Fund may (a) purchase or hold debt instruments in accordance with its investment objective and policies;
         (b) enter into repurchase agreements; and (c) engage in securities lending.

Each Non-Money Market Fund may not:

1. Purchase securities of any issuer (except securities issued or guaranteed by the U.S. Government, its agencies or instrumentalities and repurchase agreements involving such securities) if, as a result, more than 5% of the total assets of the Fund would be invested in the securities of such issuer. This restriction applies to 75% of each Fund's total assets. This restriction does not apply to the Pennsylvania Municipal Securities Fund and New Jersey Municipal Securities Fund.

2. Purchase any securities which would cause more than 25% of the total assets of any Fund to be invested in the securities of one or more issuers conducting their principal business activities in the same industry, provided that this limitation does not apply to investments in the obligations issued or guaranteed by the U.S. Government, its agencies or instrumentalities and repurchase agreements involving such securities or, with respect to the Fixed Income Funds only, to investments in tax-exempt securities issued by governments or political subdivisions of governments. For purposes of this limitation, (i) utility companies will be classified according to their services, for example, gas, gas transmissions, electric and telephone will each be considered a separate industry; (ii) financial services companies will be classified according to the end users of their services, for example, automobile finance, bank finance and diversified finance will each be considered a separate industry; (iii) with respect to the Equity Funds and Balanced Fund, only, supranational agencies will be deemed to be issuers conducting their principal business activities in the same industry; and (iv) with respect to the Balanced Fund and Equity Funds only, governmental issuers within a particular country will be deemed to be conducting their principal business activities in the same industry.

Each Money Market Fund may not:

1. Purchase securities of any issuer (except securities issued or guaranteed by the U.S. Government, its agencies or instrumentalities and repurchase agreements involving such securities) if, as a result, more than 5% of the total assets of the Fund would be invested in the securities of such issuer. This restriction applies to 75% of each Fund's total assets.

2. Purchase any securities which would cause more than 25% of the total assets of any Fund to be invested in the securities of one or more issuers conducting their principal business activities in the same industry, provided that this limitation does not apply to investments in the obligations issued or guaranteed by the U.S. Government, its agencies or instrumentalities, repurchase agreements involving such securities and obligations issued by domestic branches of U.S. banks or U.S. branches of foreign banks subject to the same regulation as U.S. banks or to investments in tax exempt securities issued by governments or political subdivisions of governments.

The foregoing percentage limitations apply at the time of the purchase of a security.

Notwithstanding the foregoing, each of the High Yield Bond Fund and Equity Index Fund may invest up to 100% of its assets in another investment company, or series thereof, with substantially similar investment objectives, policies and limitations.

The investment objectives are fundamental policies of each Fund. In addition, it is a fundamental policy of the Pennsylvania Municipal Securities Fund and New Jersey Municipal Securities Fund to invest at least 80% of their respective total assets in municipal securities. It is a fundamental policy of each Money Market Fund to use its best efforts to maintain a constant net asset value of $1.00 per share although there can be no assurance the Fund will be able to do so. It is also a fundamental policy of the Tax-Exempt Money Market Fund to invest at least 80% of its assets in municipal securities.

NON-FUNDAMENTAL POLICIES. The following investment policies are non-fundamental policies that may be changed by the Board of Trustees without shareholder approval.

No Fund may:

1. Invest in interests in oil, gas or other mineral exploration or development programs and oil, gas or mineral leases; provided that this limitation does not apply to the Equity Growth Fund.

2. Except for the High Yield Bond Fund, Balanced Fund, Equity Income Fund, Equity Index Fund, Equity Growth Fund, Equity Value Fund, Mid Cap Fund, and International Equity Fund, write or purchase puts, calls, options, warrants, or combinations thereof; except that (i) the Tax-Exempt Money Market Fund, Pennsylvania Municipal Securities Fund, and New Jersey Municipal Securities Fund may purchase securities subject to a put and
         (ii) the Balanced Fund, Equity Income Fund, Equity Value Fund and Mid Cap Fund may purchase warrants. However, the Balanced Fund, Equity Income Fund, Equity Value Fund, and Mid Cap Fund each may not invest more than 5% of its net assets in warrants; provided that of this 5%, no more than 2% may be in warrants not listed on the New York Stock Exchange or the American Stock Exchange.

The following non-fundamental policies are additional policies with respect to the Fixed Income Fund, Pennsylvania Municipal Securities Fund, New Jersey Municipal Securities Fund, High Yield Bond Fund, Balanced Fund, Equity Income Fund, Equity Index Fund, Equity Growth Fund, Equity Value Fund, Mid Cap Fund, and International Equity Fund.

The Funds may not:

1. Purchase or retain securities of an issuer if, to the knowledge of the Trust, an officer, trustee, partner or director of the Trust or any investment advisor of the Trust owns beneficially more than one half of 1% of the shares or securities of such issuer and all such officers, trustees, partners and directors owning more than one half of 1% of such shares or securities together own more than 5% of such shares or securities.

2.       Invest in companies for the purpose of exercising control.

The foregoing percentages apply at the time of the purchase of a security.

It is a non-fundamental policy of each Money Market Fund to invest no more than 10% of its net assets in illiquid securities (as defined under "Description of Permitted Investments"). It is a non-fundamental policy of each Non-Money Market Fund to invest no more than 15% of its net assets in illiquid securities.

II.      INVESTMENTS LIMITATIONS OF THE SIMT FUND

The following investment limitations are fundamental policies of the SIMT Fund (or the "Fund") which cannot be changed without the consent of the holders of a majority of the SIMT Fund's outstanding shares. The term "majority of the outstanding shares" means the vote of (i) 67% or more of the SIMT Fund's shares present at a meeting, if more than 50% of the outstanding shares of the SIMT Fund are present or represented by proxy, or (ii) more than 50% of the SIMT Fund's outstanding shares, whichever is less.

The SIMT Fund may not:

1. With respect to 75% of its assets, (i) purchase the securities of any issuer (except securities issued or guaranteed by the United States Government, its agencies or instrumentalities) if, as a result, more than 5% of its total assets would be invested in the securities of such issuer; or (ii) acquire more than 10% of the outstanding voting securities of any one issuer.

2. Purchase any securities which would cause more than 25% of the total assets of the Fund to be invested in the securities of one or more issuers conducting their principal business activities in the same industry, provided that this limitation does not apply to investments in obligations issued or guaranteed by the United States Government, its agencies or instrumentalities.

3. Borrow money in an amount exceeding 33 1/3% of the value its total assets, provided that, for purposes of this limitation, investment strategies which either obligate the Fund to purchase securities or require the Fund to segregate assets are not considered to be borrowings. To the extent that its borrowings exceed 5% of its assets,
         (i) all borrowings will be repaid before making additional investments and any interest paid on such borrowings will reduce income; and (ii) asset coverage of at least 300% is required.

4. Make loans if, as a result, more than 33?% of its total assets would be loaned to other parties, except that the Fund may (i) purchase or hold debt instruments in accordance with its investment objective and policies; (ii) enter into repurchase agreements; and (iii) lend its securities.

5. Purchase or sell real estate, physical commodities, or commodities contracts, except that the Fund may purchase (i) marketable securities issued by companies which own or invest in real estate (including real estate investment trusts), commodities, or commodities contracts; and
         (ii) commodities contracts relating to financial instruments, such as financial futures contracts and options on such contracts.

6. Issue senior securities(as defined in the 1940 Act) except as permitted by rule, regulation or order of the SEC.

7. Act as an underwriter of securities of other issuers except as it may be deemed an underwriter in selling a portfolio security.

8. Invest in interests in oil, gas, or other mineral exploration or development programs and oil, gas or mineral leases.

The foregoing percentages will apply at the time of the purchase of a security and shall not be considered violated unless an excess or deficiency occurs immediately after or as a result of a purchase of such security. These investment limitations and the investment limitations in SIMT's prospectus are fundamental policies of SIMT and may not be changed without shareholder approval.

NON-FUNDAMENTAL POLICIES. The following investment policies are non-fundamental policies that may be changed by SIMT's Board of Trustees without shareholder approval.

The SIMT Fund may not:

1. Pledge, mortgage or hypothecate assets except to secure borrowings permitted by the Portfolio's fundamental limitation on borrowing.

2.       Invest in companies for the purpose of exercising control.

3. Purchase securities on margin or effect short sales, except that the Fund may (i) obtain short term credits as necessary for the clearance of security transactions; (ii) provide initial and variation margin payments in
                                      S-33
         connection with transactions involving futures contracts and options on such contracts; and (iii) make short sales "against the box" or in compliance with the SEC's position regarding the asset segregation requirements imposed by Section 18 of the 1940 Act.

4. Invest its assets in securities of any investment company, except as permitted by the 1940 Act or an order of exemption therefrom.

5. Purchase or hold illiquid securities, i.e., securities that cannot be disposed of for their approximate carrying value in seven days or less (which term includes repurchase agreements and time deposits maturing in more than seven days) if, in the aggregate, more than 15% of its net assets would be invested in illiquid securities.

6. Purchase securities which are not readily marketable, if, in the aggregate, more than 15% of its total assets would be invested in such securities.

Under rules and regulations established by the SEC, an investment company is typically prohibited from acquiring the securities of other investment companies if, as a result of such acquisition, the investment company owns more than 3% of the total voting stock of the company; securities issued by any one investment company represent more than 5% of the total investment company's assets; or securities (other than treasury stock) issued by all investment companies represent more than 10% of the total assets of the investment company. However, certain investment companies may rely upon SEC exemptive orders which permit the investment company to invest in other investment companies beyond these percentage limitations. An investment company's purchase of such securities results in the bearing of expenses such that shareholders would indirectly bear a proportionate share of the operating expenses of such investment companies, including advisory fees.

Each of the foregoing percentage limitations (except with respect to the limitation on investing in illiquid securities) apply at the time of purchase.

III.     INVESTMENT LIMITATIONS OF THE SIF FUND

The following investment limitations are fundamental policies of the SIF Fund (or the "Fund") which cannot be changed without the consent of the holders of a majority of the SIF Fund's outstanding shares. The term "majority of the outstanding shares" means the vote of (i) 67% or more of the SIF Fund's shares present at a meeting, if more than 50% of the outstanding shares of the SIF Fund are present or represented by proxy, or (ii) more than 50% of the SIF Fund's outstanding shares, whichever is less.

The SIF Fund may not:

1. Purchase securities of any issuer (except securities issued or guaranteed by the United States Government, its agencies or instrumentalities) if, as a result, more than 5% of the Fund's total assets would be invested in the securities of such issuer. This restriction applies to 75% of the Fund's total assets.

2. Purchase any securities which would cause more than 25% of the Fund's total assets to be invested in the securities of one or more issuers conducting their principal business activities in the same industry, provided that this limitation does not apply to investments in obligations issued or guaranteed by the United States Government or its agencies or instrumentalities.

3. Borrow money, except for temporary or emergency purposes and then only in an amount not exceeding 10% of the value of the total assets of the Fund. This borrowing provision is included solely to facilitate the orderly sale of portfolio securities to accommodate substantial redemption requests if they should occur, and is not for investment purposes. All borrowings will be repaid before making additional investments for the Fund and any interest paid on such borrowings will reduce the Fund's income.

4. Make loans, except that the Fund, (i) may enter into repurchase agreements, provided that repurchase agreements and time deposits maturing in more than seven days, and other illiquid securities, including securities which are not readily marketable or are restricted, are not to exceed, in the aggregate, 10% of the

         Fund's total assets, (ii) may engage in securities lending as described in SIF's prospectus, and (iii) may purchase or hold debt instruments in accordance with its investment objectives and policies.

5. Pledge, mortgage or hypothecate assets, except to secure temporary borrowings as described in the SIF Fund prospectus in aggregate amounts not to exceed 10% of the net assets of the Portfolio taken at current value at the time of the incurrence of such loan and in connection with stock index futures trading as provided in SIF's prospectus and Statement of Additional Information.

6.       Invest in companies for the purpose of exercising control.

7. Purchase or sell real estate, real estate limited partnership interests, physical commodities or commodities contracts. However, subject to its permitted investments, the Fund may purchase (i) obligations issued by companies which invest in real estate, commodities or commodities contracts, and (ii) commodities contracts related to financial instruments, such as financial futures contracts.

8. Make short sales of securities, maintain a short position or purchase securities on margin, except that SIF may obtain short-term credits as necessary for the clearance of security transactions.

9. Act as an underwriter of securities of other issuers except as it may be deemed an underwriter in selling a portfolio security.

10. Purchase securities of other investment companies except as permitted by the 1940 Act and the rules and regulations thereunder and may only purchase securities of money market funds.

11. Issue senior securities (as defined in the 1940 Act) except in connection with permitted borrowings as described in the SIF S&P 500 Index Portfolio prospectus and SIF's Statement of Additional Information or as permitted by rule, regulation or order of the SEC.

12. Purchase or retain securities of an issuer if, to the knowledge of SIF, an officer, trustee, partner or director of SIF or any investment advisor of SIF owns beneficially more than one half of 1% of the shares or securities of such issuer and all such officers, trustees, partners and directors owning more than one half of 1% of such shares or securities together own more than 5% of such shares or securities.

13. Purchase securities of any company which has (with predecessors) a record of less than three years continuing operations if, as a result, more than 5% of the total assets (taken at current value) would be invested in such securities.

14. Purchase warrants, puts, calls, straddles, spreads or combinations thereof.

15. Invest in interests in oil, gas or other mineral exploration or development programs.

16. Purchase restricted securities (securities which must be registered under the Securities Act of 1933 before they may be offered or sold to the public) or other illiquid securities except as described in SIF's prospectus and Statement of Additional Information.

The foregoing percentages will apply at the time of the purchase of a security and shall not be considered violated unless an excess or deficiency occurs or exists immediately after and as a result of a purchase of such security. These investment limitations and the investment limitations in SIF's Prospectus are fundamental policies of SIF and may not be changed without shareholder approval.

                             MANAGEMENT OF THE TRUST

TRUSTEES AND OFFICERS OF THE TRUST

The Trustees and Executive Officers of the Trust, their respective dates of birth, and their principal occupations for the last five years are set forth below. Each may have held other positions with the named companies during that period. Unless otherwise noted, the business address of each Trustee and each Executive Officer is SEI Investments Company, Oaks, Pennsylvania, 19456. Certain officers of the Trust also serve as officers to one or more mutual funds for which SEI Investments Company or its affiliates act as investment manager, administrator or distributor.

ARTHUR L. BERMAN - Trustee - Date of Birth: 07/27/27 - President of Bertek, Inc. (1972-1994).

JAMES B. GRECCO - Trustee - Date of Birth: 02/17/33 - President, Grecco Auto Body Inc. (1986 - present); President, Grecco Auto Imports, Inc. (1970 - present); President, Joyce Motor Corp. (1979 - present); President, Grecco Auto Leasing Inc. (1964 - present); President, Grecco Lincoln Mercury Inc. (1964 - present).

RAY KONRAD - Trustee - Date of Birth: 09/17/36 - Chairman and Chief Executive Officer of American Compressed Gases, Inc. (1961 - present).

ROBERT A. NESHER - Chairman of the Board of Trustees* - Date of Birth: 08/17/46
- Currently performs various services on behalf of SEI Investments for which Mr. Nesher is compensated. Executive Vice President of SEI Investments, 1986-1994. Director and Executive Vice President of the Administrator and the Distributor, 1981-1994. Trustee of The Advisors' Inner Circle Fund, The Arbor Fund, Bishop Street Funds, The Expedition Funds, Oak Associates Funds, SEI Asset Allocation Trust, SEI Daily Income Trust, SEI Index Funds, SEI Institutional Investments Trust, SEI Institutional Managed Trust, SEI International Trust, SEI Liquid Asset Trust and SEI Tax Exempt Trust.

THOMAS D. SAYLES, JR. - Trustee* - Date of Birth: 01/16/32 - Consultant (1995 - present); Chairman of Summit Bank (1971-1995).

CHRISTINE  H.  YACKMAN  -  Trustee - Date of Birth:  12/30/61  -  Executive  and
Corporate Officer, Edgeboro Disposal, Inc. and Affiliated Companies (1991 - present); Office Manager, Herbert Sand Co., Inc. (1981 - 1986).

JAMES R. FOGGO - President and Chief Executive Officer - Date of Birth: 06/30/64
- Vice President and Assistant Secretary of the Administrator and the Distributor since 1998. Associate, Paul Weiss, Rifkind, Wharton & Garrison (law firm), 1998. Associate, Baker & McKenzie (law firm), 1995-1998. Associate, Battle Fowler L.L.P. (law firm), 1993-1995. Operations Manager, The Shareholder Services Group, Inc., 1986-1990.

CHRISTOPHER F. SALFI - Controller and Chief Financial Officer - Date of Birth:
11/28/63 - Director, Fund Accounting, SEI Investments since January 1998; prior to his current position, served most recently as Fund Accounting Manager of SEI Investments from 1994 to 1997; Investment Accounting Manager, PFPC from 1993 to 1994; FPS Services, Inc. from 1986 to 1993.

TIMOTHY D.  BARTO - Vice  President  and  Assistant  Secretary  - Date of Birth:
03/28/68 - Employed by SEI Investments since October 1999. Vice President and Assistant Secretary of the Administrator and Distributor since December 1999. Associate at Dechert Price & Rhoads, 1997-1999. Associate, at Richter, Miller & Finn, 1994-1997.

TODD B.  CIPPERMAN - Vice  President  and  Assistant  Secretary - Date of Birth:
02/14/66 - Vice President and Assistant Secretary of SEI Investments, the Administrator and the Distributor since 1995. Associate, Dewey Ballantine (law firm) (1994-1995). Associate, Winston & Strawn (law firm) (1991-1994).

LYDIA A.  GAVALIS - Vice  President  and  Assistant  Secretary  - Date of Birth:
06/05/64 - Vice President and Assistant Secretary of the Administrator and the Distributor since 1998. Assistant General Counsel and Director of Arbitration, Philadelphia Stock Exchange (1989-1998).

CHRISTINE  M.  MCCULLOUGH - Vice  President  and  Assistant  Secretary - Date of
Birth: 12/02/60 - Employed by SEI Investments since November 1, 1999. Vice President and Assistant Secretary of the Administrator and the Distributor since December 1999. Associate at White and Williams LLP, 1991-1999. Associate at Montgomery, McCracken, Walker & Rhoads, 1990-1991.

WILLIAM E. ZITELLI, JR. - Vice President and Secretary - Date of Birth: 06/14/68
- Vice President and Assistant Secretary of the Administrator and Distributor since August 2000. Vice President, Merrill Lynch & Co. Asset Management Group (1998 - 2000). Associate at Pepper Hamilton LLP (1997 - 1998). Associate at Reboul, MacMurray, Hewitt, Maynard & Kristol (1994 - 1997).

RICHARD W. GRANT - Secretary - Date of Birth: 10/25/45 - 1701 Market Street, Philadelphia, PA 19103-2921, Partner of Morgan, Lewis & Bockius LLP (law firm), counsel to the Trust, Administrator and Distributor.

 ----------------
* "Interested person" within the meaning of the 1940 Act.

The Trustees and officers of the Trust own less than 1% of the outstanding shares of the Trust. The Trust pays the fees for Trustees who are not affiliated with the Administrator. During the fiscal year ended December 31, 2000, the Trust paid approximately $60,000 in fees to the unaffiliated Trustees. Compensation of officers and Trustees of the Trust affiliated with the Administrator is paid by the Administrator.

                               COMPENSATION TABLE

---------------------------- -------------------- ----------------------- --------------- -------------------------------------
 NAME OF PERSON, POSITION         AGGREGATE       PENSION OR RETIREMENT     ESTIMATED      TOTAL COMPENSATION FROM REGISTRANT
                              COMPENSATION FROM    BENEFITS ACCRUED AS        ANNUAL       AND FUND COMPLEX PAID TO TRUSTEES
                                REGISTRANT 1      PART OF FUND EXPENSES   BENEFITS UPON         FOR THE FISCAL YEAR ENDED
                                                                            RETIREMENT            DECEMBER 31, 2000 2
---------------------------- -------------------- ----------------------- --------------- -------------------------------------
---------------------------- -------------------- ----------------------- --------------- -------------------------------------

Arthur L. Berman, Trustee                $12,000           N/A                 N/A        $12,000 for service on 1 board
---------------------------- -------------------- ----------------------- --------------- -------------------------------------
---------------------------- -------------------- ----------------------- --------------- -------------------------------------
James B. Grecco,                         $12,000           N/A                 N/A        $12,000 for service on 1 board
Trustee

---------------------------- -------------------- ----------------------- --------------- -------------------------------------
---------------------------- -------------------- ----------------------- --------------- -------------------------------------
Ray Konrad,                              $12,000           N/A                 N/A        $12,000 for service on 1 board
Trustee

---------------------------- -------------------- ----------------------- --------------- -------------------------------------
---------------------------- -------------------- ----------------------- --------------- -------------------------------------
Robert A. Nesher, Trustee*               $0                N/A                 N/A        $0 for service on 1 board
---------------------------- -------------------- ----------------------- --------------- -------------------------------------
---------------------------- -------------------- ----------------------- --------------- -------------------------------------
Thomas D. Sayles, Jr.,                   $12,000           N/A                 N/A        $12,000 for service on 1 board
Trustee

---------------------------- -------------------- ----------------------- --------------- -------------------------------------
---------------------------- -------------------- ----------------------- --------------- -------------------------------------
Christine H. Yackman,                    $12,000           N/A                 N/A        $12,000 for service on 1 board
Trustee

---------------------------- -------------------- ----------------------- --------------- -------------------------------------

 (1)     Amounts do not include travel expenses.
 (2) There are no other investment companies in the "Fund Complex" (as that term is defined in the Securities and Exchange Act of 1934, as amended).
  *      Messr. Nesher is an "interested person" as defined in the 1940 Act.

TRUSTEES AND OFFICERS OF SIMT AND SIF

The following individuals currently serve as the Trustees and Officers of SIMT and SIF. For those executive officers who are also officers of the Trust, only the name and office of the Trustee or officer is set forth below.

ROBERT A. NESHER - Chairman of the Board of Trustees.*

WILLIAM M. DORAN - Trustee* - Date of Birth: 05/26/40 - 1701 Market Street, Philadelphia, PA 19103. Partner, Morgan, Lewis & Bockius LLP (law firm), counsel to the Trust, SEI Investments, the Administrator and the Distributor. Director of SEI Investments since 1974; Secretary of SEI Investments since 1978. Trustee of The
                                      S-37

Advisors' Inner Circle Fund, The Arbor Fund, The Expedition Funds, SEI Asset Allocation Trust, SEI Daily Income Trust, SEI Index Funds, SEI Institutional International Trust, SEI Institutional Investments Trust, SEI Institutional Managed Trust, SEI Insurance Products Trust, SEI Liquid Asset Trust and SEI Tax Exempt Trust.

F. WENDELL GOOCH - Trustee** - Date of Birth: 12/03/32 - President, Orange County Publishing Co., Inc.; Publisher, Paoli News and Paoli Republican; and
Editor, Paoli Republican, October 1981-January 1997. President, H&W Distribution, Inc., since July 1984. Executive Vice President, Trust Department, Harris Trust and Savings Bank and Chairman of the Board of Directors of The Harris Trust Company of Arizona before January 1981. Trustee of SEI Asset Allocation Trust, SEI Daily Income Trust, SEI Index Funds, SEI Institutional International Trust, SEI Institutional Investments Trust, SEI Institutional Managed Trust, SEI Insurance Products Trust, SEI Liquid Asset Trust, SEI Tax Exempt Trust, STI Classic Funds and STI Classic Variable Trust.

ROSEMARIE  B.  GRECO  -  Trustee**  -  Date  of  Birth:  03/31/46  -  Principal,
Grecoventures (consulting firm) since August 1997. President, Corestates Financial Corp., 1991-1997; Chief Executive Officer and President, Corestates Bank, N.A., 1991-1997; Director, Sonoco, Inc.; Director, PECO Energy; Director, Radian, Inc.; Trustee, Pennsylvania Real Estate Investment Trust; Director, Cardone Industries, Inc.; Director, Genuardi Markets, Inc.; Director, PRWT Comserve, Inc. Trustee of SEI Asset Allocation Trust, SEI Daily Income Trust, SEI Index Funds, SEI Institutional International Trust, SEI Institutional Investments Trust, SEI Institutional Managed Trust, SEI Insurance Products Trust, SEI Liquid Asset Trust and SEI Tax Exempt Trust.

JAMES M. STOREY - Trustee** - Date of Birth: 04/12/31 - Partner, Dechert Price & Rhoads, September 1987-December 1993. Trustee of The Advisors' Inner Circle Fund, The Arbor Fund, The Expedition Funds, SEI Asset Allocation Trust, SEI Daily Income Trust, SEI Index Funds, SEI Institutional International Trust, SEI Institutional Investments Trust, SEI Institutional Managed Trust, SEI Insurance Products Trust, SEI Liquid Asset Trust and SEI Tax Exempt Trust.

GEORGE J. SULLIVAN, JR. - Trustee** - Date of Birth: 11/13/42 - Chief Executive Officer, Newfound Consultants Inc. since April 1997. General Partner, Teton
Partners,  L.P.,  June 1991-  December  1996;  Chief  Financial  Officer,  Noble
Partners, L.P., March 1991-December 1996; Treasurer and Clerk, Peak Asset Management, Inc., since 1991; Trustee, Navigator Securities Lending Trust, since 1995. Trustee of The Advisors' Inner Circle Fund, The Arbor Fund, The Expedition Funds, SEI Asset Allocation Trust, SEI Daily Income Trust, SEI Index Funds, SEI Institutional International Trust, SEI Institutional Investments Trust, SEI Institutional Managed Trust, SEI Insurance Products Trust, SEI Liquid Asset Trust and SEI Tax Exempt Trust.

EDWARD D.  LOUGHLIN -  President  and Chief  Executive  Officer - Date of Birth:
03/07/51 - Executive Vice President and President - Asset Management Division of SEI Investments since 1993. Executive Vice President of the Administrator since 1994. Senior Vice President of the Distributor, 1986-1991; Vice President of the Distributor, 1981-1986.

JAMES R. FOGGO - Controller and Chief Financial Officer.

TIMOTHY D. BARTO - Vice President and Assistant Secretary.


TODD B. CIPPERMAN - Vice President and Assistant Secretary.


LYDIA A. GAVALIS - Vice President and Assistant Secretary.

CHRISTINE M. MCCULLOUGH - Vice President and Assistant Secretary.

CYNTHIA M. PARRISH - Vice  President  and  Assistant  Secretary - Date of Birth:
10/23/59 - Vice President and Assistant Secretary of SEI Investments, the Administrator and the Distributor since August 1997. Branch Chief, Division of Enforcement, U.S. Securities and Exchange Commission, January 1995-August 1997. Senior Counsel - Division of Enforcement, U.S. Securities and Exchange Commission, September 1992- January 1995. Staff Attorney - Division of Enforcement, U.S. Securities and Exchange Commission, September 1990- September 1992.

ROBERT S. LUDWIG - Vice President and Assistant Secretary - Date of Birth:
03/12/50 - Employed by SEI Investments since 1985. Senior Vice President and Chief Investment Officer of SEI Asset Management Group since 1995. Manager of Product Development for SEI's institutional mutual funds and repurchase trading desk from 1985 to 1995. Held various product management and development positions at Chase Econometrics and Interactive Data Corporation from 1974 to 1985.

WILLIAM E.  ZITELLI,  JR. - Vice  President  and  Assistant  Secretary - Date of
Birth: 06/14/68 - Vice President and Assistant Secretary of the Administrator and Distributor since August 2000. Vice President, Merrill Lynch & Co. Asset Management Croup (1998 - 2000). Associate at Pepper Hamilton LLP (1997 - 1998). Associate at Reboul, MacMurray, Hewitt, Maynard & Kristol (1994 - 1997).

RICHARD W. GRANT - Secretary.
----------------
* Messrs. Nesher and Doran are Trustees who may be deemed to be "interested persons" of the Trust as the term is defined in the 1940 Act.

** Messrs. Gooch, Storey, Sullivan and Ms. Greco serve as members of the Audit Committee of the Trust.


For the fiscal year ended September 30, 2000, SIMT paid the following amounts to the Trustees:

---------------------------- ------------------------ ----------------------- ------------------ ------------------------------
NAME OF PERSON AND POSITION  AGGREGATE COMPENSATION   PENSION OR RETIREMENT   ESTIMATED ANNUAL      TOTAL COMPENSATION FROM
                              FROM SIMT FOR FISCAL     BENEFITS ACCRUED AS      BENEFITS UPON     REGISTRANT AND FUND COMPLEX
                             YEAR END SEPTEMBER 30,   PART OF FUND EXPENSES      RETIREMENT      PAID TO DIRECTORS FOR FISCAL
                                      2000                                                        YEAR END SEPTEMBER 30, 2000
---------------------------- ------------------------ ----------------------- ------------------ ------------------------------
---------------------------- ------------------------ ----------------------- ------------------ ------------------------------

Robert A. Nesher, Trustee                         $0                      $0                 $0  $0 for service on 9 boards
---------------------------- ------------------------ ----------------------- ------------------ ------------------------------
---------------------------- ------------------------ ----------------------- ------------------ ------------------------------
William M. Doran, Trustee                         $0                      $0                 $0  $0 for service on 9 boards
---------------------------- ------------------------ ----------------------- ------------------ ------------------------------
---------------------------- ------------------------ ----------------------- ------------------ ------------------------------
F. Wendell Gooch, Trustee                    $25,542                      $0                 $0  $110,750 for services on 9
                                                                                                 boards

---------------------------- ------------------------ ----------------------- ------------------ ------------------------------
---------------------------- ------------------------ ----------------------- ------------------ ------------------------------
Rosemarie B. Greco,                          $20,931                      $0                 $0  $83,250 for  services on 9
Trustee                                                                                          boards
---------------------------- ------------------------ ----------------------- ------------------ ------------------------------
---------------------------- ------------------------ ----------------------- ------------------ ------------------------------
James M. Storey, Trustee                     $25,542                      $0                 $0  $110,750 for services on 9
                                                                                                 boards

---------------------------- ------------------------ ----------------------- ------------------ ------------------------------
---------------------------- ------------------------ ----------------------- ------------------ ------------------------------
George J. Sullivan, Jr.,                     $25,542                      $0                 $0  $110,750 for  services on 9
Trustee                                                                                          boards
---------------------------- ------------------------ ----------------------- ------------------ ------------------------------

Mr. Edward W. Binshadler is a Trustee Emeritus of the Trust. Mr. Binshadler serves as a consultant to the Audit Committee and receives as compensation, $5,000 per Audit Committee meeting attended.


For the fiscal year ended March 31, 2000, SIF paid the following amounts to the
Trustees:

---------------------------- ------------------------ ----------------------- ------------------ ------------------------------
NAME OF PERSON AND POSITION  AGGREGATE COMPENSATION   PENSION OR RETIREMENT   ESTIMATED ANNUAL      TOTAL COMPENSATION FROM
                               FROM SIF FOR FISCAL     BENEFITS ACCRUED AS      BENEFITS UPON     REGISTRANT AND FUND COMPLEX
                             YEAR END MARCH 31, 2000  PART OF FUND EXPENSES      RETIREMENT      PAID TO DIRECTORS FOR FISCAL
                                                                                                    YEAR END MARCH 31, 2000
---------------------------- ------------------------ ----------------------- ------------------ ------------------------------
---------------------------- ------------------------ ----------------------- ------------------ ------------------------------

Robert A. Nesher, Trustee                         $0                      $0                 $0  $0 for service on 8 boards
---------------------------- ------------------------ ----------------------- ------------------ ------------------------------
---------------------------- ------------------------ ----------------------- ------------------ ------------------------------
William M. Doran, Trustee                         $0                      $0                 $0  $0 for service on 8 boards
---------------------------- ------------------------ ----------------------- ------------------ ------------------------------
---------------------------- ------------------------ ----------------------- ------------------ ------------------------------
F. Wendell Gooch, Trustee                     $4,747                      $0                 $0  $104,750 for services on 8
                                                                                                 boards

---------------------------- ------------------------ ----------------------- ------------------ ------------------------------
---------------------------- ------------------------ ----------------------- ------------------ ------------------------------

---------------------------- ------------------------ ----------------------- ------------------ ------------------------------
NAME OF PERSON AND POSITION  AGGREGATE COMPENSATION   PENSION OR RETIREMENT   ESTIMATED ANNUAL      TOTAL COMPENSATION FROM
                               FROM SIF FOR FISCAL     BENEFITS ACCRUED AS      BENEFITS UPON     REGISTRANT AND FUND COMPLEX
                             YEAR END MARCH 31, 2000  PART OF FUND EXPENSES      RETIREMENT      PAID TO DIRECTORS FOR FISCAL
                                                                                                    YEAR END MARCH 31, 2000
---------------------------- ------------------------ ----------------------- ------------------ ------------------------------
---------------------------- ------------------------ ----------------------- ------------------ ------------------------------

Rosemarie B. Greco,                           $1,196                      $0                 $0  $27,750 for  services on 8
Trustee                                                                                          boards
---------------------------- ------------------------ ----------------------- ------------------ ------------------------------
---------------------------- ------------------------ ----------------------- ------------------ ------------------------------
James M. Storey, Trustee                      $4,747                      $0                 $0  $104,750 for services on 8
                                                                                                 boards

---------------------------- ------------------------ ----------------------- ------------------ ------------------------------
---------------------------- ------------------------ ----------------------- ------------------ ------------------------------
George J. Sullivan, Jr.,                      $4,747                      $0                 $0  $104,750 for  services on 8
Trustee                                                                                          boards
---------------------------- ------------------------ ----------------------- ------------------ ------------------------------


Mr. Edward W. Binshadler is a Trustee Emeritus of the Trust. Mr. Binshadler serves as a consultant to the Audit Committee and receives as compensation, $5,000 per Audit Committee meeting attended.

                                   THE ADVISOR

For the periods prior to March 1, 2001, Summit Bank Investment Management Division, a division of Summit Bank ("Summit Bank"), served as the Investment Advisor to the Funds. Summit Bank was a wholly-owned subsidiary of Summit Bancorp. On March 1, 2001, FleetBoston Financial Corporation ("FleetBoston") acquired Summit Bancorp and thereafter Fleet Investment Advisors Inc. ("Fleet"), an indirect wholly-owned subsidiary of FleetBoston, became the advisor of the Funds. The Board of Trustees has approved an interim advisory agreement between the Trust and Fleet. Shareholders will have an opportunity to approve a permanent advisory agreement (the "Advisory Agreement") at a shareholder meeting to be held during the interim period. Fleet, 100 Federal Street, Boston, Massachusetts 02109 was established in 1984. Fleet also provides investment management and advisory services to individual and institutional clients and manages the Galaxy Funds. As of December 31, 2000, Fleet managed over $99 billion in assets. Summit Bank and Fleet are collectively referred to as the Advisor.

The Advisory Agreement provides that the Advisor shall not be protected against any liability to the Trust or its shareholders by reason of willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard of its obligations or duties thereunder.

The Advisor will not be required to bear expenses of the Trust to an extent which would result in a Fund's inability to qualify as a regulated investment company under provisions of the Code.

The continuance of the Advisory Agreement, after the first two years, must be specifically approved at least annually (i) by the vote of the Trustees, and
(ii) by the vote of a majority of the Trustees who are not parties to the Agreement or "interested persons" of any party thereto, cast in person at a meeting called for the purpose of voting on such approval. The Advisory Agreement will terminate automatically in the event of its assignment, and is terminable at any time without penalty by the Trustees of the Trust or, with respect to the Funds by a majority of the outstanding shares of that Fund, on not less than 30 days', nor more than 60 days', written notice to the Advisor, or by the Advisor on 90 days' written notice to the Trust.

The Advisor, in addition to providing investment advice to the Trust, provides investment advice to other clients. Some of these clients' funds are managed under an asset allocation program and may be invested in the Funds. From time to time, the Funds may experience relatively large purchases or redemptions due to asset allocation decisions made by the Advisor for its clients. These transactions may have a material effect on the Funds, since portfolios that experience redemptions as a result of reallocations may have to sell portfolio securities and because portfolios that receive additional cash will have to invest it. While it is impossible to predict the overall impact of these transactions over time, there could be adverse effects on portfolio management to the extent that the Funds may be required to sell securities at times when they would not otherwise do so, or receive cash that cannot be invested in an expeditious manner. There may be tax consequences associated with purchases and sales of securities, and such sales may also increase transaction costs. The Advisor is committed to minimizing the impact of these transactions on the Funds to the extent it is consistent with pursuing the investment objectives of its asset allocation program.

For the fiscal years ended December 31, 1998, 1999 and 2000, the Funds paid the following advisory fees:

--------------------------------- --------------------------------------------- ---------------------------------------------
                                                   FEES PAID*                                   FEES WAIVED*
              FUND

--------------------------------- --------------------------------------------- ---------------------------------------------
--------------------------------- -------------- -------------- --------------- -------------- -------------- ---------------
                                      1998           1999            2000           1998           1999            2000
--------------------------------- -------------- -------------- --------------- -------------- -------------- ---------------
--------------------------------- -------------- -------------- --------------- -------------- -------------- ---------------

U.S. Treasury Securities Plus            $2,562        $24,384         $32,918        $97,115        $68,970         $56,755
Money Market Fund
--------------------------------- -------------- -------------- --------------- -------------- -------------- ---------------
--------------------------------- -------------- -------------- --------------- -------------- -------------- ---------------
U.S. Treasury Securities Money

Market Fund                          $2,184,892     $3,146,714      $3,049,369             $0            $ 0              $0
--------------------------------- -------------- -------------- --------------- -------------- -------------- ---------------
--------------------------------- -------------- -------------- --------------- -------------- -------------- ---------------
Institutional Select Money

Market Fund                             $88,040       $249,001        $455,816        $26,549             $0              $0
--------------------------------- -------------- -------------- --------------- -------------- -------------- ---------------
--------------------------------- -------------- -------------- --------------- -------------- -------------- ---------------
Prime Obligation Money Market

Fund                                 $1,909,572     $2,957,143      $3,735,994             $0           $589              $0
--------------------------------- -------------- -------------- --------------- -------------- -------------- ---------------
--------------------------------- -------------- -------------- --------------- -------------- -------------- ---------------
Tax-Exempt Money Market Fund           $281,854       $515,177        $731,579        $39,766        $59,072              $0
--------------------------------- -------------- -------------- --------------- -------------- -------------- ---------------
--------------------------------- -------------- -------------- --------------- -------------- -------------- ---------------
Intermediate-Term Government

Securities Fund                        $147,370       $118,880         $66,091        $58,742        $45,866         $57,133
--------------------------------- -------------- -------------- --------------- -------------- -------------- ---------------
--------------------------------- -------------- -------------- --------------- -------------- -------------- ---------------
Pennsylvania Municipal

Securities Fund                        $176,873       $162,390        $109,613        $64,111        $50,876         $58,232
--------------------------------- -------------- -------------- --------------- -------------- -------------- ---------------
--------------------------------- -------------- -------------- --------------- -------------- -------------- ---------------
New Jersey Municipal Securities

Fund                                   $698,355       $629,034        $468,733       $171,106       $127,173        $142,781
--------------------------------- -------------- -------------- --------------- -------------- -------------- ---------------
--------------------------------- -------------- -------------- --------------- -------------- -------------- ---------------
Fixed Income Fund                    $1,067,263     $1,098,284        $970,416       $236,813       $219,726        $194,443
--------------------------------- -------------- -------------- --------------- -------------- -------------- ---------------
--------------------------------- -------------- -------------- --------------- -------------- -------------- ---------------
High Yield Bond Fund                         $0        $26,755         $44,029         $2,664        $13,607          $8,435
--------------------------------- -------------- -------------- --------------- -------------- -------------- ---------------
--------------------------------- -------------- -------------- --------------- -------------- -------------- ---------------
Balanced Fund                          $190,140       $423,981        $379,061       $191,965       $126,955        $148,129
--------------------------------- -------------- -------------- --------------- -------------- -------------- ---------------
--------------------------------- -------------- -------------- --------------- -------------- -------------- ---------------
Equity Income Fund                     $578,730       $774,556        $637,155       $398,029       $196,817        $144,876
--------------------------------- -------------- -------------- --------------- -------------- -------------- ---------------
--------------------------------- -------------- -------------- --------------- -------------- -------------- ---------------
Equity Index Fund                            $0        $67,597        $133,831         $4,998        $73,173        $126,594
--------------------------------- -------------- -------------- --------------- -------------- -------------- ---------------
--------------------------------- -------------- -------------- --------------- -------------- -------------- ---------------
Equity Value Fund                    $1,184,685     $1,948,639      $2,083,316       $666,888       $351,110        $232,053
--------------------------------- -------------- -------------- --------------- -------------- -------------- ---------------
--------------------------------- -------------- -------------- --------------- -------------- -------------- ---------------
Equity Growth Fund                     $903,953     $1,552,926      $2,356,771       $493,857       $280,079        $248,667
--------------------------------- -------------- -------------- --------------- -------------- -------------- ---------------
--------------------------------- -------------- -------------- --------------- -------------- -------------- ---------------
Mid Cap Fund                            $70,640        $28,273         $35,618        $89,547        $40,689         $36,283
--------------------------------- -------------- -------------- --------------- -------------- -------------- ---------------
--------------------------------- -------------- -------------- --------------- -------------- -------------- ---------------
International Equity Fund              $123,162       $175,413        $374,864        $35,303        $58,155         $40,678
--------------------------------- -------------- -------------- --------------- -------------- -------------- ---------------

* Represents fees paid to and fees waived by Summit Bank, the Funds' prior Advisor.

                                 THE SUB-ADVISOR

For the periods prior to April 2, 2001, Vontobel USA Inc. served as investment sub-advisor to the International Equity Fund. As a result of the acquisition of Summit Bancorp by FleetBoston, the Board of Trustees has approved a change in sub-advisor for the International Equity Fund. On April 2, 2001, Oechsle International Advisors, LLC ("Oechsle") became the sub-advisor to the International Equity Fund. The Board of Trustees has approved an interim sub-advisory agreement between the Trust and Oechsle. Shareholders will have an opportunity to approve a permanent sub-advisory agreement (the "Sub-Advisory Agreement") at a shareholder meeting to be held during the interim period. Oechsle selects, buys and sells securities for the Fund under the supervision of the Advisor and the Board of Trustees of The Pillar Funds.

Oechsle's address is One International Place, Boston, Massachusetts 02210. As of December 31, 2000, Oechsle had discretionary management authority over approximately $17.7 billion in assets. FleetBoston owns an interest in Oechsle.

Oechsle is entitled to a fee payable by the Advisor from the Advisor's fee, which is calculated daily and paid monthly, at an annual rate of .60% of the average daily net assets of the Fund up to and including $50 million, .45% of the average daily net assets of the Fund in excess of $50 million up to and including $150 million; and .30% of the average daily net assets of the Fund in excess of $150 million. The Sub-Advisor may, from time to time waive a portion of its fee in order to limit the operating expenses of the Funds' shares. The Sub-Advisor reserves the right to terminate any such fee waiver at any time in its sole discretion.

Vontobel USA Inc., the Fund's prior sub-advisor, received fees based on the same schedule described above, under which Oechsle receives fees. For the fiscal period from January 1, 1998 and ended August 31, 1998, the Advisor paid Wellington Management Company, LLP, another prior sub-advisor, a sub-advisory fee of .60% of the average daily net assets of the Fund. For the fiscal period from September 1, 1998 and ended December 31, 1998, the Advisor paid the Sub-Advisor a sub-advisory fee of .60% of the average daily net assets of the Fund.

The Sub-Advisory Agreement provides that the Sub-Advisor shall not be protected against any liability to the Trust or its shareholders by reason of willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard of its obligations or duties thereunder.

The continuance of the Sub-Advisory Agreement, after two years, must be specifically approved at least annually (i) by the vote of the Trustees, and
(ii) by the vote of a majority of the Trustees who are not parties to the Agreement or "interested persons" of any party thereto, cast in person at a meeting called for the purpose of voting on such approval. The Sub-Advisory Agreement will terminate automatically in the event of its assignment, and is terminable at any time without penalty by the Trustees of the Trust or, with respect to the Fund by a majority of the outstanding shares of the Fund on not less than 30 days', nor more than 60 days', written notice to the Sub-Advisor, or by the Sub-Advisor on 90 days' written notice to the Trust.

For the fiscal periods ended December 31, 1998, 1999 and 2000, the Adviser paid the following fees for sub-advisory services provided to the International Equity Fund:

-------------------------------------- ------------------------------------------- ------------------------------------------
                FUND                                   FEES PAID*                                FEES WAIVED*

-------------------------------------- ------------------------------------------- ------------------------------------------
-------------------------------------- -------------- ------------- -------------- ------------- -------------- -------------

                                         1998**          1999          2000          1998**         1999           2000
-------------------------------------- -------------- ------------- -------------- ------------- -------------- -------------
--------------------------------------- ------------- ------------- -------------- ------------- -------------- -------------
      International Equity Fund           $60,300     $175,413           $224,918       $0            $0             $0
--------------------------------------- ------------- ------------- -------------- ------------- -------------- -------------


* Vontobel USA Inc. managed the Fund from September 1, 1998 to April 2, 2001. The table represents fees paid to and fees waived by Vontobel USA Inc.

** The Fund was previously managed by Wellington Management Company, LLP. For the fiscal period from September 1, 1998 and ended December 31, 1998, Vontobel USA Inc. received $34,800 from the Advisor. For the fiscal period from January 1, 1998 to August 31, 1998, Wellington received $25,500 from the Advisor.

                                    SIMT FUND

SEI Investments Management Corporation ("SIMC") serves as investment advisor to the SIMT Fund. SIMC is a wholly-owned subsidiary of SEI Investments Company ("SEI Investments"), a financial services company. The principal business address of SIMC is Oaks, Pennsylvania 19456. SEI Investments was founded in 1968 and is a leading provider of investment solutions to banks, institutional investors, investment advisers and insurance companies. Affiliates of SIMC have provided consulting advice to institutional investors for more than 20 years, including advice regarding the selection and evaluation of investment advisors. SIMC currently serves as manager to more than 9 investment companies, including more than 70 funds, which investment companies have more than $64 billion in assets as of December 31, 2000.

The advisory agreement and the sub-advisory agreement with respect to the SIMT Fund provide that SIMC and each Money Manager shall not be protected against any liability to SIMT or its shareholders by reason of willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard of its obligations or duties thereunder.

SIMC acts as the investment advisor to the SIMT Fund and operates as a "manager of managers." As investment advisor, SIMC oversees the investment advisory services provided to the SIMT Fund and manages the cash portion of the SIMT Fund's assets. Pursuant to separate sub-advisory agreements with SIMC, and under the supervision of SIMC and the Board of Trustees, the Money Managers are responsible for the day-to-day investment management of all or a discrete portion of the assets of the SIMT Fund. The Money Managers are selected based primarily upon the research and recommendations of SIMC, which evaluates quantitatively and qualitatively each of the sub-investment advisor's styles and strategies. Subject to the SIMT Board's review, SIMC allocates and, when appropriate, reallocates the SIMT Fund's assets among Money Managers, monitors and evaluates Money Manager performance, and oversees Money Manager compliance with the SIMT Fund's investment objective, policies and restrictions. SIMC HAS THE ULTIMATE RESPONSIBILITY FOR THE INVESTMENT PERFORMANCE OF THE SIMT FUND DUE TO ITS RESPONSIBILITY TO OVERSEE MONEY MANAGERS AND RECOMMEND THEIR HIRING, TERMINATION AND REPLACEMENT.

For these advisory services, SIMC is entitled to a fee; which is calculated daily and paid monthly, at an annual rate of 0.49% of the SIMT Fund's average daily net assets. SIMC pays the Money Managers out of its investment advisory fee. For the fiscal years ended September 30, 2000, SIMC received an advisory fee of .4875% of the SIMT Fund's average daily net assets.

The continuance of the Advisory and Sub-Advisory Agreement must be specifically approved at least annually (i) by the vote of a majority of the outstanding shares of the SIMT Fund or by the SIMT Trustees, and (ii) by the vote of a majority of the Trustees who are not parties to such Agreement or "interested persons" of any party thereto, cast in person at a meeting called for the purpose of voting on such approval. Each Advisory or Sub-Advisory Agreement will terminate automatically in the event of its assignment, and is terminable at any time without penalty by the Trustees of the SIMT Trust or, with respect to the SIMT Fund, by a majority of the outstanding shares of the SIMT Fund, on not less than 30 days' nor more than 60 days' written notice to the SIMT Fund Advisor (or Sub-Advisor) or by the SIMT Fund Advisor (or Sub-Advisor) on 90 days' written notice to the SIMT Trust.

SIMC has obtained an exemptive order from the SEC that permits SIMC, with the approval of the SIMT's Board of Trustees, to retain unaffiliated sub-advisors for the SIMT Fund without submitting the sub-advisory agreement to a vote of the SIMT Fund's shareholders. The exemptive relief permits the non-disclosure of amounts payable by SIMC under such sub-advisory agreement. The SIMT Trust will notify shareholders in the event of any change in the identity of the sub-advisor for the SIMT Fund.

For the fiscal year ended September 30, 1998, 1999 and 2000, the SIMT Fund paid the following fees to SIMC:

-------------------------- ------------------------------------------------- --------------------------------------------------
                                       ADVISORY FEES PAID (000)                         ADVISORY FEES WAIVED (000)


-------------------------- ------------------------------------------------- --------------------------------------------------
-------------------------- --------------- ---------------- ---------------- ---------------- ---------------- ----------------

                               1998            1999             2000             1998             1999             2000
-------------------------- --------------- ---------------- ---------------- ---------------- ---------------- ----------------
-------------------------- --------------- ---------------- ---------------- ---------------- ---------------- ----------------
SIMT Fund                      $1,309          $2,014           $1,513             $0               $0               $0
-------------------------- --------------- ---------------- ---------------- ---------------- ---------------- ----------------

Credit Suisse Asset Management ("Credit Suisse" or the "Money Manager") currently serves as investment sub-advisor to the SIMT Fund. Credit Suisse is a general partnership organized under the laws of the State of New York which, together with its predecessor firms, have been engaged in the investment advisory business for over 51 years.

For the fiscal years ended September 30, 1998, 1999 and 2000, SIMC paid the following fees to Money Managers:

---------------------------- ------------------------------------------------ -------------------------------------------------
                                      SUB-ADVISORY FEES PAID (000)                     SUB-ADVISORY FEES WAIVED (000)
---------------------------- ------------------------------------------------ -------------------------------------------------
---------------------------- --------------- ---------------- --------------- ---------------- --------------- ----------------

                                  1998            1999             2000            1998             1999            2000
---------------------------- --------------- ---------------- --------------- ---------------- --------------- ----------------
---------------------------- --------------- ---------------- --------------- ---------------- --------------- ----------------
SIMT Fund                         $893           $1,372           $1,029            $0               $0              $0
---------------------------- --------------- ---------------- --------------- ---------------- --------------- ----------------

                                    SIF FUND

SIMC is the investment advisor for SIF Fund, and operates as a "manager of managers." As advisor to the SIF Fund, SIMC oversees the investment advisory services provided to the Funds and manages the cash portion of the Fund's assets. Pursuant to a separate sub-advisory agreement with SIMC, and under the supervision of SIMC and the Board of Trustees, World Asset Management, LLC ("World") is responsible for the day-to-day investment management of all or a discrete portion of the assets of the SIF Fund. World was selected for the SIF Fund based primarily upon the research and recommendations of SIMC, which evaluates quantitatively and qualitatively a World's skills and investment results in managing assets for specific asset classes, investment styles and strategies.

Subject to Board  review,  SIMC  evaluates  World's  performance,  and  oversees
World's  compliance  with  the  Fund's  investment   objectives,   policies  and
restrictions. SIMC HAS ULTIMATE RESPONSIBILITY FOR THE INVESTMENT

PERFORMANCE OF THE FUND DUE TO ITS RESPONSIBILITY TO OVERSEE SUB-ADVISORS AND RECOMMEND THEIR HIRING, TERMINATION AND REPLACEMENT.

For its advisory services, SIMC is entitled to a fee, which is calculated daily and paid monthly, at the annual rate of .03% of the average daily net assets of the SIF Fund. For the fiscal year ended March 31, 1999 and 2000, the SIF Fund paid advisor fees of $560,916, after a fee waiver of $0, and $773,192 after a fee waiver of $0, respectively to SIMC.

Each investment advisory and sub-advisory agreement (each an "Investment Advisory Agreement") provides that the advisor shall not be protected against any liability to the Trust or its shareholders by reason of willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard of its obligations or duties thereunder.

The continuance of each Investment Advisory Agreement must be specifically approved at least annually (i) by the vote of a majority of the outstanding shares of the Fund or by the Trustees, and (ii) by the vote of a majority of the Trustees who are not parties to such Investment Advisory Agreement or "interested persons" of any party thereto, cast in person at a meeting called for the purpose of voting on such approval. Each Investment Advisory Agreement will terminate automatically in the event of its assignment, and is terminable at any time without penalty by the Trustees of the Trust or, with respect to the Fund, by a majority of the outstanding shares of the Fund, on not less than 30 days' nor more than 60 days' written notice to the advisor, or by the advisor on 90 days' written notice to the Trust.

SIMC and SIF have obtained an exemptive order from the SEC that permits SIMC, with the approval of the SIF's Board of Trustees, to retain sub-advisors unaffiliated with SIMC for the SIF Fund without submitting the sub-advisory agreements to a vote of the Fund's shareholders. The exemptive relief permits SIMC to disclose only the aggregate amount payable by SIMC to the sub-advisors under all such sub-advisory agreements for the SIF Fund. The SIF Fund will notify shareholders in the event of any addition or change in the identity of its sub-advisors.

World is a general partnership which engages in investment management and advisory services. World is entitled to a fee for its investment sub-advisory services, which is based on the average monthly market value of the assets of the Fund. For the fiscal period ended March 31, 2000, World received fees of $773,192. Prior to November 18, 1998, World was advisor to the Fund, and any fees paid prior to that date were for advisory services. For the fiscal years ended March 31, 1997 and 1998, World received advisory fees of $234,127 and $398,677, respectively, from the Fund. Fees paid to World after November 18, 1998, were paid to World by SIMC for sub-advisory services.

For the fiscal years ended March 31, 1998, 1999 and 2000, the SIF Fund paid the following advisory fees:

----------------------------- ------------------------------------------------ ------------------------------------------------
                                            ADVISORY FEES PAID                              ADVISORY FEES WAIVED

----------------------------- ------------------------------------------------ ------------------------------------------------
----------------------------- --------------- --------------- ---------------- --------------- --------------- ----------------

                                   1998            1999            2000             1998            1999            2000
----------------------------- --------------- --------------- ---------------- --------------- --------------- ----------------
----------------------------- --------------- --------------- ---------------- --------------- --------------- ----------------
SIF Fund                         $398,677        $560,916        $773,192            $0              $0              $0
----------------------------- --------------- --------------- ---------------- --------------- --------------- ----------------


                                THE ADMINISTRATOR

The Trust and SEI Investments Mutual Fund Services (the "Administrator") are parties to an Administration Agreement dated September 1, 1999 (the "Agreement") under which Administrator provides the Trust with administrative services, other than investment advisory services, including all regulatory reporting, necessary office space, equipment, personnel and facilities.

For all Funds except the Institutional Select Money Market and the U.S. Treasury Securities Plus Money Market Fund, the Trust pays the Administrator a fee, calculated daily and paid monthly, at the following annual rates based on the aggregate average daily net assets of the Funds: 0.20% on the first $3.5 billion of aggregate net assets; 0.16% on the next $1.5 billion of aggregate net assets; 0.14% on the next $1.5 billion of aggregate net assets; and 0.12% on the aggregate net assets in excess of $6.5 billion. The Institutional Select Money Market Fund pays the Administrator a fee at an annual rate based upon the average daily net assets of the Fund as follows: 0.10% on the first $3.5 billion of average daily net assets; 0.08% on the next $1.5 billion of average net assets; 0.07% on the next $1.5 billion of average net assets; and 0.06% on the average net assets in excess of $6.5 billion. The U.S. Treasury Securities Plus Money Market Fund pays the Administrator a fee at an annual rate of 0.35% of the average daily net assets of the Fund. The Administrator has voluntarily agreed to waive its fees for the High Yield Bond and Equity Index Funds.

The Administration Agreement provides that the Administrator shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Trust in connection with the matters to which the Administration Agreement relates, except a loss resulting from willful misfeasance, bad faith or gross negligence on the part of the Administrator in the performance of its duties or from reckless disregard by it of its duties and obligations thereunder. The Administration Agreement shall remain in effect for a period of five years after the date of the Agreement and thereafter for up to two successive periods each of two years subject to review at least annually by the Trustees of the Trust. The Agreement is also subject to termination by either party on not less than 90 days' written notice to the other party.

The Administrator, a Delaware business trust, has its principal business offices at Oaks, Pennsylvania 19456. SEI Investments Management Corporation ("SIMC"), a wholly owned subsidiary of SEI Investments Company ("SEI Investments"), is the owner of all beneficial interest in the Administrator. SEI Investments and its subsidiaries and affiliates, including the Administrator, are leading providers of funds evaluation services, trust accounting systems, and brokerage and information services to financial institutions, institutional investors, and money managers. The Administrator and its affiliates also serve as administrator or sub-administrator to the following other mutual funds including, but without limitation: The Advisors' Inner Circle Fund, Alpha Select Funds, Amerindo Funds Inc., The Arbor Fund, ARK Funds, Armada Funds, The Armada Advantage Fund, Bishop Street Funds, CNI Charter Funds, CUFUND, The Expedition Funds, First American Funds, Inc., First American Investment Funds, Inc., First American Strategy Funds, Inc., First Omaha Funds, Inc., Friends Ivory Funds, HighMark Funds, Huntington Funds, Huntington VA Funds, JohnsonFamily Funds, Inc., Millennium Funds, Inc., The Nevis Fund, Inc., Oak Associates Funds, The PBHG Funds, Inc., PBHG Insurance Series Fund, Inc., SEI Asset Allocation Trust, Pitcairn Funds, SEI Daily Income Trust, SEI Index Funds, SEI Institutional International Trust, SEI Institutional Investments Trust, SEI Institutional Managed Trust, SEI Insurance Products Trust, SEI Liquid Asset Trust, SEI Tax Exempt Trust, STI Classic Funds, STI Classic Variable Trust, TIP Funds, UAM Funds Trust, UAM Funds, Inc. and UAM Funds, Inc. II.

For the fiscal years ended December 31, 1998, 1999 and 2000, the Funds paid the following administrative fees:

--------------------------------- --------------------------------------------- ----------------------------------------------
              FUND                                 FEES PAID                                     FEES WAIVED

--------------------------------- --------------------------------------------- ----------------------------------------------
--------------------------------- -------------- --------------- -------------- --------------- -------------- ---------------

                                       1998            1999           2000            1998           1999            2000
--------------------------------- -------------- --------------- -------------- --------------- -------------- ---------------
--------------------------------- -------------- --------------- -------------- --------------- -------------- ---------------
U.S. Treasury Securities Plus          $232,579        $217,828       $209,417              $0             $0              $0
Money Market Fund
--------------------------------- -------------- --------------- -------------- --------------- -------------- ---------------
--------------------------------- -------------- --------------- -------------- --------------- -------------- ---------------
U.S. Treasury Securities Money       $1,247,080      $1,798,035     $1,717,488              $0             $0              $0
Market Fund
--------------------------------- -------------- --------------- -------------- --------------- -------------- ---------------
--------------------------------- -------------- --------------- -------------- --------------- -------------- ---------------
Institutional Select Money             $114,589        $249,001       $446,414              $0             $0              $0
Market Fund
--------------------------------- -------------- --------------- -------------- --------------- -------------- ---------------
--------------------------------- -------------- --------------- -------------- --------------- -------------- ---------------
Prime Obligation Money Market        $1,091,198      $1,690,155     $2,101,293              $0             $0              $0
Fund
--------------------------------- -------------- --------------- -------------- --------------- -------------- ---------------
--------------------------------- -------------- --------------- -------------- --------------- -------------- ---------------
Tax-Exempt Money Market Fund           $183,785        $328,146       $411,735              $0             $0              $0
--------------------------------- -------------- --------------- -------------- --------------- -------------- ---------------
--------------------------------- -------------- --------------- -------------- --------------- -------------- ---------------
Intermediate-Term Government            $68,704         $54,916        $40,481              $0             $0              $0
Securities Fund
--------------------------------- -------------- --------------- -------------- --------------- -------------- ---------------
--------------------------------- -------------- --------------- -------------- --------------- -------------- ---------------
Pennsylvania Municipal                  $80,328         $71,089        $55,170              $0             $0              $0
Securities Fund
--------------------------------- -------------- --------------- -------------- --------------- -------------- ---------------
--------------------------------- -------------- --------------- -------------- --------------- -------------- ---------------
New Jersey Municipal Securities        $289,822        $252,070       $200,920              $0             $0              $0
Fund
--------------------------------- -------------- --------------- -------------- --------------- -------------- ---------------
--------------------------------- -------------- --------------- -------------- --------------- -------------- ---------------
Fixed Income Fund                      $434,695        $439,339       $382,646              $0             $0              $0
--------------------------------- -------------- --------------- -------------- --------------- -------------- ---------------
--------------------------------- -------------- --------------- -------------- --------------- -------------- ---------------
High Yield Bond Fund                         $0              $0             $0            $875        $13,454         $17,488
--------------------------------- -------------- --------------- -------------- --------------- -------------- ---------------
--------------------------------- -------------- --------------- -------------- --------------- -------------- ---------------
Balanced Fund                          $101,896        $146,918       $138,566              $0             $0              $0
--------------------------------- -------------- --------------- -------------- --------------- -------------- ---------------
--------------------------------- -------------- --------------- -------------- --------------- -------------- ---------------
Equity Income Fund                     $260,472        $259,036       $205,553              $0             $0              $0
--------------------------------- -------------- --------------- -------------- --------------- -------------- ---------------
--------------------------------- -------------- --------------- -------------- --------------- -------------- ---------------
Equity Index Fund                            $0              $0             $0          $1,350        $37,539         $69,447
--------------------------------- -------------- --------------- -------------- --------------- -------------- ---------------
--------------------------------- -------------- --------------- -------------- --------------- -------------- ---------------

--------------------------------- --------------------------------------------- ----------------------------------------------
              FUND                                 FEES PAID                                     FEES WAIVED

--------------------------------- --------------------------------------------- ----------------------------------------------
--------------------------------- -------------- --------------- -------------- --------------- -------------- ---------------

                                       1998            1999           2000            1998           1999            2000
--------------------------------- -------------- --------------- -------------- --------------- -------------- ---------------
--------------------------------- -------------- --------------- -------------- --------------- -------------- ---------------

Equity Value Fund                      $493,758        $613,273       $608,409              $0             $0              $0
--------------------------------- -------------- --------------- -------------- --------------- -------------- ---------------
--------------------------------- -------------- --------------- -------------- --------------- -------------- ---------------
Equity Growth Fund                     $372,753        $488,807       $684,194              $0             $0              $0
--------------------------------- -------------- --------------- -------------- --------------- -------------- ---------------
--------------------------------- -------------- --------------- -------------- --------------- -------------- ---------------
Mid Cap Fund                            $42,717         $18,390        $18,893              $0             $0              $0
--------------------------------- -------------- --------------- -------------- --------------- -------------- ---------------
--------------------------------- -------------- --------------- -------------- --------------- -------------- ---------------
International Equity Fund               $31,693         $46,714        $82,017              $0             $0              $0
--------------------------------- -------------- --------------- -------------- --------------- -------------- ---------------


               THE TRANSFER AGENT AND SHAREHOLDER SERVICING AGENT

State Street Bank and Trust Company (the "Transfer Agent"), 225 Franklin Street, Boston, Massachusetts 02110 is the Trust's Transfer Agent.

Boston Financial Data Services, Two Heritage Drive, North Quincy, Massachusetts 02171 is the Trust's dividend disbursing agent and shareholder servicing agent.

THE SIMT FUND AND SIF FUND'S ADMINISTRATOR AND TRANSFER AGENT

SIMT and SIF each has entered into a "management agreement" ("Management Agreement") with SEI Investments Fund Management ("SEI Management") to provide administrative services. Each Management Agreement provides that SEI Management shall not be liable for any error of judgment or mistake of law or for any loss suffered by SIMT or SIF, respectively, in connection with the matters to which such Management Agreement relates, except a loss resulting from willful misfeasance, bad faith or gross negligence on the part of SEI Management in the performance of its duties or from reckless disregard of its duties and obligations thereunder.

The continuance of each Management Agreement must be specifically approved at least annually (i) by the vote of a majority of the SIMT or SIF Trustees or by the vote of a majority of the outstanding voting securities of the appropriate Fund, and (ii) by the vote of a majority of the Trustees of SIMT or SIF who are not parties to the Management Agreement or an "interested person" (as that term is defined in the 1940 Act) of any party thereto, cast in person at a meeting called for the purpose of voting on such approval. Each Management Agreement is terminable at any time, as to the Fund, without penalty by the Trustees of SIMT or SIF by a vote of a majority of the outstanding shares of a Fund or by SEI Management on not less than 30 days' nor more than 60 days' written notice.

For the fiscal years indicated, the SIMT and SIF Funds paid the following fees to SEI Management:

------------------------------------ -------------------------------------------- -------------------------------------------
                                             MANAGEMENT FEES PAID (000)                  MANAGEMENT FEES WAIVED (000)
------------------------------------ -------------------------------------------- -------------------------------------------
------------------------------------ -------------- -------------- -------------- -------------- ------------- --------------

                                         1998           1999           2000           1998           1999          2000
------------------------------------ -------------- -------------- -------------- -------------- ------------- --------------
------------------------------------ -------------- -------------- -------------- -------------- ------------- --------------
SIMT Fund                                     $940         $1,287         $2,265           $105          $159            $10
------------------------------------ -------------- -------------- -------------- -------------- ------------- --------------
------------------------------------ -------------- -------------- -------------- -------------- ------------- --------------
SIF Fund                                    $2,404         $3,413         $4,965           $520          $700           $705
------------------------------------ -------------- -------------- -------------- -------------- ------------- --------------


                                   CUSTODIANS

Fleet National Bank (as successor to Summit Bank) has entered into a custodian agreement with the Trust, under which it provides all securities safekeeping services as required by the Funds and the 1940 Act. The Trust pays Fleet National Bank (referred to herein in its custodial capacity as the "Custodian") a custodian fee, which is calculated daily and paid monthly, at an annual rate of .025% of the average daily net assets of the each Fund except the International Equity Fund, and .17% of the International Equity Fund's average daily net assets. In addition, with respect to the International Equity Fund, The Bank of California, N.A. serves as sub-custodian for the Fund's assets maintained in foreign countries.

                                 CODE OF ETHICS

The Board of Trustees of the Trust has adopted a Code of Ethics pursuant to Rule 17j-1 under the Investment Company Act of 1940. In addition, the Investment Advisor, Sub-Advisor and Distributor have adopted Codes of Ethics pursuant to Rule 17j-1. These Codes of Ethics apply to the personal investing activities of trustees, officers and certain employees ("access persons"). Rule 17j-1 and the Codes are designed to prevent unlawful practices in connection with the purchase or sale of securities by access persons. Under each Code of Ethics, access persons are permitted to engage in personal securities transactions, but are required to report their personal securities transactions for monitoring purposes. In addition, certain access persons are restricted from or are required to obtain approval before investing in initial public offerings or private placements. Copies of these Codes of Ethics are on file with the Securities and Exchange Commission, and are available to the public.

                                FUND TRANSACTIONS

TRADING PRACTICES AND BROKERAGE

I.       THE TRUST

The Trust does not expect to use one particular broker or dealer, and when one or more brokers is believed capable of providing the best combination of price and execution, the Fund's advisers or sub-advisers may select a broker based upon brokerage or research services provided to the advisers or sub-advisers. The advisers or sub-advisers may pay a higher commission than otherwise obtainable from other brokers in return for such services only if a good faith determination is made that the commission is reasonable in relation to the services provided.

Section 28(e) of the Securities Exchange Act of 1934 ("Section 28(e)") permits the advisers and sub-advisers, under certain circumstances, to cause the Fund to pay a broker or dealer a commission for effecting a transaction in excess of the amount of commission another broker or dealer would have charged for effecting the transaction in recognition of the value of brokerage and research services provided by the broker or dealer. Brokerage and research services include (1) furnishing advice as to the value of securities, the advisability of investing in, purchasing or selling securities, and the availability of securities or purchasers or sellers of securities; (2) furnishing analyses and reports concerning issuers, industries, securities, economic factors and trends, portfolio strategy, and the performance of accounts; and (3) effecting securities transactions and performing functions incidental thereto (such as clearance, settlement, and custody). In the case of research services, the advisers and sub-advisers believes that access to independent investment research is beneficial to their investment decision-making processes and, therefore, to the Fund.

To the extent research services may be a factor in selecting brokers, such services may be in written form or through direct contact with individuals and may include information as to particular companies and securities as well as market, economic, or institutional areas and information which assists in the valuation and pricing of investments. Examples of research-oriented services for which the advisers or sub-advisers might utilize Fund commissions include research reports and other information on the economy, industries, sectors, groups of securities, individual companies, statistical information, political developments, technical market action, pricing and appraisal services, credit analysis, risk measurement analysis, performance and other analysis. The advisers or sub-advisers may use research services furnished by brokers in servicing all client accounts and not all services may necessarily be used in connection with the account that paid commissions to the broker providing such services. Information so received by the advisers and sub-advisers will be in addition to and not in lieu of the services required to be performed by the Fund's advisers and sub-advisers under the Advisory and Sub-Advisory Agreements. Any advisory, sub-advisory, or other fees paid to the advisers or sub-advisers are not reduced as a result of the receipt of research services.

In some cases an adviser or sub-adviser may receive a service from a broker that has both a "research" and a "non-research" use. When this occurs, the adviser or sub-adviser makes a good faith allocation, under all the circumstances, between the research and non-research uses of the service. The percentage of the service that is used for research purposes may be paid for with client commissions, while the adviser or sub-adviser will use its own funds to pay for the percentage of the service that is used for non-research purposes. In making this good faith allocation, the adviser or sub-adviser faces a potential conflict of interest, but the adviser or sub-adviser believes that its allocation procedures are reasonably designed to ensure that it appropriately allocates the anticipated use of such services to their research and non-research uses.

From time to time, the Fund may purchase new issues of securities for clients in a fixed price offering. In these situations, the seller may be a member of the selling group that will, in addition to selling securities, provide the advisers or sub-advisers with research services. The NASD has adopted rules expressly permitting these types of arrangements under certain circumstances. Generally, the seller will provide research "credits" in these situations at a rate that is higher than that which is available for typical secondary market transactions. These arrangements may not fall within the safe harbor of Section 28(e).

The money market securities in which the Funds invest are traded primarily in the over-the-counter market. Bonds and debentures are usually traded over-the-counter, but may be traded on an exchange. Where possible, the Advisor will deal directly with the dealers who make a market in the securities involved except in those circumstances where better prices and execution are available elsewhere. Such dealers usually are acting as principal for their own account. On occasion, securities may be purchased directly from the issuer. Money market securities are generally traded on a net basis and do not normally involve either brokerage commissions or transfer taxes. The cost of executing portfolio securities transactions of the Trust will primarily consist of dealer spreads and underwriting commissions.

As described above, bonds, debentures and money market securities are bought and sold directly with a dealer without payment of a brokerage commission. In these instances, while there is no direct commission charged, there is a spread (the difference between the buy and sell price) which is the equivalent of a commission.

For the fiscal year ended December 31, 2000, the following commissions were paid on brokerage transactions, pursuant to an agreement or understanding, to brokers because of research services provided by the brokers:

--------------------------------------------------------------------------------------------------------------------------
 TOTAL DOLLAR AMOUNT OF BROKERAGE COMMISSIONS FOR       TOTAL DOLLAR AMOUNT OF TRANSACTIONS INVOLVING DIRECTED BROKERAGE
                RESEARCH SERVICES                                       COMMISSIONS FOR RESEARCH SERVICES
--------------------------------------------------------------------------------------------------------------------------

                     $510,000                                                       $0
--------------------------------------------------------------------------------------------------------------------------

The Advisor may place a combined order for two or more accounts or funds engaged in the purchase or sale of the same security if, in its judgment, joint execution is in the best interest of each participant and will result in best price and execution. Transactions involving commingled orders are allocated in a manner deemed equitable to each account or fund. It is believed that the ability of the accounts to participate in volume transactions generally will be beneficial to the accounts and funds. Although it is recognized that, in some cases, the joint execution of orders could adversely affect the price or volume of the security that a particular account or trust may obtain, it is the opinion of the Advisor and the Trust's Board of Trustees that the advantages of combined orders outweigh the possible disadvantages of separate transactions.

Consistent with the Conduct Rules of the National Association of Securities Dealers, Inc., and subject to seeking best price and execution, the Advisor may, at the request of the Distributor, give consideration to sales of shares of the Trust as a factor in the selection of brokers and dealers to execute Trust portfolio transactions.

It is expected that the Trust may execute brokerage or other agency transactions through the Distributor or Quick & Reilly Group, a separate non-bank affiliate of the Advisor, both of which are registered brokers or dealers, for a commission in conformity with the 1940 Act, the Securities Exchange Act of 1934, as amended, and rules promulgated by the SEC. Under these provisions, the Distributor or Quick & Reilly Group is permitted to receive and retain compensation for effecting portfolio transactions for the Trust on an exchange if a written contract is in effect between the Distributor and the Trust expressly permitting the Distributor or Quick & Reilly Group to receive and retain such compensation. These rules further require that commissions paid to the Distributor by the Trust for exchange transactions not exceed "usual and customary" brokerage commissions. The rules define "usual and customary" commissions to include amounts which are "reasonable and fair compared to the commission, fee or other remuneration received or to be received by other brokers in connection with comparable transactions involving similar securities being purchased or sold on a securities exchange during a comparable period of time." The Trustees, including those who are not "interested persons" of the Trust, have adopted procedures for evaluating the reasonableness of commissions paid to the Distributor and will review these procedures periodically.

For the fiscal years ended December 31, 1998, 1999 and 2000, the Funds paid the following brokerage commissions:

--------------------------------------------------------------------------------------------------------------------------
             FUND                         TOTAL BROKERAGE COMMISSIONS                AMOUNTS PAID TO SEI INVESTMENTS (1)
                                ------------------------------------------------------------------------------------------
                                      1998            1999           2000            1998            1999            2000
--------------------------------------------------------------------------------------------------------------------------

U.S. Treasury Securities              N/A            $15,835        $17,718          N/A            $15,835        $17,718
Plus Money Market Fund
--------------------------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------------------------------------------------
             FUND                         TOTAL BROKERAGE COMMISSIONS                AMOUNTS PAID TO SEI INVESTMENTS (1)
                                ------------------------------------------------------------------------------------------
                                      1998            1999           2000            1998            1999            2000
--------------------------------------------------------------------------------------------------------------------------
U.S. Treasury Securities Money        N/A           $247,628       $275,198          N/A           $247,628       $275,198
Market Fund
--------------------------------------------------------------------------------------------------------------------------
Institutional Select Money            N/A            $14,809        $25,957          N/A            $14,809        $25,957
Market Fund
--------------------------------------------------------------------------------------------------------------------------
Prime Obligation Money                N/A            $28,100        $32,463          N/A            $28,100        $32,463
Market Fund
--------------------------------------------------------------------------------------------------------------------------
Tax-Exempt Money Market
Fund                                  N/A             N/A             N/A            N/A             N/A             N/A
--------------------------------------------------------------------------------------------------------------------------
Intermediate-Term Government          N/A             N/A             N/A            N/A             N/A             N/A
Securities Fund

--------------------------------------------------------------------------------------------------------------------------
Pennsylvania Municipal                N/A             N/A             N/A            N/A             N/A             N/A
Securities Fund

--------------------------------------------------------------------------------------------------------------------------
New Jersey Municipal                  N/A             N/A             N/A            N/A             N/A             N/A
Securities Fund

--------------------------------------------------------------------------------------------------------------------------
Fixed Income Fund                     N/A             N/A             N/A            N/A             N/A             N/A
--------------------------------------------------------------------------------------------------------------------------
High Yield Bond Fund                  N/A             N/A             N/A            N/A             N/A             N/A
--------------------------------------------------------------------------------------------------------------------------
Balanced Fund                        $67,206         $71,942        $72,808          N/A             N/A             N/A
--------------------------------------------------------------------------------------------------------------------------
Equity Income Fund                  $137,889         $95,537        $83,773          N/A             N/A             N/A
--------------------------------------------------------------------------------------------------------------------------
Equity Index Fund                     N/A             N/A             N/A            N/A             N/A             N/A
--------------------------------------------------------------------------------------------------------------------------
Equity Value Fund                   $103,821        $148,533       $165,809          N/A             N/A             N/A
--------------------------------------------------------------------------------------------------------------------------
Equity Growth Fund                  $471,889        $388,600       $445,836          N/A             N/A             N/A
--------------------------------------------------------------------------------------------------------------------------
Mid Cap Fund                        $121,969         $55,822         $6,800          N/A             N/A             N/A
--------------------------------------------------------------------------------------------------------------------------
International Equity Fund            $75,402         $51,347       $161,219          N/A             N/A             N/A
--------------------------------------------------------------------------------------------------------------------------

 (1) The amounts paid to SEI Investments reflect fees paid in connection with repurchase agreement transactions.

For the fiscal years indicated, the Funds paid the following brokerage commissions:

------------------------------------------------------------------------------------------------------------------------------
            FUND               TOTAL $ AMOUNT OF BROKERAGE        TOTAL $ AMOUNT BROKERAGE       % OF TOTAL     % OF TOTAL
                                     COMMISSIONS PAID          COMMISSIONS PAID TO AFFILIATED    BROKERAGE       BROKERAGE
                                                                          BROKERS               COMMISSIONS    TRANSACTIONS
                                                                                                PAID TO THE      EFFECTED
                                                                                                 AFFILIATED       THROUGH
                                                                                                  BROKERS       AFFILIATED
                                                                                                                  BROKERS
                             -------------------------------------------------------------------------------------------------
                                1998       1999       2000       1998       1999       2000         2000           2000
------------------------------------------------------------------------------------------------------------------------------

U.S. Treasury Securities        N/A      $15,835    $17,718      N/A      $15,835    $17,718        100%           100%
Plus Money Market Fund
------------------------------------------------------------------------------------------------------------------------------
U.S. Treasury Securities        N/A     $247,628   $275,198      N/A     $247,628   $275,198        100%           100%
Money Market Fund
------------------------------------------------------------------------------------------------------------------------------
Institutional Select Money      N/A      $14,809    $25,957      N/A      $14,809    $25,957        100%           100%
Market Fund
------------------------------------------------------------------------------------------------------------------------------
Prime Obligation Money          N/A      $28,100    $32,463      N/A      $28,100    $32,463        100%           100%
Market Fund
------------------------------------------------------------------------------------------------------------------------------
Tax-Exempt Money
Market Fund                     N/A        N/A        N/A        N/A        N/A        N/A          100%           100%
------------------------------------------------------------------------------------------------------------------------------
Intermediate-Term                $0        N/A        N/A         $0        N/A        N/A          N/A             N/A
Government Securities Fund

------------------------------------------------------------------------------------------------------------------------------
Pennsylvania Municipal           $0        N/A        N/A         $0        N/A        N/A          N/A             N/A
Securities Fund

------------------------------------------------------------------------------------------------------------------------------
New Jersey Municipal             $0        N/A        N/A         $0        N/A        N/A          N/A             N/A
Securities Fund

------------------------------------------------------------------------------------------------------------------------------
Fixed Income Fund                $0        N/A        N/A         $0        N/A        N/A          N/A             N/A
------------------------------------------------------------------------------------------------------------------------------
High Yield Bond Fund            N/A        N/A        N/A        N/A        N/A        N/A          N/A             N/A
------------------------------------------------------------------------------------------------------------------------------
Balanced Fund                 $67,206    $71,942    $72,808       $0         $0        N/A          N/A             N/A
------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------
            FUND               TOTAL $ AMOUNT OF BROKERAGE        TOTAL $ AMOUNT BROKERAGE       % OF TOTAL     % OF TOTAL
                                     COMMISSIONS PAID          COMMISSIONS PAID TO AFFILIATED    BROKERAGE       BROKERAGE
                                                                          BROKERS               COMMISSIONS    TRANSACTIONS
                                                                                                PAID TO THE      EFFECTED
                                                                                                 AFFILIATED       THROUGH
                                                                                                  BROKERS       AFFILIATED
                                                                                                                  BROKERS

                             -------------------------------------------------------------------------------------------------
                                1998       1999       2000       1998       1999       2000         2000           2000
------------------------------------------------------------------------------------------------------------------------------

Equity Income Fund            $137,889    $95,537    $83,773     $646       $34        N/A          N/A             N/A
------------------------------------------------------------------------------------------------------------------------------
Equity Index Fund               N/A        N/A        N/A        N/A        N/A        N/A          N/A             N/A
------------------------------------------------------------------------------------------------------------------------------
Equity Value Fund             $103,821   $148,533   $165,809     $216      $4,151      N/A          N/A             N/A
------------------------------------------------------------------------------------------------------------------------------
Equity Growth Fund            $471,889   $388,600   $445,836     $900      $6,515      N/A          N/A             N/A
------------------------------------------------------------------------------------------------------------------------------
Mid Cap Fund                  $127,629   $121,969   $161,219      $0       $4,972      N/A          N/A             N/A
------------------------------------------------------------------------------------------------------------------------------
International Equity Fund      $75,402    $51,347     $6,800      $0         $0        N/A          N/A             N/A
------------------------------------------------------------------------------------------------------------------------------

"Regular brokers or dealers" of the Trust are the ten brokers or dealers that, during the most recent fiscal year, (i) received the greatest dollar amounts of brokerage commissions from the Trust's portfolio transactions, (ii) engaged as principal in the largest dollar amounts of portfolio transactions of the Trust, or (iii) sold the largest dollar amounts of the Trust's shares. At December 31, 2000, the following Funds held securities of the Trust's "regular brokers or dealers":

U.S. TREASURY SECURITIES PLUS MONEY MARKET FUND: $10,053,000 in repurchase agreements with Barclays; and $2,733,000 in repurchase agreements with J.P. Morgan; and $10,035,000 in repurchase agreements with Lehman Brothers; and $2,827,000 in repurchase agreements with USB Warburg Dillion; U.S. TREASURY SECURITIES MONEY MARKET FUND: $204,285,000 in repurchase agreements with Barclays; and $40,731,000 in repurchase agreements with J.P. Morgan; and $37,891,000 in repurchase agreements with Lehman Brothers; and $174,903,000 in repurchase agreements with USB Warburg Dillion; and $31,018,000 in repurchase agreements with Merrill Lynch; TAX EXEMPT MONEY MARKET FUND: $513,567 in cash equivalents issued by Goldman Sachs; INSTITUTIONAL SELECT MONEY MARKET FUND:
$14,756,000 in repurchase agreements with Barclays; and $30,049,000 in repurchase agreements with J.P. Morgan; and $626,000 in repurchase agreements with USB Warburg Dillion; and $21,901,000 in commercial paper issued by Bank of America; and $19,815,000 in commercial paper issued by Goldman Sachs Group; and $21,891,000 in commercial paper issued by Merrill Lynch; PRIME OBLIGATION MONEY MARKET FUND: $42,801,000 in repurchase agreements with J.P. Morgan; and $5,563,000 in repurchase agreements with USB Warburg Dillion; and $34,949,000 in commercial paper issued by Bank of America; and $54,381,000 in commercial paper issued by Goldman Sachs Group; and $44,740,000 in commercial paper issued by Merrill Lynch; TAX EXEMPT MONEY MARKET FUND: $514,000 in cash equivalents issued to Goldman Sachs; EQUITY INCOME FUND: $1,376,000 in stocks issued by Bank of America; and $1,655,000 in stocks issued by J.P. Morgan; EQUITY VALUE FUND:
$3,211,000 in stocks issued by Bank of America; and $7,448,000 in stocks issued by J.P. Morgan.

II.      SEI INSTITUTIONAL MANAGED TRUST

SIMT has no obligation to deal with any dealer or group of dealers in the execution of transactions in portfolio securities. Subject to policies established by SIMT's Trustees, the advisors are responsible for placing orders to execute portfolio transactions. In placing orders, it is the SIMT Fund's policy to seek to obtain the best net results taking into account such factors as price (including the applicable dealer spread), size, type and difficulty of the transaction involved, the firm's general execution and operational facilities, and the firm's risk in positioning the securities involved. While the advisors generally seek reasonably competitive spreads or commissions, the SIMT Fund will not necessarily be paying the lowest spread or commission available. The SIMT Fund will not purchase portfolio securities from any affiliated person acting as principal except in conformity with the regulations of the SEC.

It is expected that the SIMT Fund may execute brokerage or other agency transactions through the Distributor, a registered broker-dealer, for a commission in conformity with the 1940 Act, the Securities Exchange Act of 1934, as amended, and rules and regulations of the SEC. Under these provisions, the Distributor is permitted to receive and retain compensation for effecting portfolio transactions for the SIMT Fund on an exchange if a written contract is in effect between the Distributor and the Trust expressly permitting the Distributor to receive and retain such compensation. These provisions further require that commissions paid to the Distributor by the Trust for exchange transactions not exceed "usual and customary" brokerage commissions. The rules define "usual and customary" commissions to include amounts which are "reasonable and fair compared to the commission, fee or other remuneration received or to be received by other brokers in connection with comparable transactions involving similar securities being purchased or sold on a securities exchange during a comparable period of time." In addition, the SIMT Fund may direct commission business to one or more designated broker-dealers, including the Distributor, in connection with such broker-dealer's payment of certain of the SIMT Fund's expenses. The Trustees, including those who are not "interested persons" of the Trust, have adopted procedures for evaluating the reasonableness of commissions paid to the Distributor and will review these procedures for evaluating the reasonableness of commissions paid to the Distributor and will review these procedures periodically.

In connection with transactions effected for SIMT Fund operating within the "Manager of Managers" structure, SIMC and the various firms that serve as sub-advisor to the SIMT Fund of the Trust, in the exercise of joint investment discretion over the assets of the SIMT Fund, may direct a substantial portion of the SIMT Fund's brokerage to the Distributor. All such transactions directed to the Distributor must be accomplished in a manner that is consistent with the Trust's policy to achieve best net results, and must comply with the Trust's procedures regarding the execution of transactions through affiliated brokers.

For the fiscal years indicated, the SIMT Fund paid the following brokerage fees:

------------------------------------------------------------------------------------------------------------------------------
      FUND             TOTAL $ AMOUNT OF            TOTAL $ AMOUNT OF         % OF TOTAL       % OF TOTAL        TOTAL $
                     BROKERAGE COMMISSIONS              BROKERAGE              BROKERAGE       BROKERAGE        AMOUNT OF
                              PAID                 COMMISSIONS PAID TO        COMMISSIONS     TRANSACTIONS      BROKERAGE
                                                    AFFILIATED BROKERS        PAID TO THE       EFFECTED       COMMISSIONS
                                                                              AFFILIATED        THROUGH         PAID FOR
                                                                                BROKERS        AFFILIATED       RESEARCH
                                                                                                BROKERS
------------------------------------------------------------------------------------------------------------------------------
                    1998     1999      2000      1998     1999      2000         2000             2000             2000
------------------------------------------------------------------------------------------------------------------------------

SIMT Fund            $0       $0        $0        $0       $0        $0           0%               0%               $0
------------------------------------------------------------------------------------------------------------------------------

The portfolio turnover rate for the SIMT Fund for the fiscal years indicated were as follows:

------------------------------------------------------------------------------------------------------------------------------
             FUND                                                  PORTFOLIO TURNOVER RATE

------------------------------------------------------------------------------------------------------------------------------
                                             1998                           1999                           2000
------------------------------------------------------------------------------------------------------------------------------

SIMT Fund                                    56%                            17%                             39%
------------------------------------------------------------------------------------------------------------------------------


III.  SEI INDEX FUNDS

SIF has no obligation to deal with any dealer or group of dealers in the execution of transactions in portfolio securities. Subject to policies established by the Trustees, the SIF Advisor is responsible for placing orders to execute portfolio transactions. In placing orders, it is SIF's policy to seek to obtain the best net results taking into account such factors as price (including the applicable dealer spread), size, type and difficulty of the transaction involved, the firm's general execution and operational facilities, and the firm's risk in positioning the securities involved. While the SIF Advisor generally seeks reasonably competitive spreads or commissions, SIF will not necessarily be paying the lowest spread or commission available. SIF's policy of investing in securities with short maturities will result in high portfolio turnover. SIF will not purchase portfolio securities from any affiliated person acting as principal except in conformity with the regulations of the SEC.

SIF does not expect to use one particular dealer, but, subject to SIF's policy of seeking the best net results, dealers who provide supplemental investment research to the SIF Advisor may receive orders to transactions by SIF. Information so received will be in addition to and not in lieu of the services required to be performed by the SIF Advisor under its Advisory Agreement, and the expenses of the SIF Advisor will not necessarily be reduced as a result of the receipt of such supplemental information.

The money market securities in which the SIF Fund invests are traded primarily in the over-the-counter market generally do not involve either brokerage commissions or transfer taxes. Bonds and debentures are usually traded over-the-counter, but may be traded on an exchange. Where possible, the SIF Advisor will deal directly with the dealers who make a market in the securities involved except in those circumstances where better prices and execution are available elsewhere. Such dealers usually are acting as principal for their own account. On occasion, securities may be purchased directly from the issuer. The cost of executing portfolio securities transactions of the SIF Fund will primarily consist of dealer spreads and underwriting commissions.

The SIF Fund may execute brokerage or other agency transactions through the Distributor, a registered broker-dealer, for a commission, in conformity with the 1940 Act, the Securities Exchange Act of 1934 and the rules and regulations thereunder. Under these provisions, the Distributor is permitted to receive and retain compensation for effecting portfolio transactions for the SIF Fund on an exchange if a written contract is in effect between the Distributor and SIF expressly permitting the Distributor to receive and retain such compensation. These provisions further require that commissions paid to the Distributor by SIF for exchange transactions not exceed "usual and customary" brokerage commissions. The rules define "usual and customary" commissions to include amounts which are "reasonable and fair compared to the commissions, fee or other remuneration received by other brokers in connection with comparable transactions involving similar securities being purchased or sold on a securities exchange during a comparable period of time." The Trustees, including those who are not "interested persons" of SIF, have adopted procedures for evaluating the reasonableness of commissions paid to the Distributor and will review these procedures periodically.

Since SIF does not market its shares through intermediary brokers or dealers, it is not SIF's practice to allocate brokerage or principal business on the basis of sales of its shares which may be made through such firms. However, the SIF Advisor may place portfolio orders with qualified broker-dealers who recommend SIF to clients, and may, when a number of brokers and dealers can provide best price and execution on a particular transaction, consider such recommendations by a broker or dealer in selecting among broker-dealers.

It is expected that the portfolio turnover rate will normally not exceed 100% for the SIF Fund. The portfolio turnover rate would exceed 100% if all of its securities, exclusive of U.S. Government securities and other securities whose maturities at the time of acquisition are one year or less, are replaced in the period of one year. Turnover rates may vary from year to year and may be affected by cash requirements for redemptions and by requirements which enable the Portfolio to receive favorable tax treatment.

For the fiscal years indicated, the SIF Fund paid the following brokerage commissions:

------------------------------------------------------------------------------------------------------------------------------
      FUND             TOTAL $ AMOUNT OF            TOTAL $ AMOUNT OF         % OF TOTAL       % OF TOTAL        TOTAL $
                     BROKERAGE COMMISSIONS              BROKERAGE              BROKERAGE       BROKERAGE        AMOUNT OF
                              PAID                 COMMISSIONS PAID TO        COMMISSIONS     TRANSACTIONS      BROKERAGE
                                                    AFFILIATED BROKERS        PAID TO THE       EFFECTED       COMMISSIONS
                                                                              AFFILIATED        THROUGH         PAID FOR
                                                                                BROKERS        AFFILIATED       RESEARCH
                                                                                                BROKERS
------------------------------------------------------------------------------------------------------------------------------
                 1998      1999      2000     1998    1999     2000           2000              2000              2000
------------------------------------------------------------------------------------------------------------------------------

SIF Fund        $89,956     $0     $132,068    $0      $0       $0             0%                0%                $0
------------------------------------------------------------------------------------------------------------------------------

The portfolio turnover rate for the SIF Fund for the fiscal years indicated were as follows:

----------------------------------------------------------------------------------------------------------------------------
                  FUND                                                PORTFOLIO TURNOVER RATE

----------------------------------------------------------------------------------------------------------------------------
                                                    1998                        1999                       2000
----------------------------------------------------------------------------------------------------------------------------

SIF Fund                                             4%                          7%                         7%
----------------------------------------------------------------------------------------------------------------------------


             THE DISTRIBUTOR AND THE DISTRIBUTION PLANS OF THE TRUST

SEI Investments Distribution Co., (the "Distributor"), a wholly owned subsidiary of SEI Investments, and the Trust are parties to: a distribution agreement (the "Distribution Agreement") dated February 28, 1992 which applies to Class A Shares and Class I Shares of the Funds; a distribution and service agreement (the "Class B Distribution Agreement") dated February 20, 1997, which applies to the Class B Shares of the Funds; and a distribution agreement dated May 15, 1997 (the "Class S Distribution Agreement"), which applies to the Class S Shares of the Funds. The Distributor has an obligation to use its best efforts to distribute shares of the Fund on a continuous basis. The Distributor receives no compensation for distribution of Class I shares, although it does receive compensation pursuant to a distribution plan with respect to the U.S. Treasury Securities Plus Money Market Fund as described below.

The Distribution Agreement, the Class B Distribution Agreement and the Class S Distribution Agreement are renewable annually and may be terminated by the Distributor, the Qualified Trustees, or by a majority vote of the outstanding securities of the Trust upon not more than 60 days' written notice by either party. "Qualified Trustees" are Trustees of the Trust who are not interested persons and have no financial interest in the Distribution Agreement, Class B Distribution Agreement, Class S Distribution Agreement or any related agreement or plan.

The Distribution Plan adopted by the U.S. Treasury Securities Plus Money Market Fund shareholders (the "Distribution Plan") provides that the Trust will pay the Distributor a fee of up to .03% of the Portfolio's average daily net assets which the Distributor can use to compensate brokers or dealers and service providers, including Fleet and its affiliates, which provide distribution related services to shareholders or their customers who beneficially own shares of the Fund.

The distribution plan for Class A Shares (the "Class A Distribution Plan") provides that the Trust will pay the Distributor a fee of up to .25% of the Class A Shares average daily net assets which the Distributor can use to compensate brokers or dealers and service providers, including Fleet and its affiliates, which provide distribution related services to Class A shareholders or their customers who beneficially own Class A Shares.

The distribution and service plan for Class B Shares (the "Class B Distribution Plan") provides that the Trust will pay the Distributor a Rule 12b-1 fee of up to .75% of the Class B Shares' average daily net assets, which the Distributor can use to compensate brokers or dealers and service providers, including Fleet and its affiliates, that provide distribution-related services to Class B shareholders or their customers who beneficially own Class B Shares. In addition, the Class B Distribution Plan provides that the Trust will pay the Distributor a shareholder servicing fee of up to .25% of the Class B Shares, average daily net assets, which the Distributor can use to compensate service providers, including Fleet and its affiliates.

Pursuant to an agreement between the Distributor and Fleet Securities, Inc. ("Fleet Securities"), Fleet Securities provides the Distributor with the initial financing to compensate dealers selling Class B Shares. The Distributor subsequently repays Fleet Securities out of the compensation the Distributor receives under the Trust's Class B Distribution Plan or through the receipt of any contingent deferred sales charge. During the first year of the repayment term, the Distributor pays Fleet Securities at an annualized rate of 1.00% of a Fund's net assets attributable to Class B Shares, and in subsequent years at an annualized rate of .75% of a Fund's net assets attributable to Class B Shares.

The distribution and service plan for Class S Shares (the "Class S Distribution Plan") provides that the Trust will pay the Distributor a Rule 12b-1 fee of up to .60% of the Class S Shares' average daily net assets, which the Distributor can use to compensate brokers or dealers, including Fleet and its affiliates, that provide distribution-related services to Class S Shares or their customers who beneficially own Class S Shares.

Services under the Distribution Plan, the Class A Distribution Plan, the Class B Distribution Plan and the Class S Distribution Plan (collectively, the "Plans") may include establishing and maintaining customer accounts and records; aggregating and processing purchase and redemption requests from customers; placing net purchase and redemption orders with the Distributor; automatically investing customer account cash balances; providing periodic statements to customers; arranging for wires; answering customer inquiries concerning their investments; assisting customers in changing dividend options, account designations, and addresses; performing sub-accounting functions; processing dividend payments from the Trust on behalf of customers; and forwarding shareholder communications from the Trust (such as proxies, shareholder reports, and dividend distribution and tax notices) to these customers with respect to investments in the Trust. Certain state securities laws may require those financial institutions providing such distribution services to register as dealers pursuant to state law.

The Trust has adopted each Plan in accordance with the provisions of Rule 12b-1 under the 1940 Act which regulates circumstances under which an investment company may directly or indirectly bear expenses relating to the distribution of its shares.

Continuance of each Plan must be approved annually by a majority of the Trustees of the Trust and by a majority of the Qualified Trustees. Each Plan requires that quarterly written reports of amounts spent under the respective Plan and the purposes of such expenditures be furnished to and reviewed by the Trustees. No Plan may be amended to increase materially the amount which may be spent thereunder without approval by a majority of the outstanding shares of the Trust. All material amendments of a Plan will require approval by a majority of the Trustees of the Trust and of the Qualified Trustees.

The following Funds imposed a front-end sales charge upon their Class A shares in the amounts shown for the fiscal years ended December 31, 1998, 1999 and 2000:

-------------------------------------------------------------------------------------------------------------------------------
              FUND                            DOLLAR AMOUNT OF LOADS                 DOLLAR AMOUNT OF LOADS RETAINED BY SEI
                                                                                                  INVESTMENTS
                             --------------------------------------------------------------------------------------------------
                                       1998            1999            2000           1998           1999            2000
-------------------------------------------------------------------------------------------------------------------------------
Intermediate-Term Government          $7,775            $834            $485           $788           $113             $70
Securities Fund
-------------------------------------------------------------------------------------------------------------------------------
Pennsylvania Municipal                $3,942            $219            $683           $445            $23             $81
Securities Fund
-------------------------------------------------------------------------------------------------------------------------------
New Jersey Municipal Securities      $24,509         $25,913          $3,546         $2,859         $2,890            $394
Fund
-------------------------------------------------------------------------------------------------------------------------------
Fixed Income Fund                    $40,912          $2,874         $18,192         $3,562           $177          $1,251
-------------------------------------------------------------------------------------------------------------------------------
High Yield Bond Fund                  $7,891          $1,801          $1,000           $775           $180            $103
-------------------------------------------------------------------------------------------------------------------------------
Balanced Fund                        $71,968         $40,323          $6,877         $7,297         $4,308            $699
-------------------------------------------------------------------------------------------------------------------------------
Equity Income Fund                   $71,178         $28,315         $11,314         $7,505         $3,111          $1,159
-------------------------------------------------------------------------------------------------------------------------------
Equity Index Fund                     $4,488         $29,111         $12,906           $461         $2,988          $1,371
-------------------------------------------------------------------------------------------------------------------------------
Equity Value Fund                    $99,124         $58,708         $20,576        $10,614         $6,314          $2,422
-------------------------------------------------------------------------------------------------------------------------------
Equity Growth Fund                   $43,030         $23,425         $81,144         $4,393         $2,502          $9,554
-------------------------------------------------------------------------------------------------------------------------------
Mid Cap Fund                              $0              $0              $0             $0             $0              $0
-------------------------------------------------------------------------------------------------------------------------------
International Equity Fund               $373            $440          $9,577            $40            $45          $1,267
-------------------------------------------------------------------------------------------------------------------------------

The U.S. Treasury Securities Money Market Fund, Tax-Exempt Money Market Fund and Prime Obligation Money Market Fund offer Class A Shares without a sales charge, and therefore, no information is provided with respect to such Funds. Class B Shares do not impose front-end sales charges. Class S Shares and Class I Shares, the U.S. Treasury Securities Plus Money Market Fund and the Institutional Select Money Market Fund do not impose sales charges.

The following Funds imposed a contingent deferred sales charge ("CDSC") upon their Class B shares in the amounts shown for the fiscal years ended December 31, 1998, 1999 and 2000:

-------------------------------------------------------------------------------------------------------------------------------
             FUND                          DOLLAR AMOUNT OF LOADS                   DOLLAR AMOUNT OF LOADS RETAINED BY SEI
                                                                                                 INVESTMENTS
                             --------------------------------------------------------------------------------------------------
                                     1998            1999           2000            1998             1999            2000
-------------------------------------------------------------------------------------------------------------------------------
U.S. Treasury Securities           $374,481            .25%            N/A              N/A             N/A           N/A
Money Market Fund
-------------------------------------------------------------------------------------------------------------------------------
Prime Obligation Money                   $0              $0             $0               $0              $0            $0
Market Fund
-------------------------------------------------------------------------------------------------------------------------------
Fixed Income Fund                    $6,546         $85,390        $63,867               $0              $0            $0
-------------------------------------------------------------------------------------------------------------------------------
High Yield Bond Fund                     $0         $40,606        $51,530               $0              $0            $0
-------------------------------------------------------------------------------------------------------------------------------
Balanced Fund                       $21,942        $159,100       $228,819               $0              $0            $0
-------------------------------------------------------------------------------------------------------------------------------
Equity Income Fund                  $58,426        $136,775       $122,012               $0              $0            $0
-------------------------------------------------------------------------------------------------------------------------------
Equity Index Fund                        $0         $77,601       $141,284               $0              $0            $0
-------------------------------------------------------------------------------------------------------------------------------
Equity Value Fund                   $55,676        $108,587       $190,197               $0              $0            $0
-------------------------------------------------------------------------------------------------------------------------------
Equity Growth Fund                   $6,813         $56,996       $137,062               $0              $0            $0
-------------------------------------------------------------------------------------------------------------------------------
International Equity Fund               $70          $1,012        $16,876               $0              $0            $0
-------------------------------------------------------------------------------------------------------------------------------

For the fiscal year ended December 31, 2000, the Class A Shares of the Funds incurred the following distribution expenses:

-------------------------------------------------------------------------------------------------------------------------------
              FUND                          TOTAL              TOTAL        SALES           PRINTING      OTHER COSTS
                                         DISTRIBUTION       DISTRIBUTION   EXPENSES          COSTS
                                           EXPENSES         EXPENSES (AS
                                                             A % OF NET
                                                               ASSETS)
-------------------------------------------------------------------------------------------------------------------------------
Prime Obligation Money                       $8,305              .25%        N/A               N/A               N/A
Market Fund
-------------------------------------------------------------------------------------------------------------------------------
Tax-Exempt Money Market Fund               $116,761              .25%        N/A               N/A               N/A
-------------------------------------------------------------------------------------------------------------------------------
Intermediate-Term Government                 $2,175              .25%        N/A               N/A               N/A
Securities Fund
-------------------------------------------------------------------------------------------------------------------------------
Pennsylvania Municipal                         $802              .25%        N/A               N/A               N/A
Securities Fund
-------------------------------------------------------------------------------------------------------------------------------
New Jersey Municipal                        $23,967              .25%        N/A               N/A               N/A
Securities Fund
-------------------------------------------------------------------------------------------------------------------------------
Fixed Income Fund                            $8,032              .25%        N/A               N/A               N/A
-------------------------------------------------------------------------------------------------------------------------------
High Yield Bond Fund                           $399              .25%        N/A               N/A               N/A
-------------------------------------------------------------------------------------------------------------------------------
Balanced Fund                               $23,623              .25%        N/A               N/A               N/A
-------------------------------------------------------------------------------------------------------------------------------
Equity Income Fund                          $34,830              .25%        N/A               N/A               N/A
-------------------------------------------------------------------------------------------------------------------------------
Equity Index Fund                            $4,277              .25%        N/A               N/A               N/A
-------------------------------------------------------------------------------------------------------------------------------
Equity Value Fund                           $44,704              .25%        N/A               N/A               N/A
-------------------------------------------------------------------------------------------------------------------------------
Equity Growth Fund                          $19,225              .25%        N/A               N/A               N/A
-------------------------------------------------------------------------------------------------------------------------------
International Equity Fund                    $2,080              .25%        N/A               N/A               N/A
-------------------------------------------------------------------------------------------------------------------------------

For the fiscal year ended December 31, 2000, the Class B Shares of the Funds incurred the following distribution expenses:

-------------------------------------------------------------------------------------------------------------------------------
              FUND                          TOTAL              TOTAL        SALES           PRINTING      OTHER COSTS
                                         DISTRIBUTION       DISTRIBUTION   EXPENSES          COSTS
                                           EXPENSES         EXPENSES (AS
                                                             A % OF NET
                                                               ASSETS)
-------------------------------------------------------------------------------------------------------------------------------
Prime Obligation Money Market Fund           $12,491             1.00%        N/A               N/A               N/A
-------------------------------------------------------------------------------------------------------------------------------
Fixed Income Fund                            $61,677             1.00%        N/A               N/A               N/A
-------------------------------------------------------------------------------------------------------------------------------
High Yield Bond Fund                         $49,329             1.00%        N/A               N/A               N/A
-------------------------------------------------------------------------------------------------------------------------------
Balanced Fund                               $353,963             1.00%        N/A               N/A               N/A
-------------------------------------------------------------------------------------------------------------------------------
Equity Income Fund                          $167,611             1.00%        N/A               N/A               N/A
-------------------------------------------------------------------------------------------------------------------------------
Equity Index Fund                           $246,808             1.00%        N/A               N/A               N/A
-------------------------------------------------------------------------------------------------------------------------------
Equity Value Fund                           $350,676             1.00%        N/A               N/A               N/A
-------------------------------------------------------------------------------------------------------------------------------
Equity Growth Fund                          $406,146             1.00%        N/A               N/A               N/A
-------------------------------------------------------------------------------------------------------------------------------
International Equity Fund                    $30,224             1.00%        N/A               N/A               N/A
-------------------------------------------------------------------------------------------------------------------------------

For the fiscal year ended December 31, 2000, the Class S Shares of the Prime Obligation Money Market Fund incurred the following distribution expenses (net of distribution fees waived):

-------------------------------------------------------------------------------------------------------------------------------
             FUND                          TOTAL           TOTAL DISTRIBUTION       SALES          PRINTING           OTHER
                                        DISTRIBUTION     EXPENSES (AS A % OF NET   EXPENSES          COSTS            COSTS
                                          EXPENSES               ASSETS)
-------------------------------------------------------------------------------------------------------------------------------
Prime Obligation Money                   $859,355                 .35%                N/A             N/A              N/A
Market Fund
-------------------------------------------------------------------------------------------------------------------------------

Class I Shares do not have distribution expenses.

For the fiscal year ended December 31, 2000, the U.S. Treasury Securities Plus Money Market Fund incurred the following distribution expenses:

-------------------------------------------------------------------------------------------------------------------------------
             FUND                          TOTAL           TOTAL DISTRIBUTION       SALES          PRINTING           OTHER
                                        DISTRIBUTION     EXPENSES (AS A % OF NET   EXPENSES          COSTS            COSTS
                                          EXPENSES               ASSETS)
-------------------------------------------------------------------------------------------------------------------------------
U.S. Treasury Securities Plus             $17,955                 .03%               N/A              N/A              N/A
Money Market Fund
-------------------------------------------------------------------------------------------------------------------------------

                   DISTRIBUTION OF THE SIMT FUND AND SIF FUND

I.       SIMT FUND

SEI Investments Distribution Co. also serves as the distributor for the Class A Shares of the SIMT Fund pursuant to a distribution agreement with SIMT.

Under the Class A Distribution Agreement, the Distributor has agreed to perform all distribution services and functions of the SIF Fund to the extent such services and functions are not provided to the SIMT Fund pursuant to another agreement. The Distribution Agreement provide that the shares of the SIMT Fund are distributed through the Distributor. The Distributor receives no compensation for distribution of Class A Shares.

The Distribution Agreement provides that it will continue in effect for a period of more than one year from the date of their execution only so long as such continuance is specifically approved at least annually by the vote of a majority of the Board members of SIMT and by the vote of the majority of those board members of SIMT who are not interested persons of SIMT.

The Portfolio has also adopted a shareholder servicing plan for their Class A Shares (the "Service Plan"). Under the Service Plan, the Distributor may perform, or may compensate other service providers for performing, the following shareholder services: maintaining client accounts; arranging for bank wires; responding to client inquiries concerning services provided on investments; assisting clients in changing dividend options, account designations and addresses; sub-accounting; providing information on share positions to clients; forwarding shareholder communications to clients; processing purchase, exchange and redemption orders; and processing dividend payments. Under the Service Plan, the SIMT Fund may pay the Distributor a negotiated fee at a rate of up to 0.25% annually of the average daily net assets of the SIMT Fund attributable to Class A Shares subject to the arrangement for provision of shareholder and administrative services. The Distributor may retain as a profit any difference between the fee it receives and the amount it pays to third parties.

II.      SIF FUND

SEI Investments Distribution Co. also serves as the distributor for the Class E Shares of the SIF Fund pursuant to a distribution agreement with SIF.

Under the Class E Distribution Agreement, the Distributor has agreed to perform all distribution services and functions of the SIF Fund to the extent such services and functions are not provided to the SIF Fund pursuant to another agreement. The Distribution Agreement provide that the shares of the SIF Fund are distributed through the Distributor. The Distributor receives no compensation for distribution of Class E shares.

The Distribution Agreement provides that it will continue in effect for a period of more than one year from the date of their execution only so long as such continuance is specifically approved at least annually by the vote of a majority of the Board members of SIF and by the vote of the majority of those board members of SIF who are not interested persons of SIF.

The Portfolio has also adopted a shareholder servicing plan for their Class E Shares (the "Service Plan"). Under the Service Plan, the Distributor may perform, or may compensate other service providers for performing, the following shareholder services: maintaining client accounts; arranging for bank wires; responding to client inquiries concerning services provided on investments; assisting clients in changing dividend options, account designations and addresses; sub-accounting; providing information on share positions to clients; forwarding shareholder communications to clients; processing purchase, exchange and redemption orders; and processing dividend payments. Under the Service Plan, the SIF Fund may pay the Distributor a negotiated fee at a rate of up to 0.25% annually of the average daily net assets of the SIF Fund attributable to Class E Shares subject to the arrangement for provision of shareholder and administrative services. The Distributor may retain as a profit any difference between the fee it receives and the amount it pays to third parties.

                                   PERFORMANCE

COMPUTATION OF YIELD

Money Market Funds. From time to time the Money Market Funds advertise their "current yield" and "effective yield." Both yield figures are based on historical earnings and are not intended to indicate future performance. The "yield" of the Funds refers to the income generated by an investment in a Fund over a seven-day period (which period will be stated in the advertisement). This income is then "annualized." That is, the amount of income generated by the investment during that week is assumed to be generated each week over a 52-week period and is shown as a percentage of the investment. The "effective yield" is calculated similarly but, when annualized, the income earned by an investment in a Fund is assumed to be reinvested. The "effective yield" will be slightly higher than the "yield" because of the compounding effect of this assumed reinvestment.

The current yield of the Funds will be calculated daily based upon the seven days ending on the date of calculation ("base period"). The yield is computed by determining the net change (exclusive of capital changes) in the value of a hypothetical pre-existing shareholder account having a balance of one share at the beginning of the period, subtracting a hypothetical charge reflecting deductions from shareholder accounts, and dividing such net change by the value of the account at the beginning of the same period to obtain the base period return and multiplying the result by (365/7). Realized and unrealized gains and losses are not included in the calculation of the yield. The effective compound yield of the Funds is determined by computing the net change, exclusive of capital changes, in the value of a hypothetical pre-existing account having a balance of one share at the beginning of the period, subtracting a hypothetical charge reflecting deductions from shareholder accounts, and dividing the difference by the value of the account at the beginning of the base period to obtain the base period return, and then compounding the base period return by adding 1, raising the sum to a power equal to 365 divided by 7, and subtracting 1 from the result, according to the following formula: Effective Yield = [(Base Period Return + 1) 365/7] - 1. The current and the effective yields reflect the reinvestment of net income earned daily on portfolio assets.

The Tax-Exempt Money Market Fund may also calculate its tax equivalent yield as described under "Other Yields" below.

For the 7-day period ended December 31, 2000, the Money Market Funds' current, effective and tax-equivalent yields were as follows:

-------------------------------------------------------------------------------------------------------------------------------
                         FUND                                CLASS        CURRENT       EFFECTIVE         TAX-EQUIVALENT
                                                                          YIELD (%)        YIELD             YIELD (%)
                                                                                            (%)
-------------------------------------------------------------------------------------------------------------------------------

U.S. Treasury Securities Plus Money Market Fund               N/A           5.60%          5.76%                N/A
-------------------------------------------------------------------------------------------------------------------------------
U.S. Treasury Securities Money Market Fund                     I            5.65%          5.81%                N/A
                                                           --------------------------------------------------------------------
                                                               A            5.40%          5.54%                N/A
-------------------------------------------------------------------------------------------------------------------------------
Institutional Select Money Market Fund                        N/A           6.20%          6.39%                N/A
-------------------------------------------------------------------------------------------------------------------------------
Prime Obligation Money Market Fund                             I            5.93%          6.11%                N/A
-------------------------------------------------------------------------------------------------------------------------------
                                                               A            5.69%          5.85%                N/A
                                                           --------------------------------------------------------------------
                                                               B            4.94%          5.06%                N/A
                                                           --------------------------------------------------------------------
                                                               S            5.59%          5.74%                N/A
-------------------------------------------------------------------------------------------------------------------------------
Tax-Exempt Money Market Fund                                   I            3.66%          3.73%               6.06
                                                           --------------------------------------------------------------------
                                                               A            3.41%          3.47%               5.65
-------------------------------------------------------------------------------------------------------------------------------

OTHER YIELDS. The Funds may advertise a 30-day yield. These figures will be based on historical earnings and are not intended to indicate future performance. The yield of these Funds refers to the annualized income generated by an investment in the Funds over a specified 30-day period and is shown as a percentage of the investment. In particular, yield will be calculated according to the following formula:

Yield = 2[{(a-b)/cd + 1}6 - 1] where a = dividends and interest earned during the period; b = expenses accrued for the period (net of reimbursement); c = the average daily number of shares outstanding during the period that were entitled to receive dividends; and d = the maximum offering price per share on the last day of the period.

The tax equivalent yield for the Tax-Exempt Money Market, New Jersey Municipal Securities and Pennsylvania Municipal Securities Funds is computed by dividing that portion of the Fund's yield which is tax-exempt by one minus a stated federal and/or state income tax rate and adding the product to that portion, if any, of the Fund's yield that is not tax-exempt. (Tax equivalent yields assume the payment of federal income taxes at a rate of 39.6% and, if applicable, New Jersey income taxes at a rate of 6.37% and Pennsylvania income taxes at a rate of 2.8%).

Yields are one basis upon which investors may compare the Funds with other funds; however, yields of other funds and other investment vehicles may not be comparable because of the factors set forth above and differences in the methods used in valuing portfolio instruments.

The yield of these Funds fluctuates, and the annualization of a week's dividend is not a representation by the Trust as to what an investment in the Fund will actually yield in the future. Actual yields will depend on such variables as asset quality, average asset maturity, the type of instruments the Fund invests in, changes in interest rates on money market instruments, changes in the expenses of the Fund and other factors.

For the 30-day period ended December 31, 2000 the yields on the Fixed Income Funds were as follows:

-------------------------------------------------------------------------------------------------------------------------------
                         FUND                                      CLASS                 CURRENT           TAX EQUIVALENT
                                                                                          YIELD                YIELD
                                                                                           (%)                  (%)
-------------------------------------------------------------------------------------------------------------------------------
Intermediate-Term Government Securities Fund                         I                    5.39%                 N/A
                                                           --------------------------------------------------------------------
                                                                     A                    4.93%                 N/A
-------------------------------------------------------------------------------------------------------------------------------
Pennsylvania Municipal Securities Fund                               I                    4.22%                7.33%
                                                           --------------------------------------------------------------------
                                                                     A                    3.85%                6.68%
-------------------------------------------------------------------------------------------------------------------------------
New Jersey Municipal Securities Fund                                 I                    3.88%                7.19%
                                                           --------------------------------------------------------------------
                                                                     A                    3.52%                6.52%
-------------------------------------------------------------------------------------------------------------------------------
Fixed Income Fund                                                    I                    5.68%                 N/A
                                                           --------------------------------------------------------------------
                                                                     A                    5.20%                 N/A
                                                           --------------------------------------------------------------------
                                                                     B                    4.68%                 N/A
-------------------------------------------------------------------------------------------------------------------------------
High Yield Bond Fund                                                 I                   10.22%                 N/A
                                                           --------------------------------------------------------------------
                                                                     A                    9.98%                 N/A
                                                           --------------------------------------------------------------------
                                                                     B                    9.20%                 N/A
-------------------------------------------------------------------------------------------------------------------------------

CALCULATION OF TOTAL RETURN

From time to time, the Funds may advertise total return on an "average annual total return" basis and on an "aggregate total return" basis for various periods. Average annual total return reflects the average annual percentage change in the value of an investment in a Fund over the particular measuring period. Aggregate total return reflects the cumulative percentage change in value over the measuring period. Aggregate total return is computed according to a formula prescribed by the SEC. The formula can be expressed as follows: P (1 +
T)n = ERV, where P = a hypothetical initial payment of $1,000; T = average annual total return; n = number of years; and ERV = ending redeemable value of a hypothetical $1,000 payment made at the beginning of the designated time period as of the end of such period or the life of the fund. The formula for calculating aggregate total return can be expressed as (ERV/P)-1.

The calculation of total return assumes reinvestment of all dividends and capital gains distributions on the reinvestment dates during the period and that the entire investment is redeemed at the end of the period. In addition, the maximum sales charge for each Fund is deducted from the initial $1,000 payment. Total return may also be shown without giving effect to any sales charges.

Based on the foregoing, the average total returns for the Funds from inception through December 31, 2000 were as follows:

-------------------------------------------------------------------------------------------------------------------------------
                 FUND                        CLASS                           AVERAGE ANNUAL TOTAL RETURN
-------------------------------------------------------------------------------------------------------------------------------
                                                            ONE YEAR            FIVE              TEN              SINCE
                                                                                YEAR              YEAR          INCEPTION(1)
-------------------------------------------------------------------------------------------------------------------------------

Intermediate-Term Government             I                   9.39%             5.02%              N/A               5.54%
Securities Fund
                                     ------------------------------------------------------------------------------------------
                                         A (no load)         9.23%             4.76%              N/A               5.29%
                                     ------------------------------------------------------------------------------------------
                                         A (load)            4.82%             3.91%              N/A               4.79%
-------------------------------------------------------------------------------------------------------------------------------
Pennsylvania Municipal Securities        I                   13.31%            4.22%              N/A               4.38%
Fund                                 ------------------------------------------------------------------------------------------
                                         A (no load)         13.06%            3.92%              N/A               4.12%
                                     ------------------------------------------------------------------------------------------
                                         A (load)            9.64%             3.28%              N/A               3.70%
-------------------------------------------------------------------------------------------------------------------------------
New Jersey Municipal Securities Fund     I                   8.80%             4.38%              N/A               5.41%
                                     ------------------------------------------------------------------------------------------
                                         A (no load)         8.55%             4.04%              N/A               5.06%
                                     ------------------------------------------------------------------------------------------
                                         A (load)            5.25%             3.42%              N/A               4.68%
-------------------------------------------------------------------------------------------------------------------------------
Fixed Income Fund                        I                   10.42%            5.36%              N/A               6.53%
                                     ------------------------------------------------------------------------------------------
                                         A (no load)         10.27%            5.10%              N/A               6.26%
                                     ------------------------------------------------------------------------------------------
                                         A (load)            5.63%             4.18%              N/A               5.74%
                                     ------------------------------------------------------------------------------------------
                                         B (no load)         9.32%              N/A               N/A               5.28%
                                     ------------------------------------------------------------------------------------------
                                         B (load)            3.82%              N/A               N/A               4.55%
-------------------------------------------------------------------------------------------------------------------------------
Balanced Fund                            I                   -9.44%            9.85%              N/A               9.63%
-------------------------------------------------------------------------------------------------------------------------------
                                         A (no load)         -9.66%            9.56%              N/A               9.35%
                                     ------------------------------------------------------------------------------------------
                                         A (load)           -14.63%            8.34%              N/A               8.65%
                                     ------------------------------------------------------------------------------------------
                                         B (no load)        -10.28%             N/A               N/A               7.09%
                                     ------------------------------------------------------------------------------------------
                                         B (load)           -15.18%             N/A               N/A               6.40%
-------------------------------------------------------------------------------------------------------------------------------
Equity Income Fund                       I                   4.59%            13.28%              N/A              13.01%
                                     ------------------------------------------------------------------------------------------
                                         A (no load)         4.38%            12.99%              N/A              12.73%
                                     ------------------------------------------------------------------------------------------
                                         A (load)            -1.39%           11.72%              N/A              12.01%
                                     ------------------------------------------------------------------------------------------
                                         B (no load)         3.55%              N/A               N/A               9.09%
                                     ------------------------------------------------------------------------------------------
                                         B (load)            -1.95%             N/A               N/A               8.44%
-------------------------------------------------------------------------------------------------------------------------------
Equity Value Fund                        I                   -2.94%           16.67%              N/A              14.18%
                                     ------------------------------------------------------------------------------------------
                                         A (no load)         -3.14%           16.34%              N/A              13.88%
                                     ------------------------------------------------------------------------------------------
                                         A (load)            -8.47%           15.02%              N/A              13.15%
                                     ------------------------------------------------------------------------------------------
                                         B (no load)         -3.92%             N/A               N/A              12.58%
                                     ------------------------------------------------------------------------------------------
                                         B (load)            -8.91%             N/A               N/A              11.97%
-------------------------------------------------------------------------------------------------------------------------------
Equity Growth Fund                       I                  -11.86%             N/A               N/A              18.77%
                                     ------------------------------------------------------------------------------------------
                                         A (no load)        -12.02%             N/A               N/A              18.35%
                                     ------------------------------------------------------------------------------------------
                                         A (load)           -16.84%             N/A               N/A              16.66%
                                     ------------------------------------------------------------------------------------------
                                         B (no load)        -12.71%             N/A               N/A              18.01%
                                     ------------------------------------------------------------------------------------------
                                         B (load)           -16.98%             N/A               N/A              17.47%
-------------------------------------------------------------------------------------------------------------------------------
Mid Cap Fund                             I                   -3.02%            8.27%              N/A               8.36%
-------------------------------------------------------------------------------------------------------------------------------
International Equity Fund                I                  -18.92%            7.45%              N/A               7.98%
-------------------------------------------------------------------------------------------------------------------------------
                                         A (no load)        -19.06%            7.19%              N/A               7.72%
                                     ------------------------------------------------------------------------------------------
                                         A (load)           -23.53%            6.00%              N/A               6.66%
                                     ------------------------------------------------------------------------------------------
                                         B (no load)        -19.79%             N/A               N/A               5.52%
                                     ------------------------------------------------------------------------------------------
                                         B (load)           -24.08%             N/A               N/A               4.80%
-------------------------------------------------------------------------------------------------------------------------------

(1) Class I and Class A Shares of the Funds commenced operations on April 1, 1992, except the Pennsylvania Municipal Securities Fund -Class I Shares and Class A Shares, commenced operations on May 3, 1993 and May 13, 1993, respectively; the New Jersey Municipal Securities Fund - Class I and Class A Shares, commenced operations on May 4, 1992; the Equity Growth Fund-Class I and Class A Shares, commenced operations on February 3, 1997; and the International Equity Fund - Class I and Class A Shares, commenced operations on May 1, 1995 and May 4, 1995, respectively.

Class B Shares of the Funds commenced operations as follows: the Fixed Income Fund, May 16, 1997; the Balanced Fund, May 8, 1997; the Equity Income Fund, May 8, 1997; the Equity Value Fund, May 12, 1997; the Equity Growth Fund, May 21, 1997; and the International Equity Fund, May 7, 1997.

Each Feeder Fund may advertise the performance of its corresponding Master Fund adjusted to reflect applicable sales loads and operating expenses, other than Rule 12b-1 fees. The data for the SIMT Fund and the SIF Fund set forth below is adjusted to reflect feeder level operating expenses of .40% and .55%, respectively. In the absence or reduction of current fee waivers or reimbursements, total return would be reduced.

The following table shows total returns for the Class A Shares of the SIMT Fund for inception through September 30, 2000 and the Class E Shares of the SIF Fund for inception through March 31, 2000:

---------------------------------------------------------------------------------------------------------------------------
                  FUND                          CLASS/                          AVERAGE ANNUAL TOTAL RETURN
                                           WITH/WITHOUT LOAD    -----------------------------------------------------------
                                                                  ONE YEAR          FIVE         TEN YEARS         SINCE
                                                                                   YEARS                         INCEPTION
---------------------------------------------------------------------------------------------------------------------------

SIMT Fund (commenced operations on              Class A            -0.09%            *               *             8.35%
January 11, 1995)                            Without Load
---------------------------------------------------------------------------------------------------------------------------
SIF Fund (commenced operations on               Class E            17.79%          26.50%          18.57%         17.82%
August l, 1985)                              Without Load
---------------------------------------------------------------------------------------------------------------------------

* Not in operation during period.

The Funds' performance may from time to time be compared to other mutual funds tracked by mutual fund rating services (such as Lipper Analytical Services) or financial and business publications and periodicals, broad groups of comparable mutual funds, unmanaged indices which may assume investment of dividends but generally do not reflect deductions for administrative and management costs or to other investment alternatives.

The Funds may quote Morningstar, Inc., a service that ranks mutual funds on the basis of risk-adjusted performance. The Funds may quote Ibbotson Associates of Chicago, Illinois, which provides historical returns of the capital markets in the U.S. The Funds may use long term performance of these capital markets to demonstrate general long-term risk versus reward scenarios and could include the value of a hypothetical investment in any of the capital markets. The Funds may also quote financial and business publications and periodicals as they relate to fund management, investment philosophy, and investment techniques.

The Funds may quote various measures of volatility and benchmark correlation in advertising and may compare these measures to those of other funds. Measures of volatility attempt to compare historical share price fluctuations or total returns to a benchmark while measures of benchmark correlation indicate how valid a comparative benchmark might be. Measures of volatility and correlation are calculated using averages of historical data and cannot be calculated precisely.

                        PURCHASE AND REDEMPTION OF SHARES

It is currently the Trust's policy to pay for each Fund's redemptions in cash. The Trust retains the right, however, to alter this policy to provide for redemptions in whole or in part by a distribution in-kind of securities held by the Funds in lieu of cash. Shareholders may incur brokerage charges on the sale of any such securities so received in payment of redemptions. However, a shareholder will at all times be entitled to aggregate cash redemptions from all Funds of the Trust during any 90-day period of up to the lesser of $250,000 or 1% of the Trust's net assets.

The Trust reserves the right to suspend the right of redemption and/or to postpone the date of payment upon redemption for any period on which trading on the New York Stock Exchange is restricted, or during the existence of an emergency (as determined by the SEC by rule or regulation) as a result of disposal or valuation of the Fund's securities is not reasonably practicable, or for such other periods as the SEC has by order permitted. The Trust also reserves the right to suspend sales of shares of a Fund for any period during which the New York Stock Exchange, the Advisor and/or Sub-Advisor, the Administrator and/or the Custodian are not open for business. Additionally, the Trust reserves the right to suspend sales of shares of a Feeder Fund for any period during which the corresponding Master

Fund is not open for business. The New York Stock Exchange will not open when the following holidays are observed: New Year's Day; Martin Luther King, Jr., Day; Presidents' Day; Good Friday; Memorial Day; Independence Day; Labor Day; Thanksgiving; and Christmas. In addition, as it relates to the Money Market Funds, the Federal Reserve will not open when the following holidays are observed: Columbus Day and Veterans' Day.

                              SHAREHOLDER SERVICES

DISTRIBUTION INVESTMENT OPTION: Distributions of dividends and capital gains made by the Funds may be automatically invested in shares of one of the Funds if shares of the Funds are available for sale. Such investments will be subject to initial investment minimums, as well as additional purchase minimums. A shareholder considering the Distribution Investment Option should obtain and read the prospectus of the other Funds and consider the differences in objectives and policies before making any investment. This option is not available for cash management account shareholders.

REINSTATEMENT PRIVILEGE: In addition to a similar Class A shares' sales load waiver described in the prospectus, a shareholder who has redeemed his or her shares of any of the Funds has a one-time right to reinvest the redemption proceeds in shares of any of the Funds at their net asset value as of the time of reinvestment. Such a reinvestment must be made within 30 days of the redemption and is limited to the amount of the redemption proceeds. Although redemptions and repurchases of shares are taxable events, a reinvestment within such 30-day period in the same Fund is considered a "wash sale" and results in the inability to recognize currently all or a portion of a loss realized on the original redemption for federal income tax purposes. The investor must notify the transfer agent at the time the trade is placed that the transaction is a reinvestment.

                        DETERMINATION OF NET ASSET VALUE

I.       THE TRUST

The net asset value per share of the Money Market Funds is calculated by adding the value of securities and other assets, subtracting liabilities and dividing by the number of outstanding shares. Securities will be valued by the amortized cost method which involves valuing a security at its cost on the date of purchase and thereafter (absent unusual circumstances) assuming a constant amortization to maturity of any discount or premium, regardless of the impact of fluctuations in general market rates of interest on the value of the instrument. While this method provides certainty in valuation, it may result in periods during which a security's value, as determined by this method, is higher or lower than the price a Fund would receive if it sold the instrument. During periods of declining interest rates, the daily yield of a Fund may tend to be higher than a similar computation made by a company with identical investments utilizing a method of valuation based upon market prices and estimates of market prices for all of its portfolio securities. Thus, if the use of amortized cost by a Fund resulted in a lower aggregate portfolio value on a particular day, a prospective investor in that Fund would be able to obtain a somewhat higher yield than would result from investment in a company utilizing solely market values, and existing investors in the Fund would experience a lower yield. The converse would apply in a period of rising interest rates.

The Money Market Funds' use of amortized cost and the maintenance of each Fund's net asset value at $1.00 are permitted by regulations promulgated by Rule 2a-7 under the 1940 Act, provided that certain conditions are met. The regulations also require the Trustees to establish procedures which are reasonably designed to stabilize the net asset value per share at $1.00 for the Funds. Such procedures include the determination of the extent of deviation, if any, of the Funds current net asset value per share calculated using available market quotations from the Funds amortized cost price per share at such intervals as the Trustees deem appropriate and reasonable in light of market conditions and periodic reviews of the amount of the deviation and the methods used to calculate such deviation. In the event that such deviation exceeds one half of 1%, the Trustees are required to consider promptly what action, if any, should be initiated, and, if the Trustees believe that the extent of any deviation may result in material dilution or other unfair results to shareholders, the Trustees are required to take such corrective action as they deem appropriate to eliminate or reduce such dilution or unfair results to the extent reasonably practicable. Such actions may include the sale of portfolio instruments prior to maturity to realize capital gains or losses or to shorten average portfolio maturity; withholding dividends; redeeming shares in kind; or establishing a net asset value per share by using available market quotations. In addition, if the Funds incur a significant loss or liability, the Trustees have the authority to reduce pro rata the number of shares of the Funds in each shareholder's account and to offset each shareholder's pro rata portion of such loss or liability from the shareholder's accrued but unpaid dividends or from future dividends while each other Fund must annually distribute at least 90% of its investment company taxable income.

Shares will normally be issued for cash only. Transactions involving the issuance of shares for securities or assets other than cash will be limited to a bona fide reorganization, statutory merger or will be limited to other acquisitions of portfolio securities (except for municipal debt securities issued by state political subdivisions or their agencies or instrumentalities) which: meet the investment objectives and policies of the investment company; are acquired for investment and not for resale; are liquid securities which are not restricted as to transfer either by law or liquidity of market; and have a value which is readily ascertainable (and not established only by evaluation procedures) as evidenced by a listing on the American Stock Exchange, the New York Stock Exchange or NASDAQ.

The securities of the Funds are valued by the Administrator. The Administrator may use an independent pricing service to obtain valuations of securities. The pricing service relies primarily on prices of actual market transactions as well as trader quotations. However, the service may also use a matrix system to determine valuations of fixed income securities, which system considers such factors as security prices, yields, maturities, call features, ratings and developments relating to specific securities in arriving at valuations. The procedures of the pricing service and its valuations are reviewed by the officers of the Trust under the general supervision of the Trustees. Although the methodology and procedures are identical, the net asset value per share of Class I, Class A, Class B and Class S shares of the Funds may differ because of the distribution expenses and shareholders servicing fees charged to Class A shares, Class B shares and/or Class S shares.

A pricing service values portfolio securities, which are primarily traded on a domestic exchange, at the last sale price on that exchange or, if there is no recent sale, at the last current bid quotation. A Fund security that is primarily traded on a foreign securities exchange is generally valued at its preceding closing value on the exchange, provided that if an event occurs after the security is so valued that is likely to have changed its value, then the fair value of those securities will be determined through consideration of other factors by or under the direction of the Board of Trustees. A security that is listed or traded on more than one exchange is valued at the quotation on the exchange determined to be the primary market for such security. For valuation purposes, quotations of foreign securities in foreign currency are converted to U.S. dollars equivalent at the prevailing market rate on the day of valuation.

Certain of the securities acquired by a Fund may be traded on foreign exchanges or over-the-counter markets on days on which the Fund's net asset value is calculated. In such cases, the net asset value of the Fund's shares may be significantly affected on days when investors can neither purchase nor redeem shares of the Fund.

II.      SIMT AND SIF

The purchase and redemption price of shares is the net asset value of each share. A Portfolio's securities are valued by SIMC pursuant to valuations provided by an independent pricing service (generally the last quoted sale price). Portfolio securities listed on a securities exchange for which market quotations are available are valued at the last quoted sale price on each day on which the New York Stock Exchange is open for business or, if there is no such reported sale, at the most recently quoted bid price. Unlisted securities for which market quotations are readily available are valued at the most recently quoted bid price. The pricing service may also use a matrix system to determine valuations. This system considers such factors as security prices, yields, maturities, call features, ratings and developments relating to specific securities in arriving at valuations. The procedures of the pricing service and its valuations are reviewed by the officers of SIMT and SIF under the general supervision of the Trustees.

                         GENERAL INFORMATION AND HISTORY

GENERAL INFORMATION

THE TRUST

The Trust was organized as a Massachusetts business trust under a Declaration of Trust dated September 9, 1991. The Declaration of Trust permits the Trust to offer separate portfolios of shares and different classes of each portfolio. The Trust currently consists of the U.S. Treasury Securities Plus Money Market Fund, Institutional Select Money Market

Fund, U.S. Treasury Securities Money Market Fund, Prime Obligation Money Market Fund, Tax-Exempt Money Market Fund, Fixed Income Fund, New Jersey Municipal Securities Fund, Pennsylvania Municipal Securities Fund, Intermediate-Term Government Securities Fund, High Yield Bond Fund, Equity Growth Fund, Mid Cap Fund, Equity Income Fund, Equity Value Fund, International Equity Fund, Equity Index Fund and Balanced Fund. Shares of the portfolios are offered through up to four separate classes of shares (Class A, B, I and S). All consideration received by the Trust for shares of any portfolio and all assets of such portfolio belong to that portfolio and are subject to liabilities related thereto.

Each Fund pays its expenses, including fees of its service providers, audit and legal expenses, expenses of preparing prospectuses, proxy solicitation material and reports to shareholders, costs of custodial services, registering the shares under federal laws and filing with state securities commissions, pricing, insurance expenses, litigation and other extraordinary expenses, brokerage costs, interest charges, taxes and organization expenses.

SIMT and SIF are organized as Massachusetts business trusts. The Trustees believe that neither the High Yield Bond Fund nor the Equity Index Fund will be adversely affected by reason of investing in the SIMT Fund and the SIF Fund, respectively.

TRUSTEES OF THE TRUST

The management and affairs of the Trust are supervised by the Trustees under the laws governing business trusts in the Commonwealth of Massachusetts. The Trustees have approved contracts under which, as described above, certain companies provide essential management services to the Trust.

VOTING RIGHTS

Each share held entitles a shareholder of record to one vote. The shareholders of each portfolio or class will vote separately on matters relating solely to that portfolio or class. As a Massachusetts business trust, the Trust is not required to hold annual meetings of shareholders, but approval will be sought for certain changes in the operation of the Trust and for the election of Trustees under certain circumstances. In addition, a Trustee may be removed by the remaining Trustees or by shareholders at a special meeting called upon written request of shareholders owning at least 10% of the outstanding shares of the Trust. In the event that such a meeting is requested the Trust will provide appropriate assistance and information to the shareholders requesting the meeting.

In the case of the High Yield Bond and Equity Index Funds, whenever a vote is required on matters pertaining to the SIMT Fund or SIF Fund, respectively, the Trust will either (a) seek instructions from the appropriate Fund's shareholders with regard to the voting of the proxies and vote such proxies only in accordance with such instructions; or (b) vote the shares held by it in the same proportion as the vote of all the other shareholders of the particular Feeder Fund. In either instance, other investors in the SIMT Fund or SIF Fund could control the results of voting at the master level.

REPORTING

The Trust issues unaudited financial information semi-annually and audited financial statements annually. The Trust furnishes proxy statements and other reports to shareholders of record.

SHAREHOLDER INQUIRIES
Shareholder inquiries should be directed to The Pillar Funds, P.O. Box 8523, Boston, MA 02266-8523.

DIVIDENDS

Shareholders automatically receive all income dividends and capital gain distributions in additional shares, as appropriate, at the net asset value next determined following the record date, unless the shareholder has elected to take such payment in cash. Shareholders may change their election by providing written notice to the Administrator at least 15 days prior to the distribution. If any capital gain is realized, substantially all of it will be distributed at least annually.

Dividends and distributions of each Fund are paid on a per-share basis. The value of each share will be reduced by the amount of the payment. If shares are purchased shortly before the record date for a dividend or the distribution of capital gains, a shareholder will pay the full price for the shares and receive some portion of the price back as a taxable dividend or distribution.

The amount of dividends payable on Class A Shares and Class B Shares will be less than the dividends payable on Class I Shares because of the distribution expenses charged to Class A and Class B Shares.

                              DESCRIPTION OF SHARES

The Declaration of Trust authorizes the issuance of an unlimited number of shares of the Funds, each of which represents an equal proportionate interest in that Fund with each other share. Shares are entitled upon liquidation to a pro rata share in the net assets of the Funds; shareholders have no preemptive rights. The Declaration of Trust provides that the Trustees of the Trust may create additional series of shares or classes of a series. All consideration received by the Trust for shares of any additional series and all assets in which such consideration is invested would belong to that series and would be subject to the liabilities related thereto. Share certificates representing shares will not be issued.

The names and addresses of the holders of 5% or more of the outstanding shares of any Fund as of April 11, 2001 and the percentage of outstanding shares of such Fund held by such shareholders as of such date are, to Trust management's knowledge, as follows:

---------------------------------------------------------------------------------------------------------------------------
                FUND                     NAME & ADDRESS*                                 ACCOUNT SHARE BALANCE     PERCENT
---------------------------------------------------------------------------------------------------------------------------

High Yield Bond Fund - Class I         SUMMIT BANK                                              69,121.7850         15.48%
                                       ATTN:  PATRICIA KYRITZ
                                       P.O. BOX 547
                                       HACKENSACK, NJ  07602-0547
---------------------------------------------------------------------------------------------------------------------------
                                       SUMMIT BANK                                             364,732.5080         81.67%
                                       ATTN:  PATRICIA KYRITZ
                                       P.O. BOX 547
                                       HACKENSACK, NJ  07602-0547
---------------------------------------------------------------------------------------------------------------------------
High Yield Bond Fund - Class A         SUMMIT FINANCIAL SERVICES (FBO)                           3,470.8970         20.01%
                                       CARL M. SABOL
                                       ONE BETHLEHEM PLAZA
                                       BETHLEHEM, PA  18018-5786
---------------------------------------------------------------------------------------------------------------------------
                                       SUMMIT FINANCIAL SERVICES (FBO)                           2,751.3540         15.86%
                                       AASE L. HANSEN
                                       ONE BETHLEHEM PLAZA
                                       BETHLEHEM, PA  18018-5786
---------------------------------------------------------------------------------------------------------------------------
                                       SUMMIT FINANCIAL SERVICES (FBO)                           2,099.9150         12.11%
                                       ANDREW BOZZOMO
                                       ONE BETHLEHEM PLAZA
                                       BETHLEHEM, PA  18018-5786
---------------------------------------------------------------------------------------------------------------------------
                                       SUMMIT FINANCIAL SERVICES (FBO)                           1,156.7760          6.67%
                                       ROY T SHEEHEY
                                       ONE BETHLEHEM PLAZA
                                       BETHLEHEM, PA  18018-5786
---------------------------------------------------------------------------------------------------------------------------
                                       SUMMIT FINANCIAL SERVICES (FBO)                           6,478.5740         37.35%
                                       MARCELINO MORALES IRA
                                       ONE BETHLEHEM PLAZA
                                       BETHLEHEM, PA  18018-5786
---------------------------------------------------------------------------------------------------------------------------
Equity Index Fund - Class I            SUMMIT BANK                                             404,266.1820         54.96%
                                       ATTN:  PATRICIA KYRITZ
                                       P.O. BOX 547
                                       HACKENSACK, NJ  07602-0547
---------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------
                FUND                                    NAME & ADDRESS                    ACCOUNT SHARE BALANCE     PERCENT
---------------------------------------------------------------------------------------------------------------------------
                                       SUMMIT BANK                                             325,778.7290         44.29%
                                       ATTN:  PATRICIA KYRITZ
                                       P.O. BOX 547
                                       HACKENSACK, NJ  07602-0547
---------------------------------------------------------------------------------------------------------------------------
Equity Index Fund - Class A            SUMMIT BANK (401K)                                       63,798.2270         44.88%
                                       ATTN:  PATRICIA KYRITZ
                                       P.O. BOX 821
                                       HACKENSACK, NJ  07602-0821
---------------------------------------------------------------------------------------------------------------------------
Prime Obligation Money Market Fund -   SUMMIT ASSET MANAGEMENT                             357,136,475.8900        100.00%
Class S                                C/O LAURIE MINERVINI
                                       P.O. BOX 821
                                       HACKENSACK, NJ  07602-0821
---------------------------------------------------------------------------------------------------------------------------
U.S. Treasury Securities Money         SUMMIT BANK                                         652,653,402.5700         76.34%
Market Fund - Class I                  ATTN:  PATRICIA KYRITZ
                                       P.O. BOX 821
                                       HACKENSACK, NJ  07602-0821
---------------------------------------------------------------------------------------------------------------------------
                                       SUMMIT ASSET MANAGEMENT                             196,250,956.3400         22.96%
                                       C/O LAURIE MINERVINI
                                       P.O. BOX 821
                                       HACKENSACK, NJ  07602-0821
---------------------------------------------------------------------------------------------------------------------------
U.S. Treasury Securities Money         SUMMIT ASSET MANAGEMENT                             195,092,470.6000         99.15%
Market Fund - Class A                  C/O LAURIE MINERVINI
                                       P.O. BOX 821
                                       HACKENSACK, NJ  07602-0821
---------------------------------------------------------------------------------------------------------------------------
Prime Obligation Money Market Fund -   SUMMIT BANK                                         586,986,693.3600         57.24%
Class I                                ATTN:  PATRICIA KYRITZ
                                       P.O. BOX 821
                                       HACKENSACK, NJ  07602-0821
---------------------------------------------------------------------------------------------------------------------------
                                       SUMMIT ASSET MANAGEMENT                             313,827,630.7000         30.60%
                                       C/O LAURIE MINERVINI
                                       P.O. BOX 821
                                       HACKENSACK, NJ  07602-0821
---------------------------------------------------------------------------------------------------------------------------
                                       LEHIGH SECURITIES CORP.                             124,174,412.7600         12.11%
                                       ATTN:  RICHARD JENNINGS
                                       1 BETHLEHEM PLZ
                                       BETHLEHEM, PA  18018-5716
---------------------------------------------------------------------------------------------------------------------------
Prime Obligation Money Market Fund -   SUMMIT BANK (401K)                                    1,909,663.0500         46.94%
Class A                                C/O SUMMIT BANK
                                       ATTN:  PATRICIA KYRITZ
                                       P.O. BOX 821
                                       HACKENSACK, NJ  07602-0821
---------------------------------------------------------------------------------------------------------------------------
Tax Exempt Money Market Fund - Class   SUMMIT BANK                                         128,261,536.3800         89.12%
I                                      ATTN:  PATRICIA KYRITZ
                                       P.O. BOX 547
                                       HACKENSACK, NJ  07602-0547
---------------------------------------------------------------------------------------------------------------------------
                                       LEHIGH SECURITIES CORP.                              14,179,346.7600          9.85%
                                       ATTN:  RICHARD JENNINGS
                                       P.O. BOX 22227
                                       LEHIGH VALLEY, PA  18002-2227
---------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------
                FUND                                    NAME & ADDRESS                    ACCOUNT SHARE BALANCE     PERCENT
---------------------------------------------------------------------------------------------------------------------------

Tax Exempt Money Market                SUMMIT ASSET MANAGEMENT                              54,297,565.3400         97.77%
Fund - Class A                         C/O LAURIE MINERVINI
                                       P.O. BOX 821
                                       HACKENSACK, NJ  07602-0821
---------------------------------------------------------------------------------------------------------------------------
Fixed Income Fund - Class I            SUMMIT BANK                                           3,355,356.9990         17.82%
                                       ATTN:  PATRICIA KYRITZ
                                       P.O. BOX 547
                                       HACKENSACK, NJ  07602-0547
---------------------------------------------------------------------------------------------------------------------------
                                       SUMMIT BANK                                           4,486,918.1670         23.83%
                                       ATTN:  PATRICIA KYRITZ
                                       P.O. BOX 547
                                       HACKENSACK, NJ  07602-0547
---------------------------------------------------------------------------------------------------------------------------
                                       SUMMIT BANK                                           8,666,040.1480         46.02%
                                       ATTN:  PATRICIA KYRITZ
                                       P.O. BOX 547
                                       HACKENSACK, NJ  07602-0547
---------------------------------------------------------------------------------------------------------------------------
                                       SUMMIT BANK                                           1,866,091.7220          9.91%
                                       ATTN:  PATRICIA KYRITZ
                                       P.O. BOX 547
                                       HACKENSACK, NJ  07602-0547
---------------------------------------------------------------------------------------------------------------------------
Fixed Income Fund - Class A            SUMMIT BANK (401K)                                       27,275.0790          9.63%
                                       C/O SUMMIT BANK
                                       ATTN:  PATRICIA KYRITZ
                                       P.O. BOX 821
                                       HACKENSACK, NJ  07602-0821
---------------------------------------------------------------------------------------------------------------------------
                                       NATIONAL FINANCIAL SERVICES CORP.                        16,519.6110          5.83%
                                       FOR EXCLUSIVE USE OF OUR CUSTOMERS
                                       P.O. BOX 3908
                                       CHURCH ST. STATION
                                       NEW YORK, NY  10008-3908
---------------------------------------------------------------------------------------------------------------------------
                                       SUMMIT FINANCIAL SERVICES GROUP FB                       17,231.7230          6.08%
                                       SHEET METAL WORKERS LOCAL #27
                                       ONE BETHLEHEM PLAZA
                                       BETHLEHEM, PA  18018-5786
---------------------------------------------------------------------------------------------------------------------------
                                       SUMMIT FINANCIAL SERVICES (FBO)                          15,978.1170          5.64%
                                       ROCHFORD H ERN IRA
                                       ONE BETHLEHEM PLAZA
                                       BETHLEHEM, PA  18018-5786
---------------------------------------------------------------------------------------------------------------------------
                                       SUMMIT FINANCIAL SERVICES (FBO)                          15,275.9020          5.39%
                                       JOHN & NANCY WYHOF
                                       ONE BETHLEHEM PLAZA
                                       BETHLEHEM, PA  18018-5786
---------------------------------------------------------------------------------------------------------------------------
New Jersey Municipal                   SUMMIT BANK                                             787,665.2520         10.00%
 Securities Fund - Class I             ATTN:  PATRICIA KYRITZ
                                       P.O. BOX 547
                                       HACKENSACK, NJ  07602-0547
---------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------
                FUND                                    NAME & ADDRESS                    ACCOUNT SHARE BALANCE     PERCENT
---------------------------------------------------------------------------------------------------------------------------
                                       SUMMIT BANK                                           2,769,134.4630         35.15%
                                       ATTN:  PATRICIA KYRITZ
                                       P.O. BOX 547
                                       HACKENSACK, NJ  07602-0547
---------------------------------------------------------------------------------------------------------------------------
                                       SUMMIT BANK                                           4,165,848.6780         52.89%
                                       ATTN:  PATRICIA KYRITZ
                                       P.O. BOX 547
                                       HACKENSACK, NJ  07602-0547
---------------------------------------------------------------------------------------------------------------------------
Intermediate-Term Government           SUMMIT BANK                                             645,545.4590         33.80%
Securities Fund - Class I              ATTN:  PATRICIA KYRITZ
                                       P.O. BOX 547
                                       HACKENSACK, NJ  07602-0547
---------------------------------------------------------------------------------------------------------------------------
                                       SUMMIT BANK                                             304,768.4870         15.96%
                                       ATTN:  PATRICIA KYRITZ
                                       P.O. BOX 547
                                       HACKENSACK, NJ  07602-0547
---------------------------------------------------------------------------------------------------------------------------
                                       SUMMIT BANK                                             920,610.3520         48.20%
                                       ATTN:  PATRICIA KYRITZ
                                       P.O. BOX 547
                                       HACKENSACK, NJ  07602-0547
---------------------------------------------------------------------------------------------------------------------------
Intermediate-Term Government           SEI PRIVATE TRUST CO CUST FBO                             5,831.8880          7.66%
Securities Fund - Class A              GEORGE SCHMID
                                       1 CLOCKTOWER PL., APT. 522
                                       NASHUA, NJ  03060-3379
---------------------------------------------------------------------------------------------------------------------------
                                       SUMMIT BANK (401K)                                       11,796.2640         15.50%
                                       C/O SUMMIT BANK
                                       ATTN:  PATRICIA KYRITZ
                                       P.O. BOX 821
                                       HACKENSACK, NJ  07602-0821
---------------------------------------------------------------------------------------------------------------------------
                                       ELSIE K. GIORDANO                                        10,050.6380         13.21%
                                       495 MAIN STREET BLDG. 13
                                       APT.#B-1
                                       ORANGE, NJ  07050-1538
---------------------------------------------------------------------------------------------------------------------------
                                       SEI PRIVATE TRUST CO CUST FBO                             6,702.4970          8.81%
                                       GEORGE F. FESCKO IRA
                                       346 WILLOW GROVE ST.
                                       HACKETTSTOWN, NJ  07840-1854
---------------------------------------------------------------------------------------------------------------------------
                                       SHERRY E. GROSKY                                          6,420.5430          8.44%
                                       710 FALCON ST.
                                       BRIDGEWATER, NJ  08807-1624
---------------------------------------------------------------------------------------------------------------------------
Equity Value Fund - Class I            SUMMIT BANK                                           3,310,717.8480         23.41%
                                       ATTN:  PATRICIA KYRITZ
                                       P.O. BOX 547
                                       HACKENSACK, NJ  07602-0547
---------------------------------------------------------------------------------------------------------------------------
                                       SUMMIT BANK                                           6,742,847.1980         47.68%
                                       ATTN:  PATRICIA KYRITZ
                                       P.O. BOX 547
                                       HACKENSACK, NJ  07602-0547
---------------------------------------------------------------------------------------------------------------------------
                                       SUMMIT BANK                                           3,503,661.6220         24.78%
                                       ATTN:  PATRICIA KYRITZ
                                       P.O. BOX 547
                                       HACKENSACK, NJ  07602-0547
---------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------
                FUND                                    NAME & ADDRESS                    ACCOUNT SHARE BALANCE     PERCENT
---------------------------------------------------------------------------------------------------------------------------
Equity Value Fund - Class A            SUMMIT BANK (401K)                                       77,111.3530          7.81%
                                       C/O SUMMIT BANK
                                       ATTN:  PATRICIA KYRITZ
                                       P.O. BOX 821
                                       HACKENSACK, NJ  07602-0821
---------------------------------------------------------------------------------------------------------------------------
Equity Income Fund - Class I           SUMMIT BANK                                             985,855.7050         21.97%
                                       ATTN:  PATRICIA KYRITZ
                                       P.O. BOX 547
                                       HACKENSACK, NJ  07602-0547
---------------------------------------------------------------------------------------------------------------------------
                                       SUMMIT BANK                                           3,328,214.1520         74.19%
                                       ATTN:  PATRICIA KYRITZ
                                       P.O. BOX 547
                                       HACKENSACK, NJ  07602-0547
---------------------------------------------------------------------------------------------------------------------------
Equity Income Fund - Class A           SUMMIT BANK                                             119,069.5290         14.72%
                                       ATTN:  PATRICIA KYRITZ
                                       P.O. BOX 821
                                       HACKENSACK, NJ  07602-0821
---------------------------------------------------------------------------------------------------------------------------
Mid Cap Fund - Class I                 SUMMIT BANK                                             320,083.2460         39.63%
                                       ATTN:  PATRICIA KYRITZ
                                       P.O. BOX 547
                                       HACKENSACK, NJ  07602-0547
---------------------------------------------------------------------------------------------------------------------------
                                       SUMMIT BANK                                             438,119.9580         54.24%
                                       ATTN:  PATRICIA KYRITZ
                                       P.O. BOX 547
                                       HACKENSACK, NJ  07602-0547
---------------------------------------------------------------------------------------------------------------------------
Balanced Fund - Class I                SUMMIT BANK                                           1,110,572.8900         74.15%
                                       ATTN:  PATRICIA KYRITZ
                                       P.O. BOX 547
                                       HACKENSACK, NJ  07602-0547
---------------------------------------------------------------------------------------------------------------------------
                                       SUMMIT BANK                                             127,691.3580          8.53%
                                       ATTN:  PATRICIA KYRITZ
                                       P.O. BOX 547
                                       HACKENSACK, NJ  07602-0547
---------------------------------------------------------------------------------------------------------------------------
                                       SUMMIT BANK                                             239,010.9140         15.96%
                                       ATTN:  PATRICIA KYRITZ
                                       P.O. BOX 547
                                       HACKENSACK, NJ  07602-0547
---------------------------------------------------------------------------------------------------------------------------
Balanced Fund - Class A                SUMMIT BANK                                              78,116.0020         13.87%
                                       ATTN:  PATRICIA KYRITZ
                                       P.O. BOX 821
                                       HACKENSACK, NJ  07602-0821
---------------------------------------------------------------------------------------------------------------------------
Pennsylvania Municipal Securities      SUMMIT BANK                                           1,408,337.3620         58.70%
Fund - Class I                         ATTN:  PATRICIA KYRITZ
                                       P.O. BOX 547
                                       HACKENSACK, NJ  07602-0547
---------------------------------------------------------------------------------------------------------------------------
                                       SUMMIT BANK                                             799,514.6300         33.32%
                                       ATTN:  PATRICIA KYRITZ
                                       P.O. BOX 547
                                       HACKENSACK, NJ  07602-0547
---------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------
                FUND                                    NAME & ADDRESS                    ACCOUNT SHARE BALANCE     PERCENT
---------------------------------------------------------------------------------------------------------------------------
                                       NORTHEAST PENNSYLVANIA TRUST CO.                        180,059.5390          7.50%
                                       2 E. BROAD ST., STE. 101
                                       HAZLETON, PA  18201-6553
---------------------------------------------------------------------------------------------------------------------------
Pennsylvania Municipal Securities      D. LORRAINE WARNER                                        2,445.9050          9.13%
Fund - Class A                         14 SHAGBARK CT. W
                                       HARLEYSVILLE, PA  19438-2948
---------------------------------------------------------------------------------------------------------------------------
                                       MARGARET A. WERNETT                                      11,882.1440         44.36%
                                       161/23RD AVENUE
                                       LEHIGHTON, PA  18235-2645
---------------------------------------------------------------------------------------------------------------------------
                                       JAMES DALSASSO & BARBARA J.                               2,781.5880          10.39%
                                       DALSASSO JTTEN
                                       1934 WINDSOR ROAD
                                       BETHLEHEM, PA  8017-3357
---------------------------------------------------------------------------------------------------------------------------
                                       SUMMIT FINANCIAL SERVICES                                 1,684.7370          6.29%
                                       GROUP (FB) RAYMOND ADAMS
                                       ONE BETHLEHEM PLAZA
                                       BETHLEHEM, PA  18018-5786
---------------------------------------------------------------------------------------------------------------------------
                                       DONALDSON LUFKIN JENRETTE                                 2,229.3880          8.32%
                                       SECURITIES CORPORATION INC.
                                       P.O. BOX 2052
                                       JERSEY CITY, NJ  07303-2052
---------------------------------------------------------------------------------------------------------------------------
                                       SUMMIT FINANCIAL SERVICES (FBO)                           2,219.3770          8.29%
                                       ROBERT B. FRATTA
                                       ONE BETHLEHEM PLAZA
                                       BETHLEHEM, PA  18018-5786
---------------------------------------------------------------------------------------------------------------------------
U.S. Treasury Securities Plus Money    ALLURE HOME CREATION CO. INC.                         6,150,041.4800         10.72%
Market Fund                            MR. STANLEY HO
                                       85 FULTON STREET
                                       BOONTON, NJ  07005-1912
---------------------------------------------------------------------------------------------------------------------------
                                       INTEGRATED PACKAGING CORP.                            4,334,530.1600          7.55%
                                       C/O NORMA BARROW
                                       122 QUENTIN ROAD
                                       NEW BRUNSWICK, NJ  08901-3263
---------------------------------------------------------------------------------------------------------------------------
                                       EHMC FOUNDATION                                       4,407,465.4800          7.68%
                                       SPECIAL PURPOSE FUND
                                       350 ENGLE ST.
                                       ENGLEWOOD, NJ  07631-1808
---------------------------------------------------------------------------------------------------------------------------
International Equity Fund - Class I    SUMMIT BANK                                             797,682.8980         29.56%
                                       ATTN:  PATRICIA KYRITZ
                                       P.O. BOX 547
                                       HACKENSACK, NJ  07602-0547
---------------------------------------------------------------------------------------------------------------------------
                                       SUMMIT BANK                                             232,178.7890          8.60%
                                       ATTN:  PATRICIA KYRITZ
                                       P.O. BOX 547
                                       HACKENSACK, NJ  07602-0547
---------------------------------------------------------------------------------------------------------------------------
                                       SUMMIT BANK                                           1,623,859.0390         60.18%
                                       ATTN:  PATRICIA KYRITZ
                                       P.O. BOX 547
                                       HACKENSACK, NJ  07602-0547
---------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------
                FUND                                    NAME & ADDRESS                    ACCOUNT SHARE BALANCE     PERCENT
---------------------------------------------------------------------------------------------------------------------------

International Equity Fund - Class A    SUMMIT BANK (401K)                                        3,781.5570          6.04%
                                       C/O SUMMIT BANK
                                       ATTN:  PATRICIA KYRITZ
                                       P.O. BOX 821
                                       HACKENSACK, NJ  07602-0821
---------------------------------------------------------------------------------------------------------------------------
                                       SUMMIT FINANCIAL SERVICES                                11,651.1730         18.62%
                                       GROUP FB
                                       SHEET METAL WORKERS LOCAL #27
                                       ONE BETHLEHEM PLAZA
                                       BETHLEHEM, PA  18018-5786
---------------------------------------------------------------------------------------------------------------------------
Equity Growth Fund - Class I           SUMMIT BANK                                           4,876,351.0900         21.63%
                                       ATTN:  PATRICIA KYRITZ
                                       P.O. BOX 547
                                       HACKENSACK, NJ  07602-0547
---------------------------------------------------------------------------------------------------------------------------
                                       SUMMIT BANK                                          17,066,379.0020         75.70%
                                       ATTN:  PATRICIA KYRITZ
                                       P.O. BOX 547
                                       HACKENSACK, NJ  07602-0547
---------------------------------------------------------------------------------------------------------------------------
Equity Growth Fund - Class A           SUMMIT BANK (401K)                                       77,894.4680         10.92%
                                       C/O SUMMIT BANK
                                       ATTN:  PATRICIA KYRITZ
                                       P.O. BOX 821
                                       HACKENSACK, NJ  07602-0821
---------------------------------------------------------------------------------------------------------------------------
                                       SUMMIT FINANCIAL SERVICES                                44,594.7270          6.25%
                                       GROUP (FBO)
                                       PETER J. PEFF IRA
                                       ONE BETHLEHEM PLAZA
                                       BETHLEHEM, PA  18018-5786
---------------------------------------------------------------------------------------------------------------------------
Prime Obligation Money Market Fund -   YU ZHANG                                                151,933.6400          5.04%
Class B                                1021A 1 PONSI ST.
                                       FORT LEE, NJ  07024
---------------------------------------------------------------------------------------------------------------------------
                                       SUMMIT FINANCIAL SERVICES                               160,542.6900          5.33%
                                       GROUP FB
                                       MURIEL WALL
                                       ONE BETHLEHEM PLAZA
                                       BETHLEHEM, PA  18018-5786
---------------------------------------------------------------------------------------------------------------------------
                                       SUMMIT FINANCIAL SERVICES                               162,407.5500          5.39%
                                       GROUP FBO
                                       ANGELINA SCARANO
                                       ONE BETHLEHEM PLAZA
                                       BETHLEHEM, PA  18018-5786
---------------------------------------------------------------------------------------------------------------------------
Fixed Income Fund - Class B            SUMMIT FINANCIAL SERVICES                                33,783.0690          5.45%
                                       GROUP FB
                                       THOMAS J. OBEIRNE
                                       ONE BETHLEHEM PLAZA
                                       BETHLEHEM, PA  18018-5786
---------------------------------------------------------------------------------------------------------------------------
Institutional Select Money Market      SUMMIT BANK                                         503,841,618.4200         74.06%
Fund                                   ATTN:  PATRICIA KYRITZ
                                       P.O. BOX 547
                                       HACKENSACK, NJ  07602-0547
---------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------
                FUND                                    NAME & ADDRESS                    ACCOUNT SHARE BALANCE     PERCENT
---------------------------------------------------------------------------------------------------------------------------
                                       SUMMIT ASSET MANAGEMENT                             137,361,305.7300         20.19%
                                       C/O LAURIE MINERVINI
                                       P.O. BOX 821
                                       HACKENSACK, NJ  07602-0821
---------------------------------------------------------------------------------------------------------------------------
                                       SUMMIT BANK                                          39,121,124.5000          5.75%
                                       ATTN:  PATRICIA KYRITZ
                                       P.O. BOX 547
                                       HACKENSACK, NJ  07602-0547
---------------------------------------------------------------------------------------------------------------------------

* The account names are those as listed with the Trust's transfer agent as of April 11, 2001. References in account names to Summit will change to Fleet after consummation of the merger between FleetBoston and Summit Bancorp.

Beneficial owners of 25% or more of a Fund may be deemed a "controlling person" of such Fund within the meaning of the 1940 Act.

The Trust believes that most of the shares referred to above held by Summit Bank were held in accounts for its fiduciary, agency or custodial customers.

                              SHAREHOLDER LIABILITY

The Trust is an entity of the type commonly known as a "Massachusetts business trust." Under Massachusetts law, shareholders of such a trust could, under certain circumstances, be held personally liable as partners for the obligations of the Trust. Even if, however, the Trust were held to be a partnership, the possibility of the shareholders' incurring financial loss for that reason appears remote because the Trust's Declaration of Trust contains an express disclaimer of shareholder liability for obligations of the Trust and requires that notice of such disclaimer be given in each agreement, obligation or instrument entered into or executed by or on behalf of the Trust or the Trustees, and because the Declaration of Trust provides for indemnification out of the Trust property for any shareholder held personally liable for the obligations of the Trust.

                        LIMITATION OF TRUSTEES' LIABILITY

The Declaration of Trust provides that a Trustee shall be liable only for his or her own willful defaults and, if reasonable care has been exercised in the selection of officers, agents, employees or investment advisors, shall not be liable for any neglect or wrongdoing of any such person. The Declaration of Trust also provides that the Trust will indemnify its Trustees and officers against liabilities and expenses incurred in connection with actual or threatened litigation in which they may be involved because of their offices with the Trust unless it is determined in the manner provided in the Declaration of Trust that they have not acted in good faith in the reasonable belief that their actions were in the best interests of the Trust. However, nothing in the Declaration of Trust shall protect or indemnify a Trustee against any liability for his or her willful misfeasance, bad faith, gross negligence or reckless disregard of his or her duties.

                                      TAXES

The following is only a summary of certain additional federal income tax considerations generally affecting the Funds and their shareholders that are not described in the Funds' prospectuses. No attempt has been made to present a detailed explanation of the tax treatment of the Funds or their shareholders and the discussion here and in the Funds' prospectuses is not intended as a substitute for careful tax planning.

The following general discussion of certain federal income tax consequences is based on the Code, and the regulations issued thereunder as in effect on the date of this Statement of Additional Information. New legislation, as well as administrative charges or court decisions, may significantly change the conclusions expressed herein, and may have a retroactive effect with respect to the transaction contemplated herein.

Each Fund is generally treated as a separate corporation for federal income tax purposes, and thus the provisions of the Code generally will be applied to each Fund separately.

FEDERAL INCOME TAX

QUALIFICATION AS A RIC. Each Fund intends to qualify and elect to be treated for each taxable year as a "regulated investment company" ("RIC") under Subchapter M of the Code. Accordingly, each Fund must distribute annually to its shareholders at least the sum of 90% of its net interest income excludable from gross income plus 90% of its investment company taxable income (generally, net investment income plus the excess, if any, of net short-term capital gain over net long-term capital loss) (the "Distribution Requirement") and also must meet several additional requirements. Among these requirements are the following: (i) at least 90% of the Fund's gross income each taxable year must be derived from dividends, interest, payments with respect to securities loans, and gains from the sale or other disposition of stock or securities or foreign currencies, or certain other income (including gains from options, futures or forward contracts) derived with respect to its business of investing in such stocks, securities, or contracts; (ii) at the close of each quarter of the Fund's taxable year, at least 50% of the value of its total assets must be represented by cash and cash items, U.S. Government securities, securities of other RICs and other securities, with such other securities limited, in respect to any one issuer, to an amount that does not exceed 5% of the value of the Fund's assets and that does not represent more than 10% of the outstanding voting securities of such issuer; and (iii) at the close of each quarter of the Fund's taxable year, not more than 25% of the value of its assets may be invested in securities (other than U.S. Government securities or the securities of other RICs) of any one issuer or of two or more issuers which the Fund controls and which are engaged in the same, similar or related trades of businesses. If a Fund meets all of the RIC requirements, it will not be subject to federal income tax on any of its net investment income or capital gains that it distributes to shareholders.

Although each Fund intends to distribute substantially all of its net investment income and may distribute its capital gains for any taxable year, a Fund will be subject to federal income taxation to the extent any such income or gains are not distributed.

FUND DISTRIBUTIONS. Distributions of investment company taxable income will be taxable to shareholders as ordinary income, regardless of whether such distributions are paid in cash or are reinvested in additional Shares, to the extent of a Fund's earnings and profits. Each Fund anticipates that it will distribute substantially all of its investment company taxable income for each taxable year.

Each Fund may either retain or distribute to shareholders its excess of net long-term capital gains over net short-term capital losses ("net capital gains"). If such gains are distributed as a capital gains distribution, they are taxable to shareholders who are individuals as long-term capital gains, regardless of the length of time the shareholder has held shares.

In the case of corporate shareholders, distributions (other than capital gains distributions) from a RIC generally qualify for the dividends-received deduction only to the extent of the gross amount of qualifying dividends received by a Fund for the year. Generally, and subject to certain limitations, a dividend will be treated as a qualifying dividend if it has been received from a domestic corporation. Accordingly, except for the Equity Growth Fund, Equity Value Fund, Equity Income Fund and Mid Cap Fund, distributions from the Funds generally will not be eligible for the corporate dividends-received deduction.

Each Fund will provide a statement annually to shareholders as to the federal tax status of distributions paid (or deemed to be paid) by a Fund during the year, including the amount of dividends eligible for the corporate dividends-received deduction.

SALE OR EXCHANGE OF FUND SHARES. Generally, gain or loss on the sale or exchange of a Share will be capital gain or loss that will be long-term if the Share has been held for more than twelve months and otherwise will be short-term. For individuals, long-term capital gains are currently taxed at a maximum rate of 20% and short-term capital gains are currently taxed at ordinary income tax rates. However, if a shareholder realizes a loss on the sale, exchange or redemption of a Share held for six months or less and has previously received a capital gains distribution with respect to the Share (or any undistributed net capital gains of a Fund with respect to such Share are included in determining the shareholder's long-term capital gains), the shareholder must treat the loss as a long-term capital loss to the extent of the amount of the prior capital gains distribution (or any undistributed net capital gains of a Fund that have been included in determining such shareholder's long-term capital gains). In addition, any loss realized on a sale or other disposition of Shares will be disallowed to the extent an investor repurchases (or enters into a contract or option to repurchase) Shares within a period of 61 days (beginning 30 days before and ending 30 days after the disposition of the Shares). This loss disallowance rule will apply to Shares received through the reinvestment of dividends during the 61-day period.

FEDERAL EXCISE TAX. Notwithstanding the Distribution requirement above, if a Fund fails to distribute in a calendar year at least 98% of its ordinary income for the year and 98% of its capital gain net income (the excess of short and long term capital gains over short and long term capital losses) for the one-year period ending October 31 of that year (and any retained amount from the prior calendar year), such Fund will be subject to a nondeductible 4% federal excise tax on the undistributed amounts. Each Fund intends to make sufficient distributions to avoid imposition of this tax, or to retain, at most its net capital gains and pay tax thereon.

If a Fund fails to qualify for any taxable year as a RIC, all of its taxable income will be subject to tax at the regular corporate income tax rate (without any deduction for distributions to Fund shareholders). In such event, all distributions made by the Fund (whether or not derived from tax-exempt interest) would be taxable to shareholders as dividends to the extent of the Fund's earnings and profits, and such dividend distributions would be eligible for the dividends- received deduction available to corporate shareholders.

ADDITIONAL CONSIDERATION FOR THE INTERNATIONAL EQUITY, EQUITY GROWTH AND FIXED INCOME FUNDS. Dividends and interest received by a Fund may be subject to income, withholding or other taxes imposed by foreign countries and United States possessions that would reduce the yield on a Fund's securities. Tax conventions between certain countries and the United States may reduce or eliminate these taxes. Foreign countries generally do not impose taxes on capital gains on investments by foreign investors. If more than 50% of the value of a Fund's total assets at the close of its taxable year consists of securities of foreign corporations, a Fund will be eligible to, and may, file an election with the Internal Revenue Service that will enable shareholders, in effect, to receive the benefit of the foreign tax credit with respect to any foreign and United States possessions income taxes paid by a Fund. Pursuant to an election, a Fund will treat those taxes as dividends paid to its shareholders. Each shareholder will be required to include a proportionate share of those taxes in gross income as income received from a foreign source and must treat the amount so included as if the shareholder had paid the foreign tax directly. The shareholder may then either deduct the taxes deemed paid by him or her in computing his or her taxable income or, alternatively, use the foregoing information in calculating the foreign tax credit (subject to significant limitations) against the shareholder's federal income tax. If a Fund makes the election, it will report annually to its shareholders the respective amounts per share of the Fund's income from sources within, and taxes paid to, foreign countries and United States possessions.

The Fixed Income Funds may make investments in securities (such as STRIPS) that bear "original issue discount" or "acquisition discount" (collectively, "OID Securities"). The holder of such securities is deemed to have received interest income even though no cash payments have been received. Accordingly, OID Securities may not produce sufficient current cash receipts to match the amount of distributable net investment income a Fund must distribute to satisfy the Distribution Requirement. In some cases, a Fund may have to borrow money or dispose of other investments in order to make sufficient cash distributions to satisfy the Distribution Requirement.

ADDITIONAL CONSIDERATIONS FOR THE TAX-EXEMPT MONEY MARKET, NEW JERSEY MUNICIPAL SECURITIES AND PENNSYLVANIA MUNICIPAL SECURITIES FUNDS (THE "TAX-EXEMPT FUNDS"). As noted in the prospectuses for the Tax-Exempt Money Market, New Jersey Municipal Securities and Pennsylvania Municipal Securities Funds, exempt-interest dividends are excludable from a shareholder's gross income for regular federal income tax purposes. Exempt-interest dividends may nevertheless be subject to the alternative minimum tax (the "Alternative Minimum Tax") imposed by Section 55 of the Code. The Alternative Minimum Tax is imposed at a maximum rate of 28% in the case of non-corporate taxpayers and at the rate of 20% in the case of corporate taxpayers, to the extent it exceeds the taxpayer's regular tax liability. The Alternative Minimum Tax may be imposed in two circumstances. First, exempt-interest dividends derived from certain "private activity bonds" issued after August 7, 1986, will generally be an item of tax preference (and therefore potentially subject to the Alternative Minimum Tax) for both corporate and non-corporate taxpayers. Second, in the case of exempt-interest dividends received by corporate shareholders, all exempt-interest dividends, regardless of when the bonds from which they are derived were issued or whether they are derived from private activity bonds, will be included in the corporation's "adjusted current earnings," as defined in
Section 56(g) of the Code, in
calculating the corporation's alternative minimum taxable income for purposes of determining the Alternative Minimum Tax.

Any loss recognized by a shareholder upon the sale or redemption of shares of a Tax-Exempt Fund held for six months or less will be disallowed to the extent of any exempt-interest dividends the shareholder has received with respect to such shares. Interest on indebtedness incurred by shareholders to purchase or carry shares of a Tax-Exempt Fund will not be deductible for federal income tax purposes. The deduction otherwise allowable to property and casualty insurance companies for "losses incurred" will be reduced by an amount equal to a portion of exempt-interest dividends received or accrued during any taxable year. Foreign corporations engaged in a trade or business in the United States will be subject to a "branch profits tax" on their "dividend equivalent amount" for the taxable year, which will include exempt-interest dividends. Certain Subchapter S corporations may also be subject to taxes on their "passive investment income," which could include exempt-interest dividends. Up to 85% of the Social Security benefits or railroad retirement benefits received by an individual during any taxable year will be included in the gross income of such individual if the individual's "modified adjusted gross income" (which includes exempt-interest dividends) plus one-half of the Social Security benefits or railroad retirement benefits received by such individual during that taxable year exceeds the base amount described in Section 86 of the Code.

A tax-exempt fund may not be an appropriate investment for persons (including corporations and other business entities) who are "substantial users" (or persons related to such users) of facilities financed by industrial development or private activity bonds. A "substantial user" is defined generally to include certain persons who regularly use a facility in their trade or business. Such entities or persons should consult their tax advisors before purchasing shares of a tax-exempt fund.

Issuers of bonds purchased by a tax-exempt fund (or the beneficiary of such bonds) may have made certain representations or covenants in connection with the issuance of such bonds to satisfy certain requirements of the Code that must be met subsequent to the issuance of such bonds. Investors should be aware that exempt-interest dividends derived from such bonds may become subject to federal income taxation retroactively to the date thereof if such representations are determined to have been inaccurate or if the issuer of such bonds (or the beneficiary of such bonds) fails to comply with such covenants.

STATE TAXES

A Fund is not liable for any income or franchise tax in Massachusetts if it qualifies as a RIC for federal income tax purposes. Distributions by the Funds to shareholders and the ownership of shares may be subject to state and local taxes. Shareholders are urged to consult their tax advisor as to the consequences of these and other U.S., state and local tax rules regarding an investment in a Fund.

                                  LEGAL MATTERS

Morgan, Lewis & Bockius LLP serves as legal counsel to the Trust.

                                     EXPERTS

The financial statements of the Trust, incorporated by reference into this Statement of Additional Information, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are incorporated by reference herein in reliance upon the authority of said firm as experts in giving said report.

The financial statements of SIMT (with respect to the SIMT High Yield Bond Portfolio only), incorporated by reference into this Statement of Additional Information have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

The financial statements of SIF (with respect to the SIF S&P 500 Index Portfolio only), incorporated by reference into this Statement of Additional Information, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are incorporated by reference herein in reliance upon the authority of said firm as experts in giving said report.

                              FINANCIAL STATEMENTS

The Trust's audited financial statements and the notes thereto and the Report of the Independent Public Accountants dated February 15, 2001 for the fiscal year ended December 31, 2000, relating to the financial statements and financial highlights of the Trust are incorporated by reference herein. A copy of the Trust's 2000 Annual Report to Shareholders must accompany delivery of this Statement of Additional Information.

SIMT's audited financial statements and the notes thereto and the Report of the Independent Accountants dated November 17, 2000 for the fiscal year ended September 30, 2000, relating to the financial statements and financial highlights of SIMT (each with respect to the SIMT High Yield Bond Portfolio only) and unaudited financial statements for the period ended March 31, 2000 and notes thereto are incorporated by reference herein. A copy of SIMT's 2000 Annual Report to Shareholders must accompany delivery of this Statement of Additional Information.

SIF's audited financial statements and the notes thereto and the Report of the Independent Public Accountants dated May 12, 2000 for the fiscal year ended March 31, 2000, relating to the financial statements and financial highlights of SIF (each with respect to the SIF S&P 500 Index Portfolio only) are incorporated by reference herein. A copy of SIF's 2000 Annual Report to Shareholders must accompany delivery of this Statement of Additional Information.

                                    APPENDIX

DESCRIPTION OF RATINGS

The following descriptions are summaries of published ratings.

DESCRIPTION OF COMMERCIAL PAPER RATINGS

A-1 This is the highest category by Standard and Poor's (S&P) and indicates that the degree of safety regarding timely payment is strong. Those issues determined to possess extremely strong safety characteristics are denoted with a plus sign (+) designation.

A-2 Capacity for timely payment on issues with this designation is satisfactory and the obligation is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in higher rating categories.

PRIME-1 Issues rated Prime-1 (or supporting institutions) by Moody's have a superior ability for repayment of senior short-term debt obligations. Prime-1 repayment ability will often be evidenced by many of the following characteristics:

              - Leading market positions in well-established industries.

              - High rates of return on funds employed.

              - Conservative capitalization structure with moderate reliance on debt and ample asset protection.

              - Broad margins in earnings coverage of fixed financial charges and high internal cash generation.

              - Well-established access to a range of financial markets and assured sources of alternate liquidity.

The rating F1 (Highest Credit Quality) is the highest commercial rating assigned by Fitch, Inc. ("Fitch"). Paper rated F1 is regarded as having the strongest capacity for timely payment of financial commitments. The rating F2 (Good Credit Quality) is the second highest commercial paper rating assigned by Fitch which reflects a satisfactory capacity for timely payment of financial commitments, but the margin of safety is not as great as in the case of the higher rating.

The rating TBW-1 by Thomson BankWatch ("Thomson") indicates a very high likelihood that principal and interest will be paid on a timely basis.

DESCRIPTION OF MUNICIPAL NOTE RATINGS

Moody's highest rating for state and municipal and other short-term notes is MIG-1 and VMIG-l. Short-term municipal securities rated MIG-1 or VMIG-1 are of the best quality. They have strong protection from established cash flows, superior liquidity support, or demonstrated broad-based access to the market for refinancing or both. Short-term municipal securities rated MIG-2 or VMIG-2 are of high quality. Margins of protection are ample although not so large as in the MIG-I/VMIG-2 group.

An S&P note rating reflects the liquidity concerns and market access risks unique to notes. Notes due in three years or less will likely receive a note rating. Notes maturing beyond three years will most likely receive a long-term debt rating. The following criteria will be used in making that assessment:

              - Amortization Schedule - the larger the final maturity relative to other maturities, the more likely it will be treated as a note, and

              - Source of Payment - the more dependent the issue is on the market for its refinancing, the more likely it will be treated as a note.

S&P note rating symbols are as follows:

SP-1 Strong capacity to pay principal and interest. Those issues determined to possess a very strong capacity to pay a debt service is given a plus (+) designation.

SP-2 Satisfactory capacity to pay principal and interest with some vulnerability to adverse financial and economic changes over the term of the votes.

DESCRIPTION OF CORPORATE BOND RATINGS

S&P

Bonds rated AAA have the highest rating S&P assigns to a debt obligation. Such a rating indicates an extremely strong capacity to pay principal and interest. Bonds rated AA also qualify as high-quality debt obligations. Capacity to pay principal and interest is very strong, and in the majority of instances they differ from AAA issues only in small degree. Debt rated A has a strong capacity to pay interest and repay principal although it is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than debt in higher rated categories.

Debt rated BBB is regarded as having an adequate capacity to pay interest and repay principal. Whereas it normally exhibits adequate protection parameters, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity to pay interest and repay principal for debt in this category than in higher rated categories. Debt rated BB and B is regarded as having predominantly speculative characteristics with respect to capacity to pay interest and repay principal. BB indicates the least degree of speculation and C the highest degree of speculation. While such debt will likely have some quality and protective characteristics, these are outweighed by large uncertainties or major risk exposures to adverse conditions. Debt rated BB has less near-term vulnerability to default than other speculative grade debt. However, it faces major ongoing uncertainties or exposure to adverse business, financial, or economic conditions that could lead to inadequate capacity to meet timely interest and principal payments. The BB rating category is also used for debt subordinated to senior debt that is assigned an actual or implied BBB- rating. Debt rate B has greater vulnerability to default but presently has the capacity to meet interest payments and principal repayments. Adverse business, financial, or economic conditions would likely impair capacity or willingness to pay interest and repay principal. The B rating category also is used for debt subordinated to senior debt that is assigned an actual or implied BB or BB-rating.

MOODY'S

Bonds which are rated Aaa by Moody's are judged to be of the best quality. They carry the smallest degree of investment risk and are generally referred to as "gilt edge." Interest payments are protected by a large, or an exceptionally stable, margin and principal is secure. While the various protective elements are likely to change, such changes as can be visualized are most unlikely to impair the fundamentally strong position of such issues. Bonds rated Aa by Moody's are judged by Moody's to be of high quality by all standards. Together with bonds rated Aaa, they comprise what are generally known as high-grade bonds. They are rated lower than the best bonds because margins of protection may not be as large as in Aaa securities or fluctuation of protective elements may be of greater amplitude or there may be other elements present which make the long-term risks appear somewhat larger than the Aaa securities. Bonds which are rated A possess many favorable investment attributes and are to be considered as upper-medium grade obligations. Factors giving security to principal and interest are considered adequate, but elements may be present which suggest a susceptibility to impairment sometime in the future.

Bonds which are rated Baa are considered as medium-grade obligations (I.E., they are neither highly protected nor poorly secured). Interest payments and principal security appear adequate for the present but certain protective elements may be lacking or may be characteristically unreliable over any great length of time. Such bonds lack outstanding investment characteristics and in fact have speculative characteristics as well. Bonds which are rated Ba are judged to have speculative elements; their future cannot be considered as well-assured. Often the protection of interest and principal payments may be very moderate and thereby not well safeguarded during both good and bad times over the future. Uncertainty of position characterizes bonds in this class. Bonds which are rated B generally lack characteristics of the desirable investment. Assurance of interest and principal payments or of maintenance of other terms of the contract over any long period of time may be small.

Moody's bond ratings, where specified, are applied to financial contracts, senior bank obligations and insurance company senior policyholder and claims obligations with an original maturity in excess of one-year. Obligations relying upon support mechanisms such as letters-of-credit and bonds of indemnity are excluded unless explicitly rated.

Obligations of a branch of a bank are considered to be domiciled in the country in which the branch is located. Unless noted as an exception, Moody's rating on a bank's ability to repay senior obligations extends only to branches located in countries which carry a Moody's sovereign rating. Such branch obligations are rated at the lower of the bank's rating or Moody's sovereign rating for the bank deposits for the country in which the branch is located.

When the currency in which an obligation is denominated is not the same as the currency of the country in which the obligation is domiciled, Moody's ratings do not incorporate an opinion as to whether payment of the obligation will be affected by the actions of the government controlling the currency of denomination. In addition, risk associated with bilateral conflicts between an investor's home country and either the issuer's home country or the country where an issuer branch is located are not incorporated into Moody's ratings.

Moody's makes no representation that rated bank obligations or insurance company obligations are exempt from registration under the U.S. Securities Act of 1933 or issued in conformity with any other applicable law or regulation. Nor does Moody's represent that any specific bank or insurance company obligation is legally enforceable or is a valid senior obligation of a rated issuer.

Moody's ratings are opinions, not recommendations to buy or sell, and their accuracy is not guaranteed. A rating should be weighed solely as one factor in an investment decision and you should make your own study and evaluation of any issuer whose securities or debt obligations you consider buying or selling.

FITCH

Bonds rated AAA by Fitch are judged by Fitch to be strictly high grade, broadly marketable, suitable for investment by trustees and fiduciary institutions liable to but slight market fluctuation other than through changes in the money rate. The prime feature of an AAA bond is a showing of earnings several times or many times interest requirements, with such stability of applicable earnings that safety is beyond reasonable question whatever changes occur in conditions. Bonds rated AA by Fitch are judged by Fitch to be of safety virtually beyond question and are readily salable, whose merits are not unlike those of the AAA class, but whose margin of safety is less strikingly broad. The issue may be the obligation of a small company, strongly secured but influenced as to rating by the lesser financial power of the enterprise and more local type market.

Bonds rated A are considered to be investment grade and of high credit quality. The obligor's ability to pay interest and repay principal is considered to be strong, but may be more vulnerable to adverse changes in economic conditions and circumstances than bonds with higher ratings.

Bonds rated BBB are considered to be investment grade and of satisfactory credit quality. The obligor's ability to pay interest and repay principal is considered to be adequate. Adverse changes in economic conditions and circumstances, however, are more likely to have adverse impact on these bonds, and therefore impair timely payment. The likelihood that the ratings of these bonds will fall below investment grade is higher than for bonds with higher ratings. Bonds rated BB are considered speculative. The obligor's ability to pay interest and repay principal may be affected over time by adverse economic changes. However, business and financial alternatives can be identified which could assist the obligor in satisfying its debt service requirements. Bonds rated B are considered highly speculative. While bonds in this class are currently meeting debt service requirements, the probability of continued timely payment of principal and interest reflects the obligor's limited margin of safety and the need for reasonable business and economic activity throughout the life of the issue.

THOMSON

Bonds rated AAA by Thomson BankWatch indicate that the ability to repay principal and interest on a timely basis is extremely high. Bonds rated AA indicate a very strong ability to repay principal and interest on a timely basis, with limited incremental risk compared to issues rated in the highest category. Bonds rated A indicate the ability to repay principal and interest is strong. Issues rated A could be more vulnerable to adverse developments (both internal and external) than obligations with higher ratings.

Bonds rated BBB (the lowest investment-grade category) indicate an acceptable capacity to repay principal and interest. Issues rated "BBB" are, however, more vulnerable to adverse developments (both internal and external) than obligations with higher ratings.

While not investment grade, the BB rating suggests that the likelihood of default is considerably less than for lower-rated issues. However, there are significant uncertainties that could affect the ability to adequately service debt obligations. Issues rated B show a higher degree of uncertainty and therefore greater likelihood of default than higher-rated issues. Adverse developments could negatively affect the payment of interest and principal on a timely basis.